As filed with the Securities and Exchange Commission on January 6, 1999
                                                      Registration No. 333-28237
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------


                         Post-Effective Amendment No. 1
                                       to
                                    Form SB-2
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                                 --------------

                            800 TRAVEL SYSTEMS, INC.
                 (Name of small business issuer in its charter)

                                 --------------

           Delaware                      4724                 59-3343338
(State or Other Jurisdiction  (Primary Standard Industrial   (I.R.S. Employer
     of Incorporation or       Classification Code Number)   Identification No.)
       Organization)

                                 --------------

                                                 Mark D. Mastrini, President
                                                   800 Travel Systems, Inc.
           4802 Gunn Highway                          4802 Gunn Highway
          Tampa, Florida 33624                      Tampa, Florida  33624
            (813) 908-0404                              (813) 908-0404
   (Address, including zip code, and         (Name, address, including zip code,
   telephone number, including area code,       and telephone number including
of registrant's principal executive offices)    area code of agent for service)


                        ---------------------------------

                          Copies of communications to:

           Vincent J. McGill                           Richard F. Dahlson
 Phillips Nizer Benjamin Krim & Ballon LLP           Jackson Walker, L.L.P.
            666 Fifth Avenue                       901 Main Street, Suite 6000
     New York, New York 10103-0084                  Dallas, Texas 75202-3797
       Telephone: (212) 977-9700                   Telephone:  (214) 953-6000
      Telecopier:  (212) 262-5152                  Telecopier: (214) 953-5822

                            800 TRAVEL SYSTEMS, INC.


               3,321,800 REDEEMABLE COMMON STOCK PURCHASE WARRANTS
       (and 3,321,800 shares of Common Stock Issuable under the Warrants)

      Of the securities offered hereby 3,105,000 Redeemable Common Stock Purchase Warrants (the "Warrants") were sold (along with 1,350,000 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock")), by 800 Travel Systems, Inc., a Delaware corporation (the "Company") in its initial public offering which closed on January 21, 1998 and January 23, 1998 (the "IPO"). The Common Stock and the Warrants (collectively, the "Securities") were offered and sold separately and not as units, and each is separately transferable. Prior to the IPO, there was no public market for the Common Stock and the Warrants. The initial public offering price was $5.00 per share of Common Stock and $.125 per Warrant.

      The Company hereby offers 3,321,800 shares of Common Stock issuable upon exercise of the Warrants, including the 3,105,000 Warrants sold in the IPO. Each Warrant entitles the holder to purchase one share of Common Stock at a price of $6.25 per share during the five-year period commencing January 21, 1998. The Warrants are redeemable by the Company for $.05 per Warrant on not less than 30 nor more than 60 days written notice if the closing price for the Common Stock for seven trading days during a 10 consecutive trading day period ending not more than 15 days prior to the date that the notice of redemption is mailed equals or exceeds $10.00 per share, subject to adjustment under certain circumstances and provided there is then a current effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the issuance and sale of Common Stock upon the exercise of the Warrants. Any redemption of the Warrants until January 13, 1999 will require the written consent of First London Securities Corporation, one of the representatives of the underwriters of the IPO (collectively, along with First Liberty Investment Group, Inc., the "Representatives"). The Company has agreed to pay a solicitation fee (the "Solicitation Fee") in connection with the exercise of the Warrants equal to 5% of the exercise price. See "Description of Securities."

      The initial public offering prices of the Common Stock and Warrants and the exercise price and other terms of the Warrants were determined through negotiations between the Company and the Representatives and are not related to the Company's assets, book value, financial condition or other recognized criteria of value. Although the Common Stock and Warrants are listed on the Boston Stock Exchange under the symbols "IFL" and "IFLW", respectively, and on the Nasdaq SmallCap Market under the symbols "IFLY" and "IFLYW," respectively, there can be no assurance that an active trading market in the Company's securities will be sustained. On December 31, 1998, the closing bid prices of the Common Stock and Warrants were $12 1/4 and $6 1/8, respectively.

      The Registration Statement relating to this Prospectus also covers the offering by selling securityholders (the "Selling Securityholders") of 478,284 shares of Common Stock (the "Registered Shares") and 250,000 warrants (the "Registered Warrants") identical to the Warrants (and 250,000 shares of Common Stock issuable thereunder) (collectively, the "Registered Securities"), which were not underwritten but which may be sold from time to time pursuant to arrangements made by the Selling Securityholders. Sales of the Registered Securities and other shares previsously subject to lock-up agreements or the potential of such sales at any time, may have an adverse effect on the market prices of the securities offered under this Prospectus. See "Shares Eligible for Future Sale." The Company will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. The Company will bear all expenses incurred by the Selling Securityholders, other than brokerage fees and commissions and fees of independent counsel, if any.

                                 ---------------

THESE ARE SPECULATIVE SECURITIES, AND AN INVESTMENT IN THE SECURITIES OFFERED UNDER THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION FROM THE PUBLIC OFFERING PRICE OF THE COMMON STOCK AND SHOULD BE CONSIDERED ONLY BY INVESTORS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 5 AND "DILUTION."


                                 ---------------

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 ---------------




                The date of this Prospectus is January ___, 1999

                              AVAILABLE INFORMATION

      The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form SB-2 (the "Registration Statement"), pursuant to the Securities Act with respect to the securities offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. THE STATEMENTS CONTAINED IN THIS PROSPECTUS AS TO THE CONTENTS OF ANY CONTRACT OR OTHER DOCUMENT IDENTIFIED AS EXHIBITS IN THIS PROSPECTUS ARE NOT NECESSARILY COMPLETE, AND IN EACH INSTANCE, REFERENCE IS MADE TO A COPY OF SUCH CONTRACT OR DOCUMENT FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT, EACH STATEMENT BEING QUALIFIED IN ANY AND ALL RESPECTS BY SUCH REFERENCE. For further information with respect to the Company and the securities offered under this Prospectus, reference is made to the Registration Statement and exhibits which may be inspected without charge at the Commission's principal office at Judiciary Plaza, 450 Fifth Street, NW, Washington, DC 20549.


      The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith will file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at its New York Regional Office, Room 1300, 7 World Trade Center, New York, New York 10048; and at its Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may also be obtained from the Public Reference Section of the Commission at prescribed rates. The Company's Registration Statement on Form SB-2 as well as any reports to be filed under the Exchange Act can also be obtained electronically after the Company has filed such documents with the Commission through a variety of databases, including among others, the Commission's Electronic Data Gathering, Analysis And Retrieval ("EDGAR") program, Knight-Ridder Information, Inc., Federal Filings/Dow Jones and Lexis/Nexis. Additionally, the Commission maintains a Website (at http:\\www.sec.gov) that contains such information regarding the Company.


      The Company intends to furnish its shareholders with annual reports containing audited financial statements, quarterly reports containing unaudited financial statements and such other reports as the Company deems appropriate or as may be required by law.

                               PROSPECTUS SUMMARY


      The following summary is qualified in its entirety by the more detailed information and financial statements (including the notes thereto) appearing elsewhere in this Prospectus. Unless the context otherwise requires, references in this Prospectus to the Company are to 800 Travel Systems, Inc. and to the businesses previously conducted by its predecessor, 1-800 Low-Air Fare, Inc., and by The Joseph Stevens Group, Inc. ("Stevens").


The Company


      800 Travel is among the 100 largest independent travel agencies in the United States. The Company provides low-priced airline tickets for domestic and international travel to its customers through its easy-to-remember, toll-free numbers "1-800-LOW-AIR-FARE" (1-800-569-2473), "1-800-FLY-4-LESS"
(1-800-359-4537) and "1-888-999-VUELA" (1-888-999-8835), and through its website on the World Wide Web (at www.lowairfare.com). The Company operates 365 days a year out of the Company's reservation centers in Tampa, Florida and San Diego, California. The Company strives to provide its customers with the lowest-priced airfare available for a particular travel route at the time of reservation by utilizing the SABRE travel reservation system.

      The Company generates revenues principally from (i) the commissions on air travel tickets, (ii) override commissions on air travel tickets the Company books on certain airlines, currently including Continental, United, Northwest, TWA, America Trans Air, Trans Brazil, Mexicana and Korean airlines, (iii) segment incentives under its contract with SABRE, (iv) co-op promotions with other suppliers of travel-related products and services, such as long-distance telephone companies, car rental companies and hotels, and (v) service fees that it charges its customers. The Company markets its services primarily by advertising in Yellow Pages covering those standard metropolitan areas in the continental United States with populations whose general travel profiles are attractive to the Company.

      The Company's website utilizes the Interactive Reservation Internet System ("IRIS(TM)"). IRIS enables the Company's customers to reserve airline tickets on line with the real-time assistance of the Company's trained travel agents. IRIS capitalizes on various interactive technologies to provide a unique and easy means for the customers to find low airfares on the Internet.

      In January 1998, the Company completed its IPO in which it sold 1,350,000 shares of Common Stock and 3,105,000 Warrants (including 405,000 Warrants under the underwriters over-allotment option). The gross proceeds of the IPO were approximately $7,138,000. The Company used part of the proceeds of the IPO to expedite the training of reservation agents and to further the development of its website. Simultaneously with the IPO, the Company completed the acquisition of Stevens. Stevens' 50 reservation agents provided airline tickets for domestic and international travel to consumers through its "1-800-FLY-4-LESS" (1-800-359-4537) toll-free number.

      Our principal executive offices are located at 4802 Gunn Highway, Tampa, Florida 33624. Our telephone number is (813) 908-0404.

                                  The Offering


Securities Offered...................... 3,321,800 shares of Common Stock issuable upon exercise of the Warrants
Securities Outstanding
Before Offering:                         7,497,096 shares (1)
                                         3,321,800 Warrants (2)

After Offering:                          10,818,896 shares (2)
                                         0 Warrants (2)
Estimated Net Proceeds                   $19,600,000 (3)
Use of Proceeds                          Working Capital. See "Use of Proceeds."
Trading Symbols(4):
Boston Stock Exchange:
        Common Stock.................... IFL
        Warrants........................ IFLW
Nasdaq SmallCap Market:
        Common Stock.................... IFLY

        Warrants........................ IFLYW

Risk Factors............................ The Common Stock offered under this
                                         Prospectus is speculative and involves
                                         a high degree of risk. Investors should
                                         carefully consider the risk factors
                                         enumerated herein before investing in
                                         the Common Stock and the Warrants. See
                                         "Risk Factors" and "Dilution."

----------

(1) Excludes (i) 100,000 shares issuable upon exercise of a warrant granted to Perry Trebatch, (ii) 250,000 shares of Common Stock issuable upon exercise of stock options granted pursuant to the Company's 1997 Stock Option Plan,
      (iii) 100,000 shares of Common Stock issuable upon exercise of stock options granted pursuant to the Company's 1998 Stock Option Plan, (iv) 475,000 shares of Common Stock issuable upon exercise of additional options granted by the Company, (v) 600,000 shares of Common Stock issuable upon exercise of options originally issued to directors and a former director of the Company, (vi) 50,000 shares to be issued to the Company's President on September 1, 1999 (assuming he is then employed by the Company), (vii) 405,000 shares of Common Stock issuable upon exercise of the warrants issued to the Representatives (the "Representatives' Warrants") to purchase Common Stock (the "Representatives' Stock Warrants") and warrants to purchase Common Stock (the "Representatives' Warrant Warrants"), and the shares of Common Stock underlying the Representatives' Warrant Warrants and (viii) 3,321,800 shares of Common Stock issuable upon exercise of the Warrants.

(2)   Excludes items (i) through (vii) referred to in footnote 1.

(3) After subtracting the Solicitation Fee and estimated offering expenses payable by the Company.

(4) Boston Stock Exchange and Nasdaq SmallCap Market symbols do not imply that an established public trading market for these securities will be sustained. See "Risk Factors -- Possible Applicability of Rules Relating to Low-Priced Stock; Possible Failure to Continue to Qualify for Boston Stock Exchange or Nasdaq SmallCap Market Listing."

                        Summary Historical Financial Data

                                                                          The Company
                                               ---------------------------------------------------------------------
                                                                                          Nine Months    Nine Months
                                               Year Ended    Year Ended    Year Ended        Ended          Ended
                                               December 31,  December 31,  December 31,  September 30,  September 30,
                                                1995(1)         1996         1997(2)        1997(2)          1998
                                               ------------  ------------  ------------  -------------  -------------
Consolidated Income
  Statement Data:
  Revenues...................................    $1,224,908   $3,235,777    $8,321,916    $6,016,416     8,579,411
  Operating Expenses:
    Payroll, commissions and
      employee benefits......................     1,291,007    2,490,770     4,307,529     2,905,981     4,012,845
    Telephone................................       407,396      702,870     1,250,888       787,488     1,442,029
    Ticket Delivery Expense..................       156,694      407,579       771,249       523,789       808,808
    Advertising..............................       333,957      137,223       293,036       178,180       236,852
    General and
      Administrative.........................     1,210,646    1,768,058     1,913,654     1,605,833     2,006,041
    Interest Income (Expense)................      (172,874)  (1,114,298)      (54,526)      (83,994)       58,073
  Other Income...............................        43,741       12,610         6,461         4,726            --
  Net Earnings (Loss)........................    (2,303,925)  (3,372,411)     (262,505)      (64,123)      130,909
  Net Earnings (Loss) per Share..............          (.60)        (.68)         (.04)         (.01)          .02
  Weighted Average
    Number of Common
    Shares Outstanding.......................     3,840,000    5,951,209     5,957,584     5,956,859     7,451,035

                                          December 31,
                             ------------------------------------  September 30,
                               1995          1996        1997(3)       1998
                             ---------    ---------     ---------    ---------
Balance Sheet Data:
Working Capital (Deficit)..  $(731,210)   $(363,201)  $(2,031,637)  $2,176,847
Total Assets...............  1,444,298    2,788,770     4,378,510    9,633,945
Long-Term Debt.............     60,000       30,000        50,000       29,174
Total Stockholders' Equity.    613,882    1,500,466     1,569,960    8,242,411

Notes to Summary Historical and Pro Forma Financial Data

(1) On December 1, 1995, the Company acquired certain of the assets and assumed certain liabilities of 1-800-Low Airfare, Inc. (the "Predecessor Business"). The results of operations of the Company for the year ended December 31, 1995, include the results of operations of the Predecessor Business for the eleven months ended November 30, 1995.

(2) Pursuant to the Interim Operating Agreement the Company assumed the operations of Stevens as of January 1, 1997 and, therefore, the Statement of Income Data of the Company reflects the combined operations of the Company and Stevens for 1997.

(3) Balance sheet data for the year ended December 31, 1997, gives pro forma effect to the Stevens Merger as if it occurred on December 31, 1997.

                                  RISK FACTORS

      The securities offered under this Prospectus are highly speculative and should be purchased only by persons who can afford to lose their entire investment in the Company. In addition to the other information contained in this Prospectus, prospective investors should consider carefully the following factors in evaluating an investment in the securities offered under this Prospectus.

History of Operating Losses; Future Operating Results


      Although the Company had net income before taxes of $130,909 for the nine months ended September 30, 1998, the Company had losses and generated negative cash flows from continuing operations in each of the Company's fiscal years since inception. For the years ended December 31, 1995, 1996 and 1997, the Company's predecessor and the Company incurred losses of $2,303,925, $3,372,411, and $262,505 respectively. The Company might not operate profitably in the future, and the Company may not be successful in implementing and executing its operating and growth strategies.





Shares Eligible for Future Sale

      The Company has 7,497,096 shares of Common Stock outstanding. Nevertheless, as a result of various lock-up agreements entered into with the holders of the shares outstanding prior to the IPO, only approximately 2,000,000 shares were eligible for trading in the Nasdaq SmallCap Market and on the Boston Stock Exchange prior to December 31, 1998. Of the 5,959,709 shares of Common Stock issued and outstanding prior to the IPO, the holders of approximately 3,000,000 shares agreed not to offer, sell or otherwise dispose of ("Sell") such shares until approximately one year from the IPO; the holders of 350,000 shares agreed not to Sell such shares until July 21, 1999; and the holders of approximately 2,400,000 shares (including the officers and directors of the Company and Vito Balsamo, a former director of the Company) have agreed not to Sell such shares until January 21, 2000.

      The Company is unable to predict the effect, if any, that sales (or the potential for such sales) under Rule 144 or otherwise of shares previously subject to lock-up agreements may have on the market price of the Common Stock prevailing from time to time. Future sales of substantial amounts of Common Stock in the public market could impair the Company's ability to raise capital through an offering of securities and may adversely affect the market price of the Common Stock.


Competition


      The travel agency business is intensely competitive. Many of the Company's competitors, which include local, regional and national travel agencies, have greater financial, personnel and other resources than the Company. Some of the Company's competitors use a low-price discount strategy to expand their market share and a number of travel agencies use toll-free phone lines that compete with the Company's services. If any of the companies using a discount strategy were to focus their marketing efforts on the Company's telemarketing niche, the Company's results of operations could suffer.

      In addition, the Internet permits consumers to have direct access to airlines and distribution systems like the SABRE system, by-passing travel agents. In recent years, airline ticket prices have dropped mainly as a result of lower costs and greater competition in the airline industry. Since the Company's revenues are based on the number of tickets it sells and the percentage of the price of such tickets it receives, decreases in the price of airline tickets will decrease the Company's revenues. The Company believes that price-based competition will continue to exist in the airline industry and the Company's markets for the near future. Any major decrease in airline ticket prices could negatively affect the Company's results of operations.

      The travel agency industry has been experiencing consolidation. The Company may experience increased competition in the future if this trend continues and its competitors combine to form larger companies. The

Company may not be able to remain competitive with larger travel agencies in the future or maintain its size and industry position relative to its competitors.

Year 2000 Non-Compliance

      The economy in general, and the travel and transportation industry in particular, may be adversely affected by risks associated with the onset of the Year 2000. The Company's business, financial condition, and results of operations could be materially adversely affected if systems that it operates or systems that are operated by other parties (e.g., SABRE, members of the airline industry, utilities, telecommunications service providers, data providers, associates, credit card transaction processors) with which the Company's systems interface, are not Year 2000 compliant in time. There can be no assurance that the systems of the Company or the systems of these other parties, in particular the SABRE system, will continue to properly function and will otherwise be Year 2000 compliant. Although the Company is not aware of any threatened claims related to the Year 2000, the Company may be subject to litigation arising from such claims and, depending on the outcome, such litigation could have a material adverse affect on the Company. It is not clear whether the Company's insurance coverage would be adequate to offset these and other business risks related to the Year 2000.

Risks Relating to the Airline Industry

      Developments in the vacation and airline industries may cause a decrease in the price or number of tickets the Company sells. Concerns about passenger safety may result in a decrease in passenger air travel and a decrease in the number of tickets the Company sells. Such developments could negatively impact the Company's revenues.

Risks Relating to Airline Commissions

      In recent years, the major airlines have announced reductions in the commissions that they pay travel agents. Those commissions now range from approximately 10% to 8%. The Company does the majority of its business through airlines and consolidators (Continental, Northwest and the "TWA Discounter" (see below)) which pay commissions in excess of the industry standard, but those other airlines and consolidators may in the future institute similar reductions which could reduce the Company's revenues. If instituted, those reductions in commissions could have a negative effect on the Company. See "-- Risks Relating to Override Commissions."


Risks Relating to Override Commissions


      The Company is able to offer its customers attractive airfares in large part due to the favorable override commission arrangements it has for selling tickets on Continental, United, Northwest, the TWA Discounter, America Trans Air, Trans Brazil, Mexicana and Korean airlines. For example, the Company is able to offer attractive fares on TWA because of its override commission arrangement with a consolidator which sells tickets on TWA at a discount (the "TWA Discounter"). In 1997 and 1998, approximately 26% and 21%, respectively, of the Company's tickets were sold on TWA through the TWA Discounter, which accounted for approximately 28% and 29% of the Company's revenues for such periods, respectively. Although the TWA Discounter estimates that it will be able to continue selling tickets on TWA through 2003, the expiration date of the Company's current agreement, there can be no assurance that the TWA Discounter will be able to do so. Also, there is no guaranty that the Company's agreement with the TWA Discounter will be extended beyond its current term.

      In addition, the override commission agreements with the other airlines are on a year-to-year basis. If and when the TWA Discounter is no longer able to sell TWA tickets, or if the Company is unable to extend its current override commission arrangements with other carriers or enter into similar arrangements with similar carriers, the Company could lose its competitive advantages and its business could be negatively affected.

Dependence on Certain Carriers for Substantial Portions of Revenues

      During 1997, the Company generated approximately 51% of its revenues from sales of tickets on Continental Airlines (17%) and TWA (34%). During the first nine months of 1998, the Company generated approximately 71% of its revenues from sales of tickets on Continental Airlines (26%), TWA (23%), and Northwest Airlines (22%). Because of a combination of their low fares, the Company's favorable override commissions with respect to tickets sold on them and the agreement with the TWA Discounter, the Company is often able to offer the best fares to its customers on these particular carriers and, consequently, sells a large number of tickets on these particular airlines. If Continental, TWA, the TWA Discounter or Northwest were to discontinue service, refuse to sell tickets to the Company, impose higher fares relative to other airlines or terminate the Company's favorable override commission structures, the Company may not be able to sell as many tickets as it currently does, or maintain the level of profitability on each sale that it currently has, and the Company's business and results of operation could be negatively affected.





Dependence on SABRE System

      The Company depends on its contractual right to use the SABRE electronic travel reservation system for its ability to quote air travel ticket prices, make reservations and sell tickets. In April 1996, the Company entered into a five-year agreement with The SABRE Group, Inc. to lease the SABRE system in its Tampa headquarters, and in November 1996, entered into a five-year agreement to lease the SABRE system in its San Diego reservation center. If the Company loses the right to use the SABRE system through its inability to renew the agreements upon expiration or through default under the agreements, or if the SABRE system were to cease functioning, the Company would not be able to conduct operations until a replacement system was installed and became operational. Only a very limited number of companies provide reservation systems to the travel agency industry. The Company may not be able to obtain a replacement system or to obtain one on favorable terms or in time to successfully continue operations.

      During any interruption in the operation of SABRE, the Company would lose revenues. Other travel agencies using other travel reservation systems would not be subject to such interruption of their operations, and the Company might lose market share to such competitors. If the operation of the SABRE system is interrupted, the Company could decide to commence operations with another travel reservation system. Such a change in reservation systems could require the Company to incur substantial expenses for acquiring the right to use such system and retraining its reservation agents. In addition, any impairment of the SABRE system which does not cause it to cease operations could still negatively affect the quality of the Company's services, resulting in lost revenues or market share and could require the Company to subscribe to a different travel reservation system.




Risks Relating to IRIS


      The Company utilized the services of an independent contractor to develop the IRIS software incorporated into its website, and is currently negotiating with such party, the owner of the rights to the IRIS software, with respect to the terms and conditions upon which the Company will be entitled to continue to utilize IRIS. Although the Company expects that it will be able to reach an amicable agreement with its developer, there can be no assurance that it will do so on terms favorable to the Company. If the Company were to lose the right to use IRIS through its inability to reach an agreement with its developer, upon expiration of such agreement or through default under the agreement, or if IRIS were to cease functioning or malfunctioned at any time, the Company would not be able to conduct its website sales and operations until a replacement system was installed and became operational. The Company may not be able to obtain a replacement system or to obtain one on favorable terms or in time to successfully continue its website sales and operations.


Dependence Upon Key Personnel


      The success of the Company is substantially dependent upon the continuing services of Mark D. Mastrini as well as other key personnel. While the Company has employed a number of executives with industry experience, the loss of Mr. Mastrini could have a negative effect on the Company's business, financial condition and results of operations. The Company does not maintain a life insurance policy on the life of Mr. Mastrini.


Risks Relating to Intellectual Property

      The Company markets its services in the United States under the names, "1-800-LOW-AIR-FARE," "1-800-FLY-4-LESS" and "1-888-999-VUELA."
"1-800-FLY-4-LESS," together with its logo, is a federally registered service mark in the name of the Company. The Company has filed an application to register the "1-800-LOW-AIR-FARE" name and logo and the Spanish language name, "1-888-999-VUELA," as federal service marks with the U.S. Patent and Trademark Office. There can be no assurance that such service marks will issue or of the effect such failure might have on the Company.


      On January 12, 1998, the Company received a letter from counsel for Travel 800, LLC, a wholly-owned subsidiary of Travel Services International, Inc. ("Travel"), (i) stating that the Company's use and advertisement of its "1-800 LOW-AIRFARE" mark and corresponding number is causing confusion among consumers and regulatory problems for Travel, (ii) claiming that Travel commenced use and promotion of its "1-800 LOW-FARE" mark and number prior to the Company's use and advertisement of its "1-800 LOW-AIRFARE" mark and number, and (iii) requesting that the Company cease and desist from continued use and advertisement of its "1-800 LOW-AIRFARE" mark and number. On or about April 27, 1998, Travel filed with the Trademark Trial and Appeal Board of the United States Patent and Trademark Office (the "Board") a Notice of Opposition (the "Opposition") opposing the Company's application for registration of the "1-800 LOW-AIRFARE" mark.

      The Company has investigated the facts underlying Travel's letter and Opposition and, through its counsel, is mounting a vigorous defense of its rights to use and market the "1-800 LOW-AIRFARE" name and number. In response to Travel's letter and Opposition, the Company filed an answer in which it has sought to have the Board overrule the Opposition and permit the Company to register the "1-800 LOW-AIRFARE" mark. The parties are currently pursuing discovery concerning the contentions advanced in this proceeding. If the Company decides to abandon its "1-800 LOW-AIRFARE" mark and number, it will instead promote its "1-800 FLY-4-LESS" mark and number.




Anti-takeover Effect of Certain Charter, Bylaw and Other Provisions


      Certain provisions of the Company's Amended and Restated Certificate of Incorporation (the "Certificate") and Amended and Restated Bylaws ("Bylaws") have anti-takeover effects and may discourage, delay, defer or prevent a change in control of the Company. These provisions (i) divide the Company's Board of Directors into three classes, each of which serves for a different three year period and (ii) establish certain advance notice procedures for nomination of candidates for election as directors and for stockholder proposals to be considered at annual stockholders' meetings. Also, some provisions of the Delaware General Corporation Law also have certain anti-takeover effects.


Preferred Stock


      The Certificate authorizes the issuance of 1,000,000 shares of "blank check" preferred stock with such designations, rights and preferences as the Board of Directors may determine. Therefore, the Board of Directors can, without shareholder approval, issue preferred stock with dividend, liquidation, conversion, voting or other rights that could negatively affect the voting power or other rights of the holders of the Common Stock. If issued, the preferred stock could be used to discourage, delay or prevent a change in control of the Company. Although the Company currently has no intent to issue any preferred stock, the Company might do so in the future.




Necessity to Maintain Current Prospectus and Registration Statement

      The Company must maintain an effective registration statement on file with the Commission before any Warrant may be redeemed or exercised. It is possible that the Company may be unable to cause a registration statement covering the Common Stock underlying the Warrants to be effective. It is also possible that the Warrants could be acquired by persons residing in states where the Company is unable to qualify the Common Stock underlying the Warrants for sale. In either event, the Warrants may expire, unexercised, which would result in the holders losing all the value of the Warrants.

State Blue Sky Registration Required to Exercise Warrants


      Holders of the Warrants have the right to exercise the Warrants only if the underlying Common Stock is qualified, registered or exempt from registration under applicable securities laws of the states in which the various holders of the Warrants reside. The Company cannot issue shares of Common Stock to holders of the Warrants in states where such shares are not qualified, registered or exempt.


Limited Market for the Common Stock and Warrants


      The Company has registered the Common Stock and Warrants for sale under the securities laws of only a limited number of states. Consequently, there will be only a limited market in which investors will be able to resell Common Stock purchased hereunder.


Redeemable Warrants and Impact on Investors


      The Warrants are subject to redemption by the Company in certain circumstances. The Company's exercise of this right would force a holder of a Warrant to exercise the Warrant and pay the exercise price at a time when it may be disadvantageous for the holder to do so, to sell the Warrant at the then current market price when the holder might otherwise wish to hold the warrant for possible additional appreciation, or to accept the redemption price, which is likely to be substantially less than the market value of the Warrant in the event of a call for redemption. Holders who do not exercise their Warrants prior to redemption by the Company will forfeit their right to purchase the shares of Common Stock underlying the Warrants. However, the Company may not redeem the Warrants at any time that a current registration statement under the Securities Act covering the sale of the Common Stock issuable upon exercise of the Warrants is not then effective.




Possible Applicability of Rules Relating to Low-priced Stocks or "Penny Stocks"; Possible Failure to Qualify for Nasdaq SmallCap Market Listing


      The Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share, subject to certain exceptions. Whether the Common Stock or Warrants are "penny stocks" at any time is a function of their trading price. At such times as the Common Stocks or Warrants are "penny stocks," they become subject to rules that impose additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors. There can be no assurance that the Common Stock or the Warrants will trade for $5.00 or more per security. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell the Company's securities and may affect the ability of purchasers in this offering to sell the Company's securities in a secondary market.

      Although the Common Stock and Warrants are listed on the Nasdaq SmallCap Market, there can be no assurance that a trading market for the Common Stock and the Warrants will be sustained. Furthermore, there can be no assurance that the securities offered under this Prospectus may be resold at their original offering price or at any other price.

      In order to maintain its listing on the Nasdaq SmallCap Market, a company must maintain $2,000,000 in net tangible assets, and a $1,000,000 market value of the public float. In addition, continued inclusion requires two market makers and a minimum bid of $1.00 per share. The failure to meet these maintenance criteria in the future may result in the discontinuance of the listing of the Common Stock and Warrants on the Nasdaq SmallCap Market.

      If the Company becomes unable to meet the criteria for continued listing on the Nasdaq SmallCap Market and or becomes delisted therefrom, trading, if any, in the Common Stock and the Warrants would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or, if then available, the "Electronic Bulletin Board" administered by the National Association of Securities Dealers, Inc. (the "NASD"). In such event, the market price of the Common Stock and the Warrants may be adversely impacted. As a result, an investor may find it difficult to dispose of or to obtain accurate quotations as to the market value of the Common Stock and the Warrants.


Exercise of Representatives' Purchase Warrants


      In connection with the IPO, the Company sold to the Representatives, for nominal consideration, the Representatives' Warrant to purchase 135,000 shares of Common Stock (the Representatives' Stock Warrants) and 310,500 Warrants (the Representatives' Warrant Warrants) from the Company. The Representatives' Warrant is exercisable for a four-year period commencing December 31, 1998, at an exercise price of $8.25 for the Representatives' Stock Warrants and $.15625 for the Representatives' Warrant Warrants , respectively, subject to adjustment. The terms of the Representatives' Warrant Warrants are substantially the same as the Warrants sold to the public in the IPO, except that they have an exercise price of $7.8125 per share. The Representatives' Warrant may have certain dilutive effects because the holders will be given the opportunity to profit from a rise in the market price of the underlying shares with a resulting dilution in the interest of the Company's other shareholders. The terms on which the Company could obtain additional capital during the life of the Representatives' Warrant may be negatively affected because the holders of the Representatives' Warrant might be expected to exercise them at a time when the Company would otherwise be able to obtain comparable additional capital in a new offering of securities at a price per share greater than the exercise price of the Representatives' Warrant.

Dilution

      Investors who exercise their Warrants to purchase Common Stock will experience immediate dilution of $4.15 per share (66% of the Warrant Exercise Price). See "Dilution."


No Prior Public Market; Possible Volatility of Securities Prices


      Prior to the IPO, there was no public market for the Common Stock or the Warrants. Although the Common Stock and the Warrants are listed on the Boston Stock Exchange and on the Nasdaq SmallCap Market, there can be no assurance that a regular trading market will be sustained, or that purchasers will be able to resell their Common Stock or Warrants or otherwise liquidate their investment without considerable delay, if at all. Recent history relating to the market prices of newly public companies indicates that, from time to time, there may be significant volatility in their market price. There can be no assurance that the market price of the Common Stock or the Warrants will not be volatile as a result of a number of factors, including the Company's financial results or various matters affecting the stock market generally.


No Dividends


      The Company has not declared or paid any cash dividends on the Common Stock since its inception. The Company currently intends to retain all earnings for the operation and expansion of its business and does not anticipate paying any dividends in the foreseeable future.


                           FORWARD-LOOKING STATEMENTS


      This Prospectus and the documents incorporated by reference include "forward-looking statements" within the meaning of the securities laws. All statements regarding our expected financial position, business and financing plans are forward-looking statements. Forward-looking statements also include representations of our expectations or beliefs concerning future events that involve risks and uncertainties, including those associated with the effect of national and regional economic conditions, the overall level of consumer spending, the performance of the Company within the prevailing economic environment, customer acceptance of new services and the integration of Stevens' business with our existing operations. Although we believe that the expectations reflected in such forward-looking statements are reasonable, such expectations may prove to be incorrect. Important factors that could cause actual results to differ materially from such expectations ("cautionary statements") are disclosed in this Prospectus and the documents incorporated by reference. Please consider all forward-looking statements in conjunction with the cautionary statements. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements.

                               THE STEVENS MERGER


      Simultaneously with the closing of the IPO, the Company completed the acquisition by merger of Stevens with and into the Company. Stevens' 50 reservation agents provided airline tickets for domestic and international travel to consumers through its "1-800-FLY-4-LESS" (1-800-359-4537) toll-free number.

      In consideration for all of the outstanding capital stock of Stevens, pursuant to the Merger Agreement among the Company, Stevens and the Joseph Stevens Group, LLC ("JSG"), the sole shareholder of Stevens, the Company issued to JSG (i) 383,333 shares of Common Stock, (ii) 250,000 Warrants identical to those sold in the IPO and (iii) a promissory note in the amount of approximately $1.6 million, which was subsequently repaid. In addition the Company agreed that if on the second anniversary of the closing of the IPO the value of the portion of the 383,333 shares issued to JSG then held by JSG, together with the value of any consideration received for shares no longer held by JSG, was less then $2,571,429, the Company would issue to JSG such number of shares of the Company's Common Stock, based upon its then bid price, to make up the deficiency (the "Make-Whole Rights").

      Subsequent to completion of the Stevens Merger, the Company entered into an agreement with JSG whereby JSG forfeited its Make-Whole Rights and returned 184,615 shares of Common Stock to the Company for $558,000. In addition, the Company concurrently agreed to close on the purchase of certain equipment located in Stevens' office and assume certain equipment leases for an additional $240,000. As part of this agreement, the Company obtained JSG's agreement not to sell on the open market any of its shares of the Company's Common Stock prior to January 1, 1999.

      The equity members of JSG are Joseph Elizondo, Steve Rohrlick and Western Horizons, Ltd., who are owners, respectively, of 44.3%, 44.3% and 11.4%, respectively, of the equity interest in JSG. Joseph Stevens & Company, Inc., the investment banking firm at which the Company's former Chairman of the Board of Directors, Michael Gaggi, was a senior vice president, is not affiliated with or related to Stevens, JSG or any of the equity members of Stevens or JSG.


                                 USE OF PROCEEDS


      To date, few Warrantholders have exercised their Warrants, and the Company has not received any indications that the remaining Warrantholders wish to exercise their Warrants and there can be no assurance that Warrantholders will choose to exercise all or any of the Warrants in the future. However, in the event that all of the Warrants were to be exercised, the net proceeds to the Company upon such exercise, estimated at approximately $19,600,000, after deducting the Solicitation Fee and other expenses of the offering, would be used for working capital to finance the Company's growth, salaries and general corporate purposes. The Company will not receive any proceeds from the sale of shares by the Selling Stockholders.

      The Company intends, when and if the opportunity arises, to acquire other businesses or products in the travel or telemarketing industries which are compatible with the Company's business or expertise, for the purpose of expanding its business and product base. If such a business opportunity arises, the Company may use a portion of its working capital for that purpose. The Company has no specific arrangement with respect to any such acquisition at the present time, and it is uncertain as to when or if any acquisition will be made.

      Prior to expenditure, the net proceeds from the exercise of the Warrants initially will be invested in short-term interest bearing securities or money market funds.

                                 DIVIDEND POLICY

      To date, the Company has neither declared nor paid any dividends on its Common Stock nor does the Company anticipate that such dividends will be paid in the foreseeable future. Rather, the Company intends to retain any earnings to finance the growth and development of its business. Any payment of cash dividends on its Common Stock in the future will be dependent, among other things, upon the Company's earnings, financial condition, capital requirements and other factors which the Board of Directors deems relevant.




                                   PRICE RANGE OF SECURITIES

      The Company's Common Stock and Warrants are traded in the NASDAQ SmallCap Market under the symbols IFLY and IFLYW, respectively and on the Boston Stock Exchange under the symbols IFL and IFLW, respectively. The following sets forth the high and low closing bid prices for the Common Stock and Warrants on the NASDAQ SmallCap Market for the periods indicated from January 21, 1998 to December 31, 1998 as reported by the National Association of Securities Dealers Automated Quotation System. Such prices represent prices between dealers without adjustment for retail mark-ups, mark-downs, or commissions and may not necessarily represent actual transactions.

                                                  High                     Low
COMMON STOCK:                                     ----                     ---
  1998:
    First quarter (from January 21, 1998)         5 3/4                  1 3/32
    Second quarter                                9 1/4                  2 11/32
    Third quarter                                 7 1/8                   3 1/4
    Fourth quarter                               16 1/16                  3 1/2
WARRANTS:
  1998:
    First quarter (from January 21, 1998)         23/32                   3/16
    Second quarter                               2 13/16                  9/32
    Third quarter                                2 1/16                   15/16
    Fourth quarter                                 10                      7/8

      On December 31, 1998, the closing bid prices of the Common Stock and the Warrants, as reported by NASDAQ, were $12.25 and $6.125 respectively. As of December 31, 1998, there were approximately 100 beneficial owners of the Common Stock. The number of record holders does not reflect the number of beneficial owners of the Common Stock for whom shares are held by banks, brokerage firms and others. Based on information requests received from representatives of such beneficial owners, management believes that as of September 14, 1998, there were approximately 4,000 beneficial holders of the Common Stock.

                                 CAPITALIZATION


      The following table sets forth the capitalization of the Company at September 30, 1998. This table should be read in conjunction with Financial Statements of the Company, including notes thereto, included elsewhere herein.

                                                       September 30, 1998
                                                       ------------------

Current Maturities of long term debt...........              118,687
Long-term debt.................................               29,174

Preferred stock -- $100.00 par value; 400
shares authorized, none issued or outstanding
Common stock -- $.01 par value; 10,000,000
shares authorized, 7,497,096(1) shares issued
and outstanding................................               74,971
Additional Paid-In Capital.....................           11,823,592
Stock Subscriptions Receivable.................              (21,547)
Retained Deficit...............................           (3,634,605)
          Total Stockholders' Equity...........            8,242,411
          Total Capitalization.................            8,390,272

----------

(1) Excludes (i) 100,000 shares issuable upon exercise of a warrant granted to Perry Trebatch, (ii) 250,000 shares of Common Stock issuable upon exercise of stock options granted pursuant to the Company's 1997 Stock Option Plan,
      (iii) 100,000 shares of Common Stock issuable upon exercise of stock options granted pursuant to the Company's 1998 Stock Option Plan, (iv) 475,000 shares of Common Stock issuable upon exercise of additional options granted by the Company, (v) 600,000 shares of Common Stock issuable upon exercise of options originally issued to directors and a former director of the Company, (vi) 50,000 shares to be issued to the Company's President on September 1, 2000 (assuming he is then employed by the Company), (vii) 405,000 shares of Common Stock issuable upon exercise of the Representatives' Warrants and the Representatives' Stock Warrants and Representatives' Warrant Warrants underlying the Representatives' Warrants and (viii) 3,321,800 shares of Common Stock issuable upon exercise of the Warrants.

                                    DILUTION


      The difference between the exercise price of the Warrants and the pro forma net tangible book value per share after the exercise of the Warrants constitutes the dilution to those who choose to exercise their Warrants to purchase Common Stock. Net tangible book value per share is determined by dividing the net tangible book value of the Company (total tangible assets less total liabilities) by the number of outstanding shares of Common Stock.

      At September 30, 1998, the tangible book value of the Company was $3,069,557 or $.41 per share. Without taking into account any changes in net tangible book value attributable to operations after September 30, 1998, other than the sale by the Company of the 3,321,800 shares of Common Stock issuable upon exercise of the Warrants, after deducting the estimated expenses of this Offering, including the Solicitation Fee, the pro forma net tangible book value of the Company as of September 30, 1998 would have been $22,669,557, or $2.10 per share. This represents an immediate increase in net tangible book value of $1.60 per share to the existing shareholders and an immediate dilution of $4.15 per share to new investors (66% of the exercise price per share of the Warrants). The following table illustrates this dilution, on a per share basis:

      Exercise price of Warrants........................             $6.25
      Net tangible book value as of September 30, 1998..    $.41
      Increase in net tangible book value attributable
      to new investors..................................    1.69
      Pro forma net tangible book value after offering..             $2.10
                                                                     -----
            Total dilution to new investors.............             $4.15
                                                                     =====

      The following table summarizes, as of September 30, 1998, the total number of shares of Common Stock purchased from the Company, the aggregate consideration paid and the average price per share paid by the existing shareholders and investors who purchase shares by exercising warrants.

                          Shares Purchased     Total Consideration     Average
                          ----------------     -------------------      Price
                           Number       %        Amount        %      Per Share
                           ------       -        ------        -      ---------
Existing Shareholders..  7,497,096     69%     11,877,016     36%       $1.58
New Investors(1).......  3,321,800     31%     20,761,250     64%       $6.25
                         ---------     --      ----------     --
          Total........ 10,818,896    100%    $32,638,266    100%       $3.02
                        ==========    ===     ===========    ===


----------

(1) The computation in both of the foregoing tables assume no exercise of the Representatives' Warrant. See "Description of Securities."

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      The following is a discussion and analysis of the financial condition and results of operations of the Company and should be read in conjunction with the financial statements of the Company and related notes thereto included elsewhere in this Prospectus.

Overview


      The Company operates primarily as a telemarketing travel agency, providing air transportation reservation services for domestic and international travel to customers through its easy to remember, toll-free numbers and through its website. The Company was formed in November 1995 to acquire certain assets of and assume certain liabilities of 1-800-Low Airfare, Inc. (the "Predecessor Business"). The acquisition was consummated on December 1, 1995. To expand its operations, in November 1996 the Company entered into a Merger Agreement with Stevens and its sole shareholder, JSG. Prior to the consummation of the Stevens Merger, Stevens operated as an independent travel agency specializing in the telemarketing of airline tickets. Pursuant to the Merger Agreement, simultaneously with the closing of the Company's IPO on January 21, 1998, Stevens was merged with and into the Company, with the Company as the surviving corporation.




      The Company's operating revenues presently consist, and for the immediate future will continue to consist, principally of (i) commissions on air travel tickets; (ii) override commissions on air travel tickets booked on airlines with which the Company has override agreements; (iii) segment incentives under the Company's agreement with SABRE; (iv) co-op promotions with suppliers of travel related products and services; and (v) service fees charged to customers.


      The Company's revenues are a function of the number and price of the tickets its sells and the percentage of the price of such tickets it retains as commissions and override commissions, as well as on the service charges imposed on customers. Although the Company entered into its first override agreement in December 1995, it only began to achieve the volume necessary to benefit from these agreements in the third quarter of 1996. The Company entered into an agreement with the TWA Discounter on March 1, 1996. As a result of its override agreements and its agreement with the TWA Discounter, the Company is able to charge its customers a service charge while still offering low priced tickets. The Company only began to impose service charges in January 1997.

      The Company anticipates that, assuming no decrease in the rate of commissions and override commissions paid by airlines, as the volume of tickets sold increases and the proportion of tickets sold which are subject to an override agreement increases, the percentage of the price of the tickets sold retained by the Company will increase. The Company's operating expenses include primarily those items necessary to advertise its services, maintain and staff its travel reservation centers, including payroll, commissions and benefits; telephone; general and administrative expenses, including rent and computer maintenance fees; and interest, fees and expenses associated with the Company's financing activities. Set forth below for the periods indicated are the gross dollar amounts of reservations booked, revenues and revenues as a percentage of reservations, the gross dollar amount of expenses, expenses as a percentage of revenues and net loss as a percentage of revenues. The numbers in the following table for the year ended December 31, 1995, include the results of operations of the Predecessor Business.

                   Year Ended        %       Year Ended        %        Year Ended       %       Nine Months        %
                   December 31,              December 31,               December 31,                Ended
                      1995                      1996                       1997                  September 30,
                                                                                                     1998
                  ------------     -----    ------------     -----    ------------     -----     ------------     -----
Gross
Reservations....  $ 11,256,516        --    $ 23,590,782        --     $53,845,888        --     $ 59,234,429       --
                  ============     =====    ============     =====      ==========     =====     ============     ====

Revenues
(including
override).......     1,224,908      10.9%*     3,235,777      13.7%      8,321,916      15.5%*      8,579,411     14.5%*
                  ------------     -----    ------------     -----    ------------     -----     ------------

OPERATING
EXPENSES:

Employee Costs..     1,291,007     105.4**     2,490,770      77.0**     4,307,529      51.8**      4,012,845     46.8**

Telephone ......       407,396      33.3         702,870      21.7       1,250,888      15.0        1,442,029     16.8

Ticket Delivery.       156,694      12.8         407,579      12.6         771,249       9.3          808,808      9.9

Advertising ....       333,957      27.3         137,223       4.2         293,036       3.5          236,852      2.8

General and ....     1,210,646      98.8       1,768,058      54.7       1,913,654      23.0        2,006,041     23.4
Administrative

Interest .......       172,874      14.1       1,114,298      34.4          54,526      0.66           18,061      0.2
                  ------------     -----    ------------     -----    ------------     -----     ------------

Total Expenses..     3,572,574     291.7       6,620,798     204.6       8,590,882     103.2        8,524,636     99.4
                  ------------     -----    ------------     -----    ------------     -----     ------------

Other Income ...        43,741       3.6          12,610       0.4           6,461       0.1           76,134      0.9
                  ------------     -----    ------------     -----    ------------     -----     ------------
Net Earnings
(Loss) .........  $ (2,303,925)    188.1%   $ (3,372,411)    104.2%   $   (262,505)      3.2%         130,909      1.5%
                  ============     =====    ============     =====      ==========     =====     ============     ====


----------
*     Revenues as a percentage of gross reservations.
**    Expenses as a percentage of revenues.

Results of Operations


      In connection with the Stevens Merger, the Company and Stevens entered into an Interim Operating Agreement pursuant to which the Company operated Stevens' business for the account of the Company effective January 1, 1997 through the closing of the Stevens Merger. The numbers in the table above and in the discussion below for the year ended December 31, 1997, include the operations of Stevens.

Nine Months Ended September 30, 1998
Compared to Nine Months Ended September 30, 1997

      Revenue for the nine months ended September 30, 1998 increased 43% to $8,579,411 compared to $6,016,416 for the nine months ended September 30, 1997. The increase in revenue was the direct result of the increase in gross reservations booked of 51% in the nine months ended September 30, 1998 ($59,234,929) as compared to the nine months ended September 30, 1997 ($39,152,651). Commissions and fees earned decreased to 14.5% of gross reservations for the nine months ended September 30, 1998 compared to 15.4% for the nine months ended September 30, 1997. The decrease in revenues as a percentage of gross reservations reflects the industry-wide decrease in the commission to 8% from 10% generally paid by airlines to reservation agents.

      Operating expenses for the nine months ended September 30, 1998 increased 40% to $8,524,636 compared to $6,085,265 for the nine months ended September 30, 1997. Operating expenses did not increase proportionate to revenues due to the fact that many expenses remain constant over broad ranges of revenues (i.e. office rent, utilities, management wages, etc.) Nevertheless, the Company incurred certain expenses associated with being a public company for the first time during 1998, causing its operating expenses to increase more than might be expected given the rate of increase in its revenues. The Company incurred interest expenses in each of the years prior to the IPO, but generated interest income of $58,000 during the first nine months of 1998.

      Despite the increase in operating expenses from the first nine months of '97 to the first nine months of '98, as reflected in the table above, total operating expenses as a percentage of revenues decreased from 101% of revenues during the first nine months of '97 to 99% of revenues during the first nine months of '98. This decrease is largely attributable to the fact that the Company's revenues increased by 43% during this period while operating expenses increased by a lesser percentage.


Liquidity and Capital Resources


      The Company's operations used $1,253,835 of cash during the nine months ended September 30, 1998 as compared to $166,426 provided by operating activities during the nine months ended September 30, 1997. The use of cash in operating activities during the first nine months of 1998 reflects the application of a substantial portion of the proceeds of the Company's IPO to the reduction of the Company's accounts payable.

      During the first nine months of 1998 the Company's capital expenditures were $2,302,702 compared to $167,702 for the first nine months of 1997. A substantial portion of the Company's capital expenditures during the first nine months of 1998 is the result of the expenditure of $2,114,665 in connection with the Stevens Merger.

      If the Company's revenues continue to increase as currently anticipated, the Company should not require any additional capital beyond that provided by the IPO to achieve its current business plans. If, however, the Company were to seek to expand its operations through acquisitions, the Company could require capital beyond that provided by the IPO. There can be no assurance that such capital will be available, or, if available, on terms acceptable to the Company.

Year Ended December 31, 1997 Compared to Year Ended December 31, 1996

      Revenues for the year ended December 31, 1997 ("Fiscal '97") increased 157% to $8,321,916 compared to $3,235,777 for the year ended December 31, 1996 ("Fiscal '96"). The increased revenues reflect the 128% increase in gross reservations of $53,845,888 booked in Fiscal '97 as compared to $23,590,782 booked in Fiscal '96. Approximately $20,000,000 of the gross reservation increase and $3,113,000 of the revenue increase is attributable to the assumption of the operations of Stevens in January 1997. The increased gross reservations booked and increased revenues also reflect the increase in the volume of calls handled at each of the Company's reservation centers as a result of increases in the number of reservation agents and certain operating efficiencies. As a percentage of gross reservations, revenues increased from 13.7% of gross reservations during 1996 to 15.5% of gross reservations during 1997.

      Operating expenses for Fiscal '97 increased 30% to $8,590,882 compared to $6,620,798 for Fiscal '96. Operating expenses did not increase proportionate to the increase in revenues due to the fact that many expenses (office rent, utilities, management wages, etc.) remain relatively constant over a broad range of revenues. The increase in operating expenses resulted primarily from an increase in the Company's payroll, commissions and employee benefits expenses, which increased 73% to $4,307,529 in Fiscal '97 from $2,490,770 in Fiscal '96. The increase in payroll expenses reflects the absorption of the employees of Stevens as well as the increase in the number of reservation agents, which occurred at both reservation centers. Consistent with the increase in the volume of tickets sold by the Company, the Company also recorded increases in its telephone and ticket delivery expenses, though these increases were not proportional with the increase in the Company's volume. Also contributing to the increase in operating expenses was an increase in the Company's advertising expense of 114% to $293,036 in Fiscal '97 from $137,223 in Fiscal '96 as the Company increased the number of yellow page directories in which it advertises and absorbed the cost of advertising its and Stevens' toll free numbers. The Company's general and administrative costs increased 8.2% to $1,913,654 in Fiscal '97 compared to $1,768,058 in Fiscal '96. This increase reflects an increase of approximately $583,000 resulting from the absorption of the general and administrative expenses associated with Stevens partially offset by a reduction of $438,000 of general and administrative expenses associated with the Florida office. The increase in the foregoing operating expenses was offset, in part, by a substantial decrease, 95%, in the Company's interest expense to $54,526 in Fiscal '97 from $1,114,298 in Fiscal '96. The substantial interest expense incurred by the Company in Fiscal '96 reflects the Company's need to borrow to fund its growth and shares issued either as penalties or to induce lenders to roll over loans which were not timely paid. The substantial reduction in the Company's interest expense in Fiscal '97 reflects the fact that the Company generated cash from operations during Fiscal '97 and as a result, was able to improve the terms on which it incurred debt.

      During Fiscal '97 the Company's operating loss was $262,505, a reduction of 92% from the operating loss of $3,372,411 incurred during Fiscal '96. The reduction in the Company's operating loss reflects the substantial increase in revenues, plus the net changes in operating expenses outlined above. Though the non-cash charges incurred in respect of the Company's debt and other financing activities decreased dramatically from Fiscal '96 to Fiscal '97, the Company did incur non-cash operating expenses charged against income during Fiscal '97 of $321,050, related to the issuance of stock, options and warrants, including a charge of $300,000 resulting from options issued to induce its three new directors to join its Board.


Liquidity and Capital Resources


      The Company commenced operations in December 1995 upon the acquisition of certain assets of the Predecessor Business for $1,407,008, of which $10,000 was paid in cash, $90,000 was paid by the delivery of the Company's Promissory Note; $720,480 was satisfied through the issuance of 600,400 shares of the Company's Common Stock and $586,528 was satisfied through the assumption of certain liabilities of the Predecessor Business. Of the 600,400 shares issued, 300,000 shares were to be issued to creditors of the Predecessor Business which elected to convert their claims against the Predecessor Business into stock at the rate of $10.00 per share. Pursuant to this agreement, during Fiscal '96 the Company issued 153,934 shares of Common Stock to creditors of the Predecessor Business and 146,066 shares of its Common Stock to the Predecessor Business.

      Prior to completion of its IPO in January 1998, the Company financed its operations from capital contributions, net of related expenses, in the amount of $2,455,902; loans in the amount of $460,750; and through services provided by certain vendors to be paid out of future revenues. The Company, including its Predecessor, used $1,293,714 in operating activities in Fiscal '95 and $1,095,150 for operating activities in Fiscal '96 and generated $1,092,357 from operating activities in Fiscal '97. The improvement in the Company's operating cash flow reflects primarily the substantial increase in the Company's operating revenues and the resulting decline in its operating loss from $3,372,411 in Fiscal '96 to $262,505 in Fiscal '97. During Fiscal '97 a substantial portion of its operating cash flow, $1,358,573, was applied to costs associated with its IPO. Because the offering was completed in January 1998, these cash outlays were not replicated in Fiscal '98.

      During Fiscal '96 the Company's capital expenditures were approximately $485,000 primarily for leasehold improvements. Because the Company's computers and telephone switching equipment are already in place, the Company did not incur substantial capital expenditures during Fiscal '97 in respect of its Tampa facility. The Company did, however, incur costs of $317,330 in connection with the Stevens merger.

      In January 1998, the Company completed its IPO, from which it derived net proceeds of approximately $2,993,000 after payments to Stevens in connection with the Stevens merger. The Company projects that if its revenues continue to grow as they did during Fiscal '97, it will generate positive cash flow from operations, enabling it to preserve its working capital or apply it as it determines appropriate. For example, in March 1997 the Company used $558,000 to redeem 184,615 shares issued to Stevens in connection with the Stevens Merger and obtain the release of JSG's Make-Whole Rights.

      At September 30, 1998, the Company had intangible assets of approximately $5,172,854, including goodwill of $4,812,718. The amount carried on the Company's Financial Statements as Goodwill represents, primarily, the amounts paid or the value of the shares of Common Stock issued in connection with the acquisition of the assets of the Predecessor Business and the Stevens Merger, in excess of the net fair value of the assets acquired. The ability of the Company to realize the value of such Goodwill is a function of its ability to operate profitably the business conducted with the assets acquired. The Company periodically reviews the amount of Goodwill included in its Financial Statements to determine whether it is appropriate to write-down all or any portion of such amount. Any decision to write-down substantially the amount of Goodwill on the Company's Financial Statements would result in a charge against the Company's earnings.

Risks of Year 2000 Non-Compliance.

      The economy in general, and the travel and transportation industry in particular, may be adversely affected by risks associated with the onset of the Year 2000. The Company's business, financial condition, and results of operations could be materially adversely affected if systems that it operates or systems that are operated by other parties (e.g., SABRE, members of the airline industry, utilities, telecommunications service providers, data providers, credit card transaction processors) with which the Company's systems interface, are not Year 2000 compliant in time. There can be no assurance that the systems of the Company or the systems of these other parties will continue to properly function and interface and will otherwise be Year 2000 compliant. Although the Company is not aware of any threatened claims related to the Year 2000, the Company may be subject to litigation arising from such claims and, depending on the outcome, such litigation could have a material adverse affect on the Company. It is not clear whether the Company's insurance coverage would be adequate to offset these and other business risks related to the Year 2000.

      The key systems integral to the operations of the Company's business are the SABRE computer reservation system and its telephone switching equipment. Because the Company books tickets in advance (in certain cases up to ten months in advance), the Company may experience Year 2000 problems as early as the first quarter of 1999. Representatives of SABRE have already implemented a project to ensure that the SABRE system is Year 2000 compliant during the first half of 1999. Representatives of SABRE have already begun to upgrade the systems at the Company's facilities and this work is substantially complete. The Company, together with its telephone equipment vendors, have already completed service intended to make sure its telephone switching equipment is Year 2000 compliant.

      The Company will continue to test its ancillary equipment and interface with its vendors to determine if they are Year 2000 compliant and, if not, to address any problems uncovered. The Company has substantially completed testing its systems and does not see a need for substantial future expenditures with respect to its systems.

      The expected costs and completion dates for the Year 2000 projected are forward looking statements based on management's best estimates, which were derived using numerous assumptions of future events, including the continued availability of resources, third party modification plans and other factors. Actual results could differ materially from these estimates as a result of factors such as the availability and cost of trained personnel, the ability to locate and correct all relevant computer codes, and similar uncertainties.

Contingency Plans.

      Given the inter dependence of the Company and certain third parties, for example SABRE, ARC and other members of the airline industry, the Company may be unable to maintain continuous operations if the systems of one or more of these parties is not Year 2000 compliant. To the extent possible, the Company will develop and implement contingency plans designed to allow continued operations in the event of failure of the Company's or third parties' systems to be Year 2000 Compliant. For example, the Company plans to have dedicated staff available at crucial dates to remedy unforeseen problems and may install defensive code to protect its real-time systems from improperly formatted date data supplied by third parties.

                                    BUSINESS

      Unless otherwise noted or the context otherwise requires, references in this Prospectus to the Company are to 800 Travel Systems, Inc. and to the businesses previously conducted by its predecessor, 1-800 Low-Air Fare, Inc. and The Joseph Stevens Group, Inc.


      800 Travel Systems, Inc. (the "Company") is among the 100 largest independent travel agencies in the United States. The Company provides low-priced airline tickets for domestic and international travel to its customers through its easy-to-remember, toll-free numbers "1-800-LOW-AIR-FARE" (1-800-569-2473), "1-800-FLY-4-LESS" (1-800-359-4537) and "1-888-999-VUELA"
(1-888-999-8835) and through its website on the World Wide Web (at www.lowairfare.com). The Company operates 365 days a year out of the Company's reservation centers in Tampa, Florida and San Diego, California. The Company strives to provide its customers with the lowest-priced airfare available for a particular travel route at the time of reservation by utilizing the SABRE travel reservation system.

      The Company generates revenues principally from (i) the commissions on air travel tickets, (ii) override commissions on air travel tickets the Company books on certain airlines, currently including Continental, United, Northwest, TWA, America Trans Air, Trans Brazil, Mexicana and Korean airlines, (iii) segment incentives under its contract with SABRE, (iv) co-op promotions with other suppliers of travel-related products and services, such as long-distance telephone companies, car rental companies and hotels, and (v) service fees that it charges its customers. The Company markets its services primarily by advertising in Yellow Pages covering those standard metropolitan areas in the continental United States with populations whose general travel profiles are attractive to the Company.

      The Company's website utilizes the Interactive Reservation Internet System ("IRIS"(TM)). IRIS enables the Company's customers to reserve airline tickets on line with the real-time assistance of the Company's trained travel agents. IRIS capitalizes on various interactive technologies to provide a unique and easy means for the customers to find low airfares on the Internet.

The Initial Public Offering

      In January 1998 the Company completed its IPO in which it sold to the public 1,350,000 shares of its Common Stock and 3,105,000 Warrants, including 405,000 Warrants purchased pursuant to the underwriters over-allotment option. The gross proceeds of the IPO were approximately $7,138,000.

The Stevens Merger

      Simultaneously with the closing of the IPO, the Company completed the acquisition by merger of Stevens into the Company. Stevens' 50 reservation agents provided airline tickets for domestic and international travel to consumers through its "1-800-FLY-4-LESS" (1-800-359-4537) toll-free number.

      In consideration for all of the outstanding capital stock of Stevens, pursuant to the Merger Agreement, the Company issued to JSG (i) 383,333 shares of Common Stock, (ii) 250,000 warrants identical to those sold in the IPO and
(iii) a promissory note in the amount of approximately $1.6 million which has subsequently been paid. In addition the Company agreed that if on the second anniversary of the closing of the IPO the value of the portion of the 383,333 shares issued to JSG then held by JSG together with the value of any consideration received for shares no longer held by JSG was less then $2,571,429, the Company would issue to JSG such number of shares of the Company's Common Stock, based upon its then bid price, to make up the deficiency (the "Make-Whole Rights").

      Subsequent to completion of the Merger, the Company entered into an agreement with JSG whereby JSG forfeited its Make-Whole Rights and returned 184,615 shares of Common Stock to the Company for $558,000. In addition, the Company concurrently agreed to close on the purchase of certain equipment located in Stevens' office and assume certain equipment leases for an additional $240,000. As part of this agreement, the Company obtained JSG's agreement not to sell on the open market any of its shares of the Company's Common Stock prior to January 1, 1999.




Operating Strategy

      The Company's operating strategy is to (i) strive to provide its customers with the lowest-priced airfare available for a particular travel route at the time of reservation on those airlines whose tickets the Company sells, (ii) focus on consumer air travel, which the Company believes is the most profitable segment of the travel industry, (iii) provide convenient, quick service to its customers, (iv) maintain low operating costs by utilizing only two operating facilities, (v) use state-of-the-art technology to maximize operating efficiencies, (vi) constantly review and update its relationships with major airlines and SABRE to obtain favorable commission structures, and (vii) provide incentives to its sales force through a performance-based compensation structure. The Company believes that this strategy distinguishes it from most travel agencies in the United States, and that significant internal growth opportunities exist as (x) customers' demand for low-price air travel remains unsatisfied through traditional sources and (y) technological developments in the area of information processing enable increasingly efficient global distribution of travel information.

      Low-Priced Airfare on Major Airlines


      The Company strives to provide its customers with the lowest-priced airfare available for a particular travel route at the time of the reservation on those airlines whose tickets the Company sells (which includes most major U.S. and international airlines), using the comprehensive ticket information available on its customized Turbo SABRE system. The Company's SABRE system provides the operating reservation agent, within two or three seconds of a request for a particular route, up to 900 ticket options ranked in order of price. The reservation agent can then offer ticket options in ascending order of price until the customer chooses a suitable carrier and departure time. In contrast, airlines typically quote only their own fares and often quote highest fares first to avoid selling the lowest-priced tickets. The Company's operating strategy is based on generating large sales volume rather than on high margins on individual tickets. The Company's customers generally have one objective -- lowest-priced airfares - and the Company's strategy allows it to satisfy its customers' demands for low airfares while obtaining higher commissions and additional incentives for higher volumes. The Company believes that its ability to provide low-priced airfare on the airlines whose tickets it sells (which is almost always lower than the lowest fare published by that airline) provides a distinct competitive advantage in attracting and retaining customers.


      Sell Tickets of Almost All Major Airlines


      The Company sells tickets for a large number of major U.S. and international airlines. The Company is authorized to sell tickets on behalf of all major domestic airlines including Continental, United, Northwest, TWA, American, Alaska, Delta, Midway, Southwest, and U.S. Airways. Because of Delta Airlines' pricing and commission policies, the volume of Delta tickets sold by the Company is not commensurate with Delta's position in the airline industry. The Company constantly monitors and periodically revisits its existing relationships with individual airlines, and attempts to establish new relationships with other airlines, as part of its general strategy of keeping abreast of market conditions and industry trends.




      Focus on Consumer Air Travel

      The Company believes that consumer air travel is the most profitable segment of the travel industry, and that it can compete effectively in this segment because of its high technology, telemarketing approach to the consumer air travel business and the resulting efficiencies. The Company considers the consumer market to include any person who pays for his or her own travel expense, regardless of the purpose of the travel, as opposed to business travelers whose employers pay for their travel expenses. However, the Company does sell to certain customers who purchase air travel for business purposes which is paid for by their employers.

      The Company believes that its reservation agents require substantially less time to book reservations because (i) all the information they need is immediately available and the necessary steps can be conducted on their computer screens, and (ii) the Company's services are focused on air travel, which does not require research or follow-up work and can be completed in one phone call, in contrast to the more time-consuming arrangements for hotel and car-rental reservations. Consequently, the Company believes that the hourly dollar value of bookings confirmed by its reservation agents are above the industry average. The Company strives to increase its reservation agents' booking rates by rewarding reservation agents with commissions for weekly sales in excess of various levels.


      Convenient Service

      The Company believes that a significant factor in a customer's decision to purchase air travel is the convenience of service. The Company believes that the convenience of its service compares favorably to that of its competitors because
(i) its reservation agents provide immediate and comprehensive information, and
(ii) if purchased early enough, tickets are delivered the next day. The Company's telemarketing service, coupled with its delivery of tickets by next-day courier, eliminates the need for customers to visit a travel agency. The Company offers one source for the lowest-priced airfare available, thus eliminating the need for the customer to call several air carriers or travel agents. In addition, the easy-to-remember "1-800-LOW-AIR-FARE" and "1-800-FLY-4-LESS" names and associated numbers, "1-800-569-2473" and "1-800-359-4537" facilitate repeat calls from customers who may call on subsequent occasions from other locations where the area code may be different or where they may not have access to a Yellow Pages directory. See "- Growth Strategy -- Internal Growth."

      Low Operating Costs


      The Company seeks to have the lowest margin of operating costs in the travel agency industry. The Company minimizes its operating costs by processing all of its customer reservations and purchases through two centralized facilities, rather than duplicating its financial and management resources at a number of locations. Since its customers do not physically visit the Company's reservation centers in Tampa or San Diego, the Company did not construct the more expensive locations that traditional travel agents do. Similarly, the Company does not need to incur the expense of furnishing its reservation facilities to accommodate customers, but rather maintains functional reservation centers geared toward maximizing the number of reservation agents that can operate at any one time. The Company also minimizes its operating costs by basing its marketing strategy on advertising through Yellow Pages directories in those SMA's with populations whose general travel profiles are attractive to the Company, which the Company believes is the most cost-effective method of advertising available. See "-- Marketing." The Company also minimizes its costs by contracting for its employees through a professional employee leasing organization. All of the Company's workers (other than management) are retained on an hourly basis through such services. The Company is responsible for training and supervising the job performance of worksite employees. The Company has determined that it is more economical to contract with employee providers than to employ such hourly workers itself.


      State-of-the-Art Technology


      The Company uses state-of-the-art computer technology available to access all the major U.S. and international air carriers' routes and fares. Each of the Company's reservation agents operates a SABRE computer terminal and headset. The Company has significantly customized the Turbo SABRE system specifically for the Company's specific purposes and uses. As a result, the Company's reservation agents have fewer procedures to master and therefore are trained and become proficient on the Company's reservation system more quickly, thus incurring lower training expenses.


      Review and Update Relationships with Airlines

      The Company's management constantly reviews and updates its relationship with the major airlines and SABRE in order to obtain a favorable commission structure. The Company believes that as a result of such efforts, the Company has been able to obtain commission structures that are more favorable than those obtained by travel agents generally. See "-- Operations; Standard Commissions" and "--; Override Commissions."

      Employee Incentives


      The Company's reservation agents are organized into teams of approximately 20 reservation agents under one supervisor. The reservation agents earn a base salary and commission, each of which is dependent upon the volume of sales generated by an agent within a moving, historic measuring period. The team supervisors, in turn, are paid based on the average sales of their team. The Company believes that this performance-based compensation structure enables it to retain and constantly motivate the best-performing reservation agents.


Growth Strategy

      The Company has a three-point growth strategy:

      o     Internal Growth.


      The Company's reservation centers are currently operating at less than maximum capacity because the Company can add additional reservation agents while maintaining the quality of its customer service and operating efficiencies. Consequently, the Company believes it can grow substantially over the next twenty-four months as it adds additional personnel. The Company's Tampa and the San Diego facilities can accommodate a combined total of 1,560 reservation agents working in staggered shifts, or 520 working at any one time. The Company believes that it can achieve substantial growth by increasing the number of its reservation agents and consequently increasing its capacity to process the existing demand by potential customers who call its toll-free numbers daily.


      o     Marketing.


      The Company has already implemented a marketing strategy of focusing on advertising in Yellow Pages directories in the largest standard metropolitan areas ("SMA's"). The Company has advertisements of its toll-free numbers listed in directories reaching a majority of the U.S. population. The Company intends to continue its current strategy of advertising in Yellow Pages, but intends to focus on directories in those SMA's with populations whose general travel profiles are attractive to the Company. Once the Company's ability to satisfy existing customer demand is addressed, the Company anticipates increasing consumer awareness of its easy-to-use, low-priced airfare approach to travel reservations through select print and radio advertising campaigns. See "-- Marketing."


      o     Strategic Acquisitions.


      The Company believes that opportunities exist for it to expand its market share in the travel market through the acquisition of other travel companies with valuable customer lists and intellectual property, and in markets outside the travel arena by acquiring other call center operations. The Company expects that such acquisitions would involve the purchase of the relevant names, service marks and telephone numbers, as well as any logos and other identifying features associated with them. The Stevens Merger is an example of one such strategic acquisition. See "- The Stevens Merger" and "-- Competition."


Services


      The primary service the Company offers to its customers who call its toll-free numbers or visit its website is a reservation service for domestic and international flights. The Company strives to provide its customers with the lowest-priced airfare available for a particular travel route at the time of the reservation on those airlines whose tickets the Company sells. The Company's Turbo SABRE system is customized to provide to the reservation agent within two or three seconds up to 900 ticket options, ranked in order of price. Once tickets are purchased, they are printed at the Company's Tampa reservation center and delivered by overnight courier to customers.


      The Company's reservation centers operate 16 hours a day, 365 days a year. Each reservation agent operates a computer terminal that accesses the SABRE travel reservation and information system. The Company adjusts the number of reservation agents serving customers on an hourly basis. At the peak hours of 11:30 a.m. through 4:30 p.m., Eastern time, the Company has the most reservation agents working. It is during the peak hours of 11:30 a.m. through 4:30 p.m. that the Company is not able to answer all of the calls it receives.


      Personalized Service

      The Company's customized Turbo SABRE system enables it to retain in its files individual travel preferences for its customers, such as seating, special meals and frequent flier numbers, which are automatically displayed when a customer's identifying information is input. This tailored information program personalizes the reservation process as well as reduces the time required to complete each reservation.

      Corporate Customers

      While the Company's current customers are predominantly individuals and the Company's operating strategy targets the consumer market, the Company offers certain services targeted at corporate customers. These services, however, are designed to be offered during the processing of a single telephone call, as with calls from individual customers. The Company's Turbo SABRE system enables it to program "pop-up-windows" specifying, for each corporate customer, its travel policy, preferred air carrier vendors, specially negotiated rates, handling instructions and emergency procedures. The "pop-up-window" for each corporate customer appears on the terminal screen and guides the reservation agent during the reservation process.

      Repeat Customers


      The Company believes that repeat customers are key to its ability to grow. The Company's "1-800-LOW-AIR-FARE" (1-800-569-2473) number has a rate of repeat customers (meaning customers who purchase at least one more ticket within a year) of approximately 40%, and the Company's "1-800-FLY-4-LESS" (1-800-359-4537) number has a repeat customer rate of approximately 50%. The Company believes that while customers are initially attracted by the low-priced airfares made available by the Company, they become repeat customers because of their satisfaction not only with the prices but also the convenience of being able to book their reservations on one relatively brief toll-free telephone call. The Company believes that it can generate internal growth by obtaining an even larger portion of the travel business of its existing customers and consequently increasing its repeat customer business.


Operations


      The Company's operations generate revenues principally from (i) the commissions on air travel tickets, (ii) override commissions on air travel tickets the Company books on Continental, United, Northwest, TWA, America Trans Air, Trans Brazil, Mexicana and Korean airlines, (iii) segment incentives under the SABRE contract, (iv) co-op promotions with other suppliers of travel-related products and services, such as long-distance telephone companies, car rental companies and hotels, and (v) service fees that it charges per ticket. The Company also earns a shipping and handling fee (net of expenses) for delivering tickets to its customers.


      Standard Commissions


      In accordance with industry practice, the Company receives a commission of approximately 8% of the price of tickets that it sells. Most major U.S. airlines impose caps on such commissions of $25 dollars for one-way domestic tickets, $50 dollars for round-trip domestic tickets, $50 for one-way international tickets and $100 for round-trip international tickets. From time to time, most of the major U.S. air carriers informally waive the commission cap for the Company and other large travel agencies. Such waivers generally apply to sales of tickets for travel on selected routes and are granted to provide an incentive to increase sales for those routes. In addition, the Company obtains higher commissions through the payment of override commissions in excess of the standard 8% commission pursuant to agreements with most of the major U.S. airlines. Due to such override commissions and waivers of the commission cap and the Company's strategy of selling tickets on airlines with which it has override commission arrangements, the Company often receives a commission above the commission cap. See "-- Override Commissions."


      Override Commissions


      The Company has entered into agreements with Continental, United, Northwest, the TWA Discounter, America Trans Air, Trans Brazil, Mexicana and Korean airlines for the payment of override commissions above the standard commissions the Company receives. Under such agreements, additional commissions are generally awarded if the volume of ticket sales surpasses certain agreed upon thresholds based upon ticket sales as reported by the Airlines Reporting Corporation (the "ARC"), a corporation owned and established by the airlines to provide reporting, settlement and related services in connection with the sale of transportation by travel agencies in the U.S. Override commissions are generally paid quarterly and, depending upon the specific agreement with the air carrier, may be paid directly by check from the air carrier to the Company, by means of net payments by the Company to ARC with respect to amounts owed to the air carrier, or through ARC by means of a credit memo in favor of the Company.




      Segment Incentives under SABRE Contract


      The Company earns additional revenue from SABRE for each segment of air travel that it sells. A segment of air travel is non-stop air travel between two destinations. For each segment of air travel it sells, the Company receives $.50 from SABRE.


      Service Fee; Shipping and Handling


      The Company also charges the customer a service fee per airline ticket sold. These fees are already calculated into the cost of the ticket when quoted to the caller. Because of the Company's override commission structure, the price of the ticket (even inclusive of the service charge) is still generally lower than the lowest-priced published fare quoted by the airlines. The Company also earns a shipping and handling fee (net of expenses) for delivering tickets to its customers.


      Agreements with Consolidators


      The Company also sells air travel tickets offered by consolidators. Consolidators purchase large number of tickets directly from various air carriers for resale to the public. When the Company sells such tickets, the reservation is generally not booked through SABRE or settled through ARC, and the Company is paid its commission directly from the consolidator. The Company has entered into an agreement with a consolidator that sells tickets on TWA at a discount (the "TWA Discounter") pursuant to which it (i) solicits customers to purchase tickets for air travel on TWA at discounted fares from the TWA Discounter and (ii) solicits businesses to enter into agreements for the purchase of air travel on TWA from the TWA Discounter (the "TWA Agreement"). In 1998, the TWA Agreement was extended to January 31, 2003, and is terminable before such date on 15 days' prior written notice by either party. The Company receives a 15% commission on each air travel ticket solicited by the Company or pursuant to an agreement solicited by the Company. Air travel tickets sold by the Company pursuant to the TWA Agreement, unlike sales from most other consolidators, are booked through SABRE; however, the Company receives its commission directly from the TWA Discounter monthly. Although the TWA Discounter estimates that it will be able to continue to sell tickets on TWA through 2003, the expiration date of the TWA Agreement, there can be no assurance that the TWA Discounter will be able to do so. Also, there can be no assurance that the Company's TWA Agreement will be extended beyond its scheduled expiration date.

      World Wide Web Home Page


      The Company's website utilizes the Interactive Reservation Internet System ("IRIS"). IRIS enables the Company's customers to reserve airline tickets on line with the real-time assistance of the Company's trained travel agents. IRIS capitalizes on various interactive technologies to provide a unique and easy means for the customers to find low airfares on the Internet.




      Refunds, Chargebacks and the SABRE Credit Card Authorization Guarantee

      With the exception of sales to "walk-in" customers at the Tampa facility (which account for less than 1% of sales), all of the Company's sales are paid for by credit card. Once a sale is closed as described above under "--Reservation and Sale Sequence," it is subject only to refund or chargeback. Because the majority of the most inexpensive air travel tickets are non-refundable, only approximately 5% of the tickets the Company sells are refundable, and the refunds processed by the Company average less than .01% of sales. The Company recoups some of its costs associated with processing such refunds by imposing a $50 charge on each refund.

      Chargebacks similarly account for a small part of the Company's sales. A chargeback results from a customer who refuses to pay for a charge on his or her credit card statement. In such an instance, the Company generally must either return its commission to the relevant credit card issuer or seek recourse directly against the customer. Approximately 1% of the tickets sold by the Company result in chargebacks.

      None of the Company's credit card sales are subject to refusal by the relevant credit card issuer to remit payment to the Company. Since authorizations of credit card charges are effected electronically through the SABRE system, SABRE offers its subscribers a guarantee of such authorizations for a fee of $.50 per authorization. The Company pays this fee for all authorizations, and in return, SABRE pays the Company the amount of any commission or other payment refused by the relevant credit card issuer.

      Airlines Reporting Corporation


      All of the Company's sales of air travel tickets that are offered directly by air carriers are settled through the Airlines Reporting Corporation ("ARC"). For sales settled through ARC, all commissions and other amounts owed to the Company are also settled through ARC according to ARC's procedures, except that override commissions may also be paid directly by check or wire transfer from the relevant air carrier to the Company. See "-- Override Commissions." The only sales of air travel that are not generally settled through ARC are air travel tickets offered by consolidators; however, some sales of air travel tickets by the Company that are offered by consolidators are settled through ARC. See "-- Agreements with Consolidators." For sales of air travel offered by consolidators, all commissions and other amounts owed to the Company are generally paid directly by check or wire transfer from the relevant consolidator to the Company.


      As an ARC-affiliated travel agency, the Company is subject to all rules and procedures imposed by ARC. ARC screens applications of new travel agencies, initiates collection procedures against travel agencies in default of payment, provides ticket stock to the travel agencies and facilitates payment between travel agencies and airlines. Tickets purchased from the Company are reported through ARC in accordance with the Company's Standard Ticket and Area Settlement Plan ("ASP"). The ASP encompasses distribution and control of ARC air travel tickets and other ARC traffic documents and processing and settlement services in connection with the sale or issuance of such documents by the Company. ARC administers the Company's ASP on behalf of ARC carriers.



      Toll-Free Telephone Numbers

      The Company has contractual rights customary to the industry to use each of the three toll-free numbers through which customers call its reservation centers. In addition, if the Company for any reason fails to pay its monthly fee for such number, the Company believes that it will have a cure period to pay all amounts outstanding. Should the Company not make such payments and consequently lose the right to use such number, the Company expects that a "cooling-off" period of up to between 4 to 8 months will be imposed, during which no other party may use such number.

Marketing

      The Company markets its services primarily to individual customers who pay for their own tickets. The Company focuses its marketing efforts on placing advertisements listing its three easy-to-remember names and toll-free telephone numbers in Yellow Pages directories in those SMA's with populations whose general travel profiles are attractive to the Company.




      Given the broad distribution of Yellow Pages directories in metropolitan areas and other large markets, the Company's strategy is to place advertisements in directories of the largest SMA's, thereby reaching the greatest number of consumers with each advertisement. The Company has advertisements of its toll-free numbers listed in directories reaching a majority of the U.S. population. The Company intends to continue its current strategy of advertising in Yellow Pages, but intends to focus on directories in those SMA's with populations whose general travel profiles are attractive to the Company. Once the Company's ability to satisfy existing customer demand is addressed, the Company anticipates increasing consumer awareness of its easy-to-use, low-priced airfare approach to travel reservations through select print and radio advertising campaigns.




SABRE Technology


      Global distribution systems are the principal means of air travel distribution in the United States and a growing means of air travel distribution internationally. The Company has chosen the SABRE system, which it believes is the best system available. A typical SABRE transaction -- consisting of an information request by a subscriber, a search in SABRE and a response to the subscriber -- averages less than two seconds in elapsed time. SABRE's "one-stop shopping" capabilities permit the Company to locate, price, compare and purchase the travel and travel-related products and services that best satisfy the traveler's requirements.


      General


      SABRE is the largest global distribution system for electronic travel in the United States. SABRE was first developed in the 1960's. SABRE evolved from American Airlines' internal reservation system into a global distribution system when SABRE's content was expanded to include additional airlines and other travel providers. Other global distribution systems include Amadeus/System One (owned by Air France, Continental Airlines, Iberia and Lufthansa); Covia, (owned by United Airlines, British Airways, Swissair, KLM Royal Dutch and USAir, among others) and Worldspan (owned by Delta, Northwest and TWA). Each offers similar products and services.

      The SABRE system is able to perform high-volume, high-reliability, real-time transactions processing 24 hours a day, 365 days a year, enabling the creation of an efficient electronic marketplace for the sale and purchase of travel. The SABRE system maintains approximately 45 million airfares (updated throughout the day) and processes an average of 93 million requests for information per day. Such frequent updates of airfares are essential for the Company to be able to strive to provide its customers with the lowest-priced airfares. Through SABRE, reservations may be booked on all major U.S. and international airlines, but generally not on charter companies or certain small airlines or on air travel offered for resale by consolidators. In addition to providing information to subscribers about airlines and other travel providers and their products and services, SABRE also allows travel agency subscribers to print airline tickets, boarding passes and itineraries and purchase travel insurance or book theater tickets or limousines. Additionally, SABRE provides subscribers with travel information on matters such as currency, health and visa requirements, weather and sightseeing.




      Turbo SABRE

      Because travel agencies have differing needs, based on, among other things, volume and location, the SABRE interface has been modified to meet the specific needs of different categories of travel agents. Travel agents can choose SABRE interfaces that range from simple text-based systems to feature-laden graphical interfaces. The Company has taken advantage of these options by choosing the Turbo SABRE system, an advanced point-of-sale interface that allows for screen customization and reservations/sales process structuring and eliminates SABRE-specific commands, thereby reducing keystrokes and training requirements for high-volume travel companies that need high levels of functionality. Turbo SABRE also provides data other than SABRE, such as back office hosts and local area network (LAN) databases.


      The Company has added a number of programs written and developed exclusively for the Company to its Turbo SABRE system. They include programs that generate "pop-up" windows to supply frequently requested or used information, as well as programs to alert reservation agents, supervisors and customer service agents using the system to errors frequently made by system operators. The Company believes that these customized features enhance the speed and efficiency of its operations.


      SABRE Agreements

      In April 1996, the Company renewed the agreement pursuant to which it subscribes to the SABRE system at its Tampa headquarters for a five-year term. In November 1996, the Company also executed a five-year subscriber agreement pursuant to which it subscribes to the SABRE system at its San Diego reservation center. Under these agreements, SABRE provides the Company with the hardware, software, technical support and other services the Company needs to access SABRE in return for leasing fees. These fees are reduced by the "segment incentives" that the Company is credited with for each flight segment it books (at both its Tampa and San Diego facilities) through the SABRE system. To the extent that the segment incentives earned by the Company exceed the fees payable by it to American during each quarter, the Company receives such excess in cash.



Intellectual Property


      The Company markets its services in the United States under the names, "1-800-LOW-AIR-FARE," "1-800-FLY-4-LESS" and "1-888-999-VUELA."
"1-800-FLY-4-LESS," together with its logo, is a federally registered service mark in the name of the Company. The Company has filed an application to register the "1-800-LOW-AIR-FARE" name and logo as a federal service mark with the U.S. Patent and Trademark Office. It has also filed an application to register the Spanish language name, "1-888-999-VUELA," and related logo as a federal service mark with the U.S. Department of Commerce. There can be no assurance that such service marks will issue or of the effect such failure might have on the Company.

      On January 12, 1998, the Company received a letter from counsel for Travel 800, LLC, a wholly-owned subsidiary or Travel Services International, Inc. ("Travel"), (i) stating that the Company's use and advertisement of its "1-800 LOW-AIRFARE" mark and corresponding number is causing confusion among consumers and regulatory problems for Travel, (ii) claiming that Travel commenced use and promotion of its "1-800 LOW-FARE" mark and number prior to the Company's use and advertisement of its "1-800 LOW-AIRFARE" mark and number, and (iii) requesting that the Company cease and desist from continued use and advertisement of its "1-800 LOW-AIRFARE" mark and number. On or about April 27, 1998, Travel filed with the Trademark Trial and Appeal Board of the United States Patent and Trademark Office (the "Board") a Notice of Opposition (the "Opposition") opposing the Company's application for registration of the "1-800 LOW-AIRFARE" mark.

      The Company has investigated the facts underlying Travel's letter and Opposition and, through its counsel, is mounting a vigorous defense of its rights to use and market the "1-800 LOW-AIRFARE" name and number. In response to Travel's letter and Opposition, the Company filed an answer in which it has sought to have the Board overrule the Opposition and permit the Company to register the "1-800 LOW-AIRFARE" mark. The parties are currently pursuing discovery concerning the contentions advanced in this proceeding. If the Company decides to abandon its "1-800 LOW-AIRFARE" mark and number, it will instead promote its "1-800 FLY-4-LESS" mark and number.

      The Company considers its service marks and the related telephone numbers to be valuable assets. There can be no assurance, however, that if others develop trademarks or telephone numbers similar to those of the Company or challenge the Company's use of its service marks, that the Company would be able to successfully defend its marks.


Competition


      The travel agency industry is intensely competitive. The Company competes with a variety of other providers of travel and travel-related products and services. Its principal competitors are (i) other telemarketing travel companies, (ii) traditional travel agencies, (iii) air carrier vendors, and (iv) various online services available on the Internet. The Company's competitors generally have access to the same technology that the Company uses and also to other global distribution systems of electronic travel. See "-- SABRE Technology." Although distribution through travel agents continues to be the primary method of travel distribution, new channels of distribution are developing directly to businesses and consumers through computer on-line services, the Internet and private networks. In addition, individual consumers have access to other versions of SABRE technology and also to other global distribution systems of electronic travel permitting consumer-direct travel distribution via personal computer, cable television and other media. The Company faces competition in these channels not only from its principal competitors but also from possible new entrants in the sale of travel products and services and from travel providers that distribute their products and services directly. For example, in 1997, American Express Co. and Microsoft Corp. released an on-line travel booking service called Microsoft Expedia, and Preview Travel is a leading provider of on-line travel reservations. These companies compete with directly with the Company. In addition, the Internet permits consumers to have direct access to travel providers, thereby by-passing both travel agents and global distribution systems such as SABRE. Further, some of the Company's competitors have significantly greater financial or marketing resources than the Company. As a result, they may be able to respond more quickly to new or emerging technologies and changes in customer requirements than the Company.

      During periods of recession in the travel industry, the Company's competitive advantages with respect to quick, convenient processing of reservations and purchases of lowest-priced airfare may be of reduced importance. The Company's position in a recession may be more difficult than some of its competitors, since the Company targets the consumer market which may be the most adversely affected.

      The travel agency industry has also been experiencing consolidation. The Company may experience increased competition in the future if this trend continues and its competitors combine to form larger companies. The Company may not be able to remain competitive with larger travel agencies in the future or maintain its size and industry position relative to its competitors.


      The Company believes that its ability to compete depends upon a number of factors, including price, reliability, name and toll-free number recognition and speed of price quotations and reservations. There can be no assurance that the Company will be able to continue to compete successfully with respect to these or other factors.

Employees


      At July 15, 1998 the Company had approximately 245 full-time employees. All of the Company's reservation agents, supervisors and other worksite employees are provided through a professional employee leasing organization. The leasing organization is responsible for its employees' benefits. The Company provides all necessary training. The services agreement between the Company and the leasing organization may be terminated on 30 days' prior written notice.




Properties


      The Company's corporate headquarters are located at its 33,000 square foot reservation center in Tampa, Florida. The Company operates a second 9,200 square foot reservation center in San Diego, California acquired as part of the Stevens Merger. See "The Stevens Merger." The Company leases these properties from unaffiliated third parties and believes that its existing facilities are adequate for its current needs. The Company currently pays approximately $14,300 per month for its Tampa headquarters and approximately $12,000 per month for its San Diego reservation center.


Litigation


      The Company may be involved from time to time in routine litigation incidental to its business. However, the Company believes that it is not a party to any material pending litigation which is likely to have a significant negative impact on the business, income, assets or operation of the Company. See also "Risk Factors -- Risks Relating to Intellectual Property" and "Business -- Intellectual Property."

                                   MANAGEMENT

Executive Officers and Directors

      The executive officers and directors of the Company, and certain information concerning them, are as follows:


         Name            Age                    Position
--------------------     ---       ---------------------------------------------
Mark D. Mastrini....     35        President, Chief Executive Officer, Chief
                                   Operating Officer and Director
Jerrold B. Sendrow..     54        Chief Financial Officer, Vice
                                   President -- Finance, Treasurer and Secretary
Michael Gaggi.......     36        Director
Pasquale Guadagno...     41        Director
George A. Warde.....     76        Chairman of the Board
Carl A. Bellini.....     66        Director
L. Douglas Bailey...     57        Director
Biagio Bellizzi.....     59        Vice President -- Marketing
Frank Zhao..........     39        Vice President -- Controller

      Mr. Mastrini has served as the Company's Chief Operating Officer since January 1996, President since January 1997 and Chief Executive Officer since April 1998. Prior to joining the Company, from October 1992 until October 1996, Mr. Mastrini was the founder and owner of One on One Consulting, a consulting firm in Pueblo, Colorado. From September 1992 until October 1994, Mr. Mastrini was owner of X-Press Printing, a printing business in Pueblo, Colorado. From October 1993 until December 1996, he was the owner and editor of Pueblo West Eagle Monthly Magazine. From May 1991 until June 1992, Mr. Mastrini was Vice President of Sales and Marketing at the Braniff Airlines in Dallas, Texas, an airline which subsequently filed for protection under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court in the Eastern District of New York in July 1992.


      Mr. Sendrow has served as the Company's Chief Financial Officer, Vice President-Finance, Treasurer and Secretary since the incorporation of the Company in November 1995 and served as a director from inception until July 1997. From June 1994 through November 1995, Mr. Sendrow was employed by 1-800 Low-Air Fare, Inc., the Company's predecessor, in the same capacities. From March 1993 through June 1994, Mr. Sendrow was employed by MSW Columbia Travel Group, Inc. as vice president-finance. From December 1984 through March 1993, Mr. Sendrow was employed by Pisa Brothers, Inc. as controller. Mr. Sendrow has over 23 years experience in the travel industry.


      Mr. Gaggi has served as a director of the Company since its incorporation as 800 Travel Systems, Inc. in November 1995, and was its Chairman until April 1998. Since January 1998, Mr. Gaggi has been providing services through 8607 Colonial Group, Inc., a financial consulting firm which he controls to privately- and publicly-held companies. Mr. Gaggi served as a senior vice president at Joseph Stevens & Company, Inc., an investment banking firm in New York City from 1994 until December 1997, when he resigned from such position. From 1993 until 1994, Mr. Gaggi was employed as a vice president by Barington Capital. Mr. Gaggi has been a principal director of Upscale Eyeglass Boutiques Myoptics since 1990. Joseph Stevens & Company, Inc. is not affiliated with or related to The Joseph Stevens Group, Inc., the travel agency acquired by the Company in the Steven Merger, or its sole stockholder, The Joseph Stevens Group, LLC or any of its equity members.

      Mr. Guadagno has served as a director of the Company since its incorporation as 800 Travel Systems, Inc. in November 1995. Since October 1998 Mr. Guadagno has been Vice President-Investments at Robb Peck McCooey, an investment bank. Mr. Guadagno did not render substantial service to any firm from December 1997 through September 1998. Mr. Guadagno had been a Senior Vice-President at M.S. Farrell, Inc., an investment banking firm, from December 1996 to November 1997. From 1993 until November 1996, Mr. Guadagno was Senior Vice President of Euro-Atlantic Securities, Inc., an investment banking firm in Boca Raton, Florida. From 1990 through 1993, Mr. Guadagno was employed as a Senior Vice President by Smith-Barney in New York City.

      George A. Warde has served as a director of the Company since October 1997, and as its Chairman since April 1998. Since 1992, he has served as a consultant to various businesses including Oaklawn Partners Ltd. (a consulting firm), Sener (a financial advisory firm in Madrid, Spain), Aircraft Braking Systems, Inc. (a manufacturer of aircraft braking systems), Ayres Corp. (an aircraft manufacturer), Airline Capital Holding Corp. (an investment holding company that invests in airline projects), America Trans Africa Airlines (an airline) and Rich Airways (an airline on whose board he is also serving as a director). From October 1994 until January 1995, he served as temporary president and chief executive officer of Private Jet Expeditions, an airline. From August 1995 until February 1996, he served as president and chief executive officer of Presidential Air, an airline. From 1988 until 1992, Mr. Warde was managing director of Foshing Airlines, an airline which services continental Asia. From 1983 until 1988, he served as vice chairman of Continental Airlines and as president of its Pacific Division. From 1981 until 1983, he served as president and chief executive officer of Continental Airlines, and as a member of its board of directors. From 1974 until 1981, Mr. Warde served as senior vice president and a board member of Airbus Industrie, an airplane manufacturer in Toulouse, France. From 1960 until 1974, he was president, chief executive officer and director of American Airlines Inc. From 1950 until 1960, Mr. Warde was a superintendent of maintenance for Pan American World Airways. From 1940 until 1950, he was director of overseas maintenance for American Airlines.


      Carl A. Bellini has served as a director of the Company since November 1997. Mr. Bellini is a director (since August 1994), chief operating officer (since October 1993), and executive vice president of marketing and stores (since August 1992) of Revco D.S., Inc., the nation's second largest drugstore chain which was sold to the CVS chain in May 1997. From 1989 until 1992, he was president and chief executive officer of Erol's, Inc., a video and electronics chain. Prior thereto, from 1987 until 1989, Mr. Bellini was executive vice president of stores for Revco. From 1980 until 1987, Mr. Bellini was associated in various capacities with The Sherwin-Williams Company, including as president and manager of the stores division and as group vice president in charge of the retail paint and Gray Drug Fair drug store divisions. From 1975 until 1980, Mr. Bellini served as senior vice president of operations, distribution and real estate of Family Dollar Store. From 1955 until 1975, Mr. Bellini was associated in a variety of operations and management positions with W.T. Grant, a retail variety chain. Mr. Bellini is on the board of directors of Sel-Lab Marketing, a cosmetics firm. He is also advisor to the boards of Manco, a privately-owned adhesives and tape company, Sensormatic, a New York Stock Exchange-listed manufacturer of security devices, and Farmacia Ahumada, a Chilean drugstore chain, and a consultant to Ratcher Press, a publisher of Chain Drug Review and Mass Marketing Review, which are industry publications.

      L. Douglas Bailey has served as a director of the Company since November 1997. In 1995, he founded Bailey & Associates, Inc., an international retail consulting firm providing information and assistance to consumer goods companies and retail stores, distribution centers and business properties. From 1993 until 1995, Mr. Bailey was president of Home Shopping Club, Inc., the flagship company of the Home Shopping Network. From 1972 until 1992, he was employed in various capacities with the Eckerd Drug Company, most recently as senior vice president of procurement. In 1980, Mr. Bailey and his wife founded Regent Properties, a company specializing in the development of commercial warehouse and office space. From 1969 until 1970, Mr. Bailey was the Florida general merchandise manager of Cunningham Drugs, a drugstore chain. From 1964 until 1968, Mr. Bailey was softlines merchandise manager of Sears, Roebuck & Co. Mr. Bailey is on the board of directors of Sel-Lab Marketing, a cosmetics firm, and Goodwill Industries-Suncoast, Inc., a private foundation. He also serves on the boards of the Pinellas (Florida) Industrial Council and the Florida Lung Association, and serves on the board of trustees or advisory boards of Ruth Eckerd Hall (a performing arts center), The Goodwill-Suncoast Foundation, Inc. (a private foundation), the University of Florida Retail School and the University of Florida's Stavros Economic Center.

      Mr. Bellizzi has served as the Company's Vice President-Operations since its incorporation as 800 Travel Systems, Inc. in November 1995. From June 1995 through November 1995, Mr. Bellizzi was employed by 1-800 Low-Air Fare, Inc., the Company's predecessor, as vice president-operations. From 1991 through June 1995, Mr. Bellizzi was employed by Thomas Cook Travel, Inc. as Director-Leisure Marketing from 1993 until 1995 and as Director -- Retail Offices from 1991 to 1993. Mr. Bellizzi has over 30 years experience in the travel industry.

      Frank Zhao was appointed Vice President -- Controller of the Company in October 1997. Prior to joining the Company, Mr. Zhao a senior accountant at Toho Shipping (USA), a shipping company. From 1993 until 1995, Mr. Zhao was an associate auditor at Coopers and Lybrand in Washington, D.C. From 1986 until 1990, Mr. Zhao was finance manager of PDL Ltd., a trading and investment company in Hong Kong. From 1983 until 1986 he was a financial consultant at Beijing International Trust and Investment Corporation, an investment company in Beijing, China. Mr. Zhao is a certified public accountant.

Director Compensation


      As compensation for services, all outside directors are paid $2,000 per month and are reimbursed for all expenses incurred in participating in Board Meetings. In addition, in April 1998, the Company and Mr. Gaggi entered into a Consulting Agreement providing for a fee of $5,000 per month. As an additional incentive for his continued services, in December 1998, Mr. Gaggi was issued options to purchase 25,000 shares of Common Stock exercisable at a price of $5.50 per share.

      The Company issued options to purchase 100,000 shares, to each of Messrs. Warde, Bellini and Bailey in recognition of their agreements to serve as a Director of the Company. Of the options issued to each of Messrs. Warde, Bellini and Bailey, 50,000 are exercisable at $3.00 per share and 50,000 are exercisable at $3.10 per share.

      During 1996 and 1997 the Company paid personal expenses of certain directors aggregating approximately $250,000. In May 1998, Mr. Gaggi returned to the Company 24,765 shares of Common Stock in satisfaction of his outstanding obligation to the Company of $101,041.20, and Mr. Balsamo returned to the Company 24,766 shares of Common Stock in satisfaction of his outstanding obligation to the Company $146,614.72.

      For services rendered, in March 1996, the Company issued options to purchase 100,000 shares of Common Stock, exercisable at $1.00 per share, to each of Messrs. Gaggi and Guadagno. In addition, certain directors have received commissions in connection with private placement of the Company's securities. See "Certain Transactions."

Executive Compensation


      The following table sets forth the compensation paid or payable in respect of the years ended December 31, 1996 and December 31, 1997 to the Company's executive officers who earned over $100,000:


                           SUMMARY COMPENSATION TABLE


                                          Annual Compensation                            Long Term Compensation
                             --------------------------------------------  ------------------------------------------------
                                                                              Restricted       Securities
         Name and                                          Other Annual          Stock         Underlying        All Other
    Principal Position          Salary          Bonus      Compensation      Awards ($)(1)    Options/SARS     Compensation
---------------------------  -------------  ------------  ---------------  ----------------  ---------------  -------------
Mark Mastrini..........1996      $66,459            $0               $0       $120,000(1)              $0             $0
     President and Chief
     Operating Officer
Mark Mastrini..........1997     $125,205            $0           $8,333             $0                 $0             $0
     President and Chief
     Operating Officer


----------
(1) Represents 100,000 shares of Common Stock, valued at $1.20 per share.

Employment Agreements


      The Company has entered into employment agreements with each of Messrs. Mastrini, Sendrow and Bellizzi. Each of the employment agreements of Mr. Mastrini and Mr. Sendrow terminates on May 31, 2001. Mr. Bellizzi's employment agreement terminates on September 30, 2000. Pursuant to their respective agreements each of Messrs. Mastrini, Sendrow and Bellizzi has agreed to devote his entire working time and attention to the business of the Company. In addition, each of these individuals has agreed not to compete with the business of the Company for a period of ninety days following the termination of his employment with the Company.

      Pursuant to his agreement, as amended, Mr. Mastrini is entitled to receive a base salary initially at the rate of $200,000 per year. The base salary is to increase by 5% plus the annual increase in the consumer price index on each of June 1, 1999 and 2000. In addition to his base salary, Mr. Mastrini is to receive medical and disability insurance comparable to that provided to the Company's executive employees and a car allowance of $500 per month. As additional compensation for his services, the Company agreed to issue an aggregate of 150,000 shares of Common Stock to Mr. Mastrini, including 100,000 shares issued upon execution of his employment agreement, of which 50,000 vested immediately and 50,000 are subjected to forfeiture in the event Mr. Mastrini is not in the employ of the Company 12 months after execution of the agreement, and 50,000 shares are to be issued to him on September 1, 1999 (assuming he is then employed by the Company).

      In addition to his shares, the Company issued to Mr. Mastrini options, exercisable at $5.00 per share, to purchase 50,000 shares of Common Stock, and upon completion of the IPO issued to Mr. Mastrini registered warrants, identical to the Warrants offered under this Prospectus, to purchase 25,000 shares of Common Stock. In April 1998, the Company restructured Mr. Mastrini's compensation package by (i) issuing options to purchase 40,000 shares of Common Stock exercisable at $3.00 per share, 33,333 shares which vest on September 30, 2000 and the remainder which vest on January 1, 2001, and (ii) redeeming from Mr. Mastrini 20,000 shares of Common Stock at $5.00 per share. In September 1998, the Company issued to Mr. Mastrini options to purchase 300,000 shares of Common Stock exercisable at $5.00 per share. In December 1998, the Company issued to Mr. Mastrini options to purchase 15,000 shares of Common Stock exercisable at $5.50 per share, half of which vest on June 15, 2000 and the remainder of which vest on December 15, 2000.


      In the event of death, all of his stock and options will vest immediately. In the event that Mr. Mastrini's employment is "constructively terminated" (as that term is defined in his employment agreement) all of his stock and options will vest immediately and he will be entitled to receive the compensation due under his employment agreement in one lump sum.

      Pursuant to his agreement Mr. Sendrow is entitled to receive a base salary initially at the rate of $86,500 per year. Mr. Sendrow's base salary increases by 5% plus the annual increase in the consumer price index on each of June 1, 1999 and 2000. In addition to his base salary Mr. Sendrow is to receive medical and disability insurance comparable to that provided to the Company's executive employees generally and a car allowance of $350 per month. At the time of the execution of his employment agreement, the Company had issued an aggregate of 100,000 shares of Common Stock to Mr. Sendrow. As additional consideration for his services, the Company issued options, exercisable at $5.00 per share, to purchase 25,000 shares of the Company's Common Stock.

      In September 1998, the Company issued to Mr. Sendrow options to purchase 25,000 shares of Common Stock exercisable at $5.00 per share. In December 1998, the Company issued to Mr. Sendrow options to purchase 10,000 shares of Common Stock exercisable at $5.50 per share, half of which vest on June 15, 2000 and the remainder of which vest on December 15, 2000.

      Pursuant to his agreement, Mr. Bellizzi is entitled to receive a base salary initially at the rate of $50,000 per year, subject to a discretionary increase based upon the Board of Directors review of his performance at the end of this year. Mr. Bellizzi's base salary increases by 5% plus the annual increase in the consumer price index on each of October 1, 1998 and 1999. In addition to his base salary, Mr. Bellizzi is to receive medical and disability insurance comparable to that provided to the Company's executive employees generally. At the time of the execution of his employment agreement, the Company had issued an aggregate of 50,000 shares of Common Stock to Mr. Bellizzi. As additional consideration for his services, the Company issued options, exercisable at $5.00 per share, to purchase 12,500 shares of the Company's Common Stock.

      In September 1998, the Company issued to Mr. Bellizzi options to purchase 2,000 shares of Common Stock exercisable at $5.00 per share. In December 1998, the Company issued to Mr. Bellizzi options to purchase 7,000 shares of Common Stock exercisable at $5.50 per share, half of which vest on June 15, 2000 and the remainder of which vest on December 15, 2000.

      In 1998, the Company entered into 2-year employment agreements with each of Ms. Constance Norris (Vice President - Operations) and Frank Zhao (Controller and Vice President - Finance), commencing June 1, 1998. Pursuant to their agreements Ms. Norris and Mr. Zhao are entitled to receive a base salary initially at the rate of $57,000 per year, increased by five percent plus the annual increase in the consumer price index on each of June 1, 1999 and 2000. In addition, Ms. Norris and Mr. Zhao are to receive medical and disability insurance comparable to that provided to the Company's employees.

      In September 1998, the Company issued to Ms. Norris and Mr. Zhao options to purchase 20,000 shares each of Common Stock exercisable at $5.00 per share. In December 1998, the Company issued to Ms. Norris and Mr. Zhao options to purchase 7,000 shares each of Common Stock exercisable at $5.50 per share, half of which vest on June 15, 2000 and the remainder of which vest on December 15, 2000.


Consultant


      Lucien Bittar served as a consultant to the Company from January 1997 until March 1998 pursuant to an agreement which is scheduled to expire in January 2000 and which provides for a consulting fee of $6,000 per month. Since April 1998, Mr. Bittar has been on an unpaid leave of absence. At his option Mr. Bittar may return as a consultant to the Company on the same terms for the remainder of the original term of his consulting agreement. Mr. Bittar served as the Company's President and Chief Operating Officer and a director from its incorporation as 800 Travel Systems, Inc. in November 1995 until January 1997. Mr. Bittar served as the Vice-Chairman of the Board from April 1996 until February 1997. From August 1994 through November 1995, Mr. Bittar was president and a director of 1-800 Low-Air Fare, Inc., the Company's predecessor. Mr. Bittar founded Filigree, Inc., a travel consulting company, in May 1989 and served as its president and chief executive officer from that time until he joined 1-800 Low-Air Fare, Inc. in August 1994. Prior to 1989, Mr. Bittar was employed by Thomas Cook Travel,

Inc. During that time he served as executive vice president responsible for all United States operations and a member of the Board of Directors. Mr. Bittar currently owns 175,000 shares of Common Stock.


Additional Service Provider


      Scot Spencer was engaged by the Company pursuant to a Services Agreement in November 1995 to assist the Company in locating sources of financing. Mr. Spencer's agreement, which by its terms expired on December 31, 1996, provided for a weekly fee of $2,500. From the expiration of the agreement until September 19, 1997, the Company paid Mr. Spencer a fee of $3,000 per week for services rendered with respect to the Company's financing arrangements, including services rendered with respect to the IPO. In addition, the Company had paid various expenses incurred by Mr. Spencer in performing services on behalf of the Company. Mr. Spencer resigned from his position with the Company as of September 19, 1997. The Company has not engaged Mr. Spencer from such date and does not intend to engage him in the future. In May 1996, in a proceeding captioned United States of America v. Scot Spencer, U.S. District Court, E.D.N.Y., Mr. Spencer was convicted of one count of bankruptcy fraud and one count of conspiracy to commit bankruptcy fraud as a result of his activities in connection with Braniff Airlines and sentenced to 51 months in jail. On appeal, the Second Circuit Court of Appeals affirmed Mr. Spencer's conviction and sentence on October 30, 1997. He began serving such sentence in May 1998. From 1988 through 1989 Mr. Spencer served as a consultant to the corporate parent of Braniff Airlines, which filed for bankruptcy protection under Chapter 11 of the Bankruptcy Code in 1989 in the U.S. Bankruptcy Court, Central District of Florida. From 1990 to June 30, 1991 Mr. Spencer served as president of Braniff Airlines which subsequently filed for bankruptcy in the Bankruptcy Court, Eastern District of New York, in July 1992 at which time it permanently ceased operations.


Promoter

      Vito Balsamo, a former director of the Company, may be considered a promoter of the Company. Since December 1997, Mr. Balsamo has been Vice President of Investments at Lexington Capital Partners and Company Ltd. From 1994 until December 1997, Mr. Balsamo held the position of Senior Vice President of Joseph Stevens & Company, L.P., the investment banking firm with which Mr. Gaggi is affiliated. Before joining Joseph Stevens & Company Mr. Balsamo served as Vice President of Barington Capital (September 1993 -- 1994) and as account executive with Thomas James and Company (September 1992 -- September 1993).

Engagement of Employees and Others

      The Board of Directors has determined that the engagement of any individual, as an employee or otherwise, whose compensation is reasonably anticipated to exceed $50,000 per annum, inclusive of reimbursable expenses, will require approval of a majority of the Board.

Stock Option Plan


      Under the Company's 1997 Stock Option Plan (the "1997 Stock Option Plan"), 250,000 shares of Common Stock were reserved for issuance upon exercise of stock options. The 1997 Stock Option Plan is designed as a means to attract, retain and motivate qualified and competent persons who are key to the Company and its subsidiaries, including employees, officers and directors, and upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons. For purposes of this discussion, the term director includes directors of the Company and directors of any of its subsidiaries.

      The Compensation Committee of the Board of Directors or, in the absence of the appointment of a Committee, the Board of Directors (collectively referred to herein as the "Compensation Committee") administers and interprets the 1997 Stock Option Plan and is authorized to grant options thereunder to all eligible employees, officers and directors of the Company. The 1997 Stock Option Plan provides for the granting of both incentive stock options and nonqualified stock options. Options are granted under the 1997 Stock Option Plan on such terms and at such prices as determined by the Compensation Committee, except that the per share exercise price of incentive stock options cannot be less than the fair market value of the Common Stock on the date of grant. Each option is exercisable after the period or periods specified in the option agreement, but no option may be exercisable after the expiration of ten years from the date of grant. Incentive stock options granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of stock of the Company must have an exercise price of at least 110% of the fair market value of the Common Stock on the date of grant and a term of no more than five years.

      No incentive stock option, and unless the Compensation Committee's prior written consent is obtained (which consent may be obtained at the time an Option is granted) and the transaction does not violate the requirements of Rule 16b-3 promulgated under the Exchange Act no nonqualified stock option, may be transferred other than by will or the laws of descent and distribution. Each option may be exercisable during the optionee's lifetime only by the optionee, or in the case of a nonqualified stock option that has been transferred with the Compensation Committee's prior written consent, only by the transferee consented to by the Compensation Committee. Unless the Compensation Committee's prior written consent is obtained (which consent may be obtained at the time an Option is granted) and the transaction does not violate the requirements of Rule 16b-3 promulgated under the Exchange Act, no shares of Common Stock acquired by an officer, as that term is defined under Rule 16b-3, of the Company or director pursuant to the exercise of an option may be transferred prior to the expiration of the six-month period following the date on which the option was granted.


      The 1997 Stock Option Plan also authorizes the Company to make or guarantee loans to optionees to enable them to exercise their options. Such loans must (i) provide for recourse to the optionee, (ii) bear interest at a rate no less than the prime rate of interest, and (iii) be secured by the shares of Common Stock purchased. The Board of Directors has the authority to amend or terminate the 1997 Stock Option Plan, provided that no such action may substantially impair any outstanding option without the written consent of the holder, and provided further that certain amendments of the 1997 Stock Option Plan are subject to shareholder approval. Unless terminated sooner, the 1997 Stock Option Plan will continue in effect until all options granted thereunder have expired or been exercised, provided that no options may be granted after 10 years from the date the Board of Directors adopted the 1997 Stock Option Plan.

      As of December 31, 1998, the Company had outstanding options to purchase all 250,000 shares of Common Stock under the 1997 Stock Option Plan at a weighted average exercise price of $4.68 per share.

      In December 1998, the Board of Directors approved and adopted the Company's 1998 Stock Option Plan, identical to the 1997 Stock Option Plan, and under which the Company is authorized to issue 250,000 shares of Common Stock. As of December 31, 1998, the Company had outstanding options to purchase 100,000 shares of Common Stock under the 1998 Stock Option Plan, each at an exercise price of $5.50 per share.


Lock-Up Agreements


      Each of the officers and directors of the Company, as well as Vito Balsamo, a former director of the Company, has agreed not to sell any of the shares of Common Stock or Warrants currently held by him until January 21, 2000. In addition, Mr. Bittar, a former officer and director of the Company, has agreed not to sell any of his shares of Common Stock, other than 25,000 shares, until January 21, 2000.

                              CERTAIN TRANSACTIONS

      The Company commenced operations in November 1995, upon the Company's purchase of certain assets and assumption of certain liabilities of 1-800 Low-Air Fare, Inc., a Delaware corporation, and its wholly-owned subsidiary S. Travel, Inc., a Delaware corporation (collectively, the "Predecessor Business"), pursuant to an Asset Purchase Agreement dated November 13, 1995 (the "Asset Purchase Agreement"). Under the Asset Purchase Agreement, the Company acquired all rights to the tradename "1-800 Low Air Fare" and the telephone number corresponding thereto, together with certain furniture, fixtures, equipment and other assets including the Predecessor Business' SABRE Subscription Agreement. In exchange, the Company paid the Predecessor Business $100,000, and assumed certain of its liabilities. Additionally, the Company agreed to issue 600,400 shares of its Common Stock, including 300,000 shares to be issued to the creditors of the Predecessor Business in exchange for forgiveness of the debt of the Predecessor Business, at the exchange rate of $10 of debt for each share of Common Stock. The creditors of the Predecessor Business elected to convert $1,664,340 of such indebtedness for 166,434 shares of Common Stock. The remaining 133,566 shares were issued to S. Travel, Inc.


      In 1996, the Company issued 100,000 shares of Common Stock to Mark D. Mastrini, the Company's Chief Operating Officer, as part of his compensation. In connection with this issuance the Company accrued compensation expense of $120,000. The Company has also agreed to issue 50,000 shares to Mr. Mastrini if he remains in the employ of the Company for a period of two years from the closing of the IPO. In addition, pursuant to the terms of his Employment Agreement, the Company agreed to grant to Mr. Mastrini options to purchase 50,000 shares of Common Stock, exercisable at $5.00 per share and warrants, identical to those offered under this Prospectus, to purchase 25,000 shares. The 50,000 shares to be granted to Mr. Mastrini will be treated as compensation and amortized over the two-year period during which they are deemed earned.

      In April 1998, the Company restructured Mr. Mastrini's compensation package by (i) issuing options to purchase 40,000 shares of Common Stock exercisable at $3.00 per share, 33,333 shares which vest on September 30, 2000 and the remainder which vest on January 1, 2001, and (ii) redeeming from Mr. Mastrini 20,000 shares of Common Stock at $5.00 per share.

      In September 1998, the Company issued to Mr. Mastrini options to purchase 300,000 shares of Common Stock exercisable at $5.00 per share. In December 1998, the Company issued to Mr. Mastrini options to purchase 15,000 shares of Common Stock exercisable at $5.50 per share, half of which vest on June 15, 2000 and the remainder of which vest on December 15, 2000.

      In 1995, in connection with the initial capitalization of the Company, the Company issued 100,000 shares of Common Stock to Jerrold B. Sendrow, the Company's Chief Financial Officer, for which he paid $1,000. The Company did not accrue any compensation expense in connection with this transaction. In addition, in 1997 the Company agreed to grant to Mr. Sendrow options to purchase 25,000 shares of Common Stock, exercisable at $5.00 per share.

      In September 1998, the Company issued to Mr. Sendrow options to purchase 25,000 shares of Common Stock exercisable at $5.00 per share. In December 1998, the Company issued to Mr. Sendrow options to purchase 10,000 shares of Common Stock exercisable at $5.50 per share, half of which vest on June 15, 2000 and the remainder of which vest on December 15, 2000.

      In 1995, in connection with the initial capitalization of the Company, the Company issued 50,000 shares of Common Stock to Biagio Bellizzi, the Company's Vice-President, Marketing for which he paid $500.00. The Company did not accrue any compensation expense in connection with this transaction. In addition, in 1997 the Company granted to Mr. Bellizzi options to purchase 12,500 shares of Common Stock, exercisable at $5.00 per share. The Company did not accrue any compensation expense in connection with the grant of such options to Mr. Bellizzi or in connection with the options granted to Messrs. Mastrini and Sendrow set forth in the two preceding paragraphs.

      Pursuant to his agreement, Mr. Bellizzi is entitled to receive a base salary initially at the rate of $50,000 per year, subject to a discretionary increase based upon the Board of Directors review of his performance at the end of this year. Mr. Bellizzi's base salary increases by 5% plus the annual increase in the consumer price index on each of October 1, 1998 and 1999. In addition to his base salary, Mr. Bellizzi is to receive medical and disability insurance comparable to that provided to the Company's executive employees generally. At the time of the execution of his employment agreement, the Company had issued an aggregate of 50,000 shares of Common Stock to Mr. Bellizzi. As additional consideration for his services, the Company issued options, exercisable at $5.00 per share, to purchase 12,500 shares of the Company's Common Stock.

      In September 1998, the Company issued to Mr. Bellizzi options to purchase 2,000 shares of Common Stock exercisable at $5.00 per share. In December 1998, the Company issued to Mr. Bellizzi options to purchase 1,000 shares of Common Stock exercisable at $5.50 per share, half of which vest on June 15, 2000 and the remainder of which vest on December 15, 2000.

      In 1998, the Company entered into 2-year employment agreements with each of Ms. Constance Norris (Vice President - Operations) and Frank Zhao (Controller and Vice President - Finance), commencing June 1, 1998. Pursuant to their agreements Ms. Norris and Mr. Zhao are entitled to receive a base salary initially at the rate of $57,000 per year, increased by five percent plus the annual increase in the consumer price index on each of June 1, 1999 and 2000. In addition, Ms. Norris and Mr. Zhao are to receive medical and disability insurance comparable to that provided to the Company's employees.

      In September 1998, the Company issued to Ms. Norris and Mr. Zhao options to purchase 20,000 shares each of Common Stock exercisable at $5.00 per share. In December 1998, the Company issued to Ms. Norris and Mr. Zhao options to purchase 7,000 shares each of Common Stock exercisable at $5.50 per share, half of which vest on June 15, 2000 and the remainder of which vest on December 15, 2000.

      In December 1997, the Company issued options to purchase 50,000 shares, exercisable at $3.00 per share, to each of Messrs. Warde, Bellini and Bailey in recognition of their agreements to serve as directors of the Company. The Company also agreed to issue in June 1998 additional options to purchase 50,000 shares, exercisable at $3.00 per share. In May of 1998, Messrs. Warde, Bellini and Bailey agreed to forego receipt of the options to be issued in June 1998, accepting in exchange options to purchase 50,00 shares of Common Stock at $3.10 per share.


      Perry Trebatch, who beneficially owns more than 5% of the Company's outstanding capital stock, has purchased shares of the Company's Common Stock and loaned money to the Company on various occasions.

      In August 1995, Mr. Trebatch loaned $200,000 to the Predecessor Business for which he received notes bearing interest at the rate of 10% per annum. The obligation under these notes was assumed by the Company in connection with the acquisition of the assets of the Predecessor Business. In addition to its agreement to pay the principal and interest accrued, the Company issued 200,000 shares of its Common Stock to Mr. Trebatch in consideration for his agreement to allow the Company to assume this loan. Such shares were valued at $1.20 per share for purposes of determining the purchase price of the Predecessor Business. As a result of the Company's failure to timely repay these notes, in 1996, the principal amount thereof was increased to $300,000 and the Company accrued interest expense of $100,000. As a result of the Company's failure to timely repay a portion of the principal amount of these notes, at the time a partial principal payment was made, the remaining principal balance of $200,000 was increased to $250,000 and the Company accrued interest expense of $50,000. In April 1996, Mr. Trebatch purchased 100,000 shares of Common Stock at a price of $2.00 per share. In January 1997, Mr. Trebatch was issued 60,000 shares in consideration of his agreement to extend the due date of the Company's notes in respect of which the Company accrued interest expense of $120,000. Taking into account the value of the shares received by Mr. Trebatch for his loans and the increase in principal resulting from the Company's failure to timely repay amounts due, Mr. Trebatch has received interest on all amounts loaned to the Company at an effective rate of 135% per annum.

      As of December 1997, the Company and Mr. Trebatch entered into an amended agreement wherein Mr. Trebatch agreed to amend the terms of his loan to the Company to provide that interest on the outstanding principal amount thereof will accrue at the rate of 12% per annum beginning as of the January 21, 1998, and that interest accrued and the principal portion of the Note will be paid in twelve equal monthly installments commencing December 31, 1997 and continuing through November 30, 1998. Under the amended agreement, the Company has no obligation to register Mr. Trebatch's shares and, with respect to shares of Common Stock he currently owns, Mr. Trebatch has agreed that he will not offer, sell or otherwise dispose of ("Sell") any such shares until January 21, 1999. In addition, Mr. Trebatch agreed to return warrants to purchase 300,000 shares of Common Stock at an exercise price of 110% of the price at which the Common Stock is being offered under this Prospectus (the "IPO Price") which he had previously been granted and receive in lieu therefor warrants to purchase 100,000 shares of Common Stock at an exercise price equal to 200% of the IPO Price, exercisable for a period of 7 years. To secure its obligations under the loan, the Company granted Mr. Trebatch a security interest on portions of the Company's telephone system, and upon an event of default, Mr. Trebatch may file previously executed notices on UCC Form 1 to perfect such security interest.

      Michael Cantor, who beneficially owned more than 5% of the Company's outstanding capital stock, has purchased shares of the Company's Common Stock and loaned money to the Company on various occasions.


      In October 1995, Mr. Cantor loaned the Predecessor Business $100,000. This obligation was assumed by the Company in connection with the acquisition of the assets of the Predecessor Business. As a result of the Company's failure to timely repay this amount, in June 1996 Mr. Cantor was issued 220,600 shares of Common Stock in respect of which the Company accrued interest expense of $551,500. In January 1996, Mr. Cantor loaned the Company $100,000. In addition to interest at the rate of 10% per annum, the Company issued Mr. Cantor 10,000 shares of Common Stock in consideration of this loan in respect of which the Company accrued interest expense of $12,000. Taking into account the value of the shares received by Mr. Cantor as consideration for his loans to the Company and as a consequence of the Company's failure to timely repay amounts due, Mr. Cantor has received interest on all amounts loaned to the Company at an effective rate of 886% per annum.

      In connection with the acquisition of the assets of the Predecessor Business, Dr. Jose Colon (a shareholder who is not an officer, director, promoter, or affiliate of the Company), was issued 40,000 shares of Common Stock. In January 1996, in connection with a loan made by Dr. Colon, the Company issued 2,500 shares of Common Stock to Dr. Colon, valued at $1.20 per share in connection with which it accrued interest expense of $3,000. In July 1996, as a result of its failure to timely repay this loan the Company issued 30,000 shares of Common Stock to Dr. Colon, in respect of which the Company accrued interest expense of $75,000. Taking into account the value of the shares received by Dr. Colon as consideration for his loans to the Company and as a consequence of the Company's failure to repay amounts due, Dr. Colon has received interest on all amounts loaned by the Company at an effective rate of 312% per annum.

      In 1996 the Company sold and issued 1,387,500 shares of Common Stock to investors in a private placement conducted in connection with various individuals who received finder's fees. The Common Stock was sold at an average price per share of $2.11. The individuals set forth below were paid the following commissions in connection with the Company's securities in the private placement: (i) Pasquale Guadagno (Director) -- $45,000; (ii) Mark D. Mastrini (President, Chief Operating Officer and Director) -- $2,000; (iii) Jerrold B. Sendrow (Vice-President -- Finance, Chief Financial Officer, Treasurer and Secretary) -- $2,000; (iv) Scot Spencer (service provider to the Company) -- $231,000; (v) Scott M. Goodman an unaffiliated broker -- $40,000; and (vi) Mario Giovanelli an unaffiliated broker -- $20,000. Messrs. Mastrini and Sendrow subsequently returned such commissions to the Company. The offering was made in reliance on Section 4(2) of the Securities Act and Regulation D promulgated thereunder, as an offering only to "accredited investors" (as such term is defined in Rule 501 of the Securities Act) without general solicitation or advertisements. The Company also paid Mr. Guadagno $10,000 in connection with the issuance of shares to one of the Company's lenders.

      In 1996, the Company issued options to purchase 100,000 shares of Common Stock at $1.00 per share to each of Messrs. Gaggi and Guadagno (each a director of the Company) and to Mr. Vito Balsamo, a former director of the Company.

      During 1996 and 1997 the Company paid personal expenses of certain directors aggregating approximately $250,000. In May 1998, Mr. Gaggi returned to the Company 24,765 shares of Common Stock in satisfaction of his outstanding obligation to the Company of $101,041.20, and Mr. Balsamo returned to the Company 24,766 shares of Common Stock in satisfaction of his outstanding obligation to the Company $146,614.72.

      The Company believes that each of the foregoing transactions was completed on terms at least as favorable to the Company as those which would have been obtained from an unaffiliated party, and intends to conduct all future transactions with directors, officers and affiliates of the Company on an arms-length basis on terms no less favorable than would be obtained from unaffiliated third parties. Furthermore, all such transactions will require the approval of a majority of the independent, disinterested directors. In addition, the Company intends that in the future, all stock options that it grants will have exercise prices of no less than 85% of the then current fair market value of the Common Stock.

                             PRINCIPAL STOCKHOLDERS


      The following table sets forth information regarding the beneficial ownership of the Company's Common Stock by (a) each person who was known by the Company to beneficially own more than five percent of the Company's outstanding Common Stock, (b) each executive officer who owns beneficially any shares, and
(c) all directors and executive officers of the Company as a group.

                                                                          Percentage
                                        Number of Shares        of Common Stock Outstanding(2)
                                          Beneficially      -------------------------------------
         Name and Address(1)                Owned(1)          Before Offering      After Offering
-------------------------------------  -------------------  ------------------   ----------------
Michael Gaggi(3).....................            545,570                7.3%                 5.0%
Pasquale Guadagno(4).................            790,899               10.5%                 7.3%
Mark D. Mastrini(5)..................            430,000                5.7%                 4.0%
Jerrold B. Sendrow(6)................            137,500                1.8%                 1.3%
Biagio Bellizzi(7)...................             58,250                0.8%                 0.5%
Perry Trebatch.......................            480,000                6.4%                 4.4%
Mees Pierson (Bahamas) Ltd.(8).......            492,000                6.6%                 4.5%
George A. Warde(9)...................            100,000                1.3%                 0.9%
Carl A. Bellini(9)...................            100,000                1.3%                 0.9%
L. Douglas Bailey(9).................            100,000                1.3%                 0.9%
Joseph and Louise Modica(10).........            434,566                5.8%                 4.0%
Officers and Directors as a Group(11)
  (8 persons)........................          2,262,219               30.2%                20.9%


----------

      * Less than 1%

(1) Unless otherwise indicated, the address of each of the beneficial owners identified is 4802 Gunn Highway, Suite 140, Tampa, Florida 33624.

(2) Unless otherwise indicated, each person has sole voting and investment power with respect to all such shares.


(3) Does not include 2,500 shares owned beneficially by Rose Gaggi, Mr. Gaggi's mother, as to which shares Mr. Gaggi disclaims beneficial ownership. Includes 335 shares issuable upon exercise of options which are immediately exercisable at $1.00 per share.

(4) Includes 65,999 shares issuable upon exercise of options which are immediately exercisable at $1.00 per share.

(5) Includes (i) 25,000 shares issuable upon exercise of options which are immediately exercisable at $5.00 per share, (ii) 25,000 shares issuable upon exercise of options which are exercisable as of January 21, 1999 at $5.00 per share, (iii) 50,000 shares issuable upon exercise of options which are immediately exercisable at $5.00 per share and (iv) 250,000 shares issuable upon exercise of options which are immediately exercisable at $5.00 per share.

(6) Includes 37,500 shares issuable upon exercise of options which are immediately exercisable at $5.00 per share.

(7) Includes 8,250 shares issuable upon exercise of options which are immediately exercisable at $5.00 per share.

(8) Includes 67,000 shares purchasable upon exercise of options immediately exercisable at a price of $1.00 per share. The beneficial owners of the shares registered under this name are Clive Knowles and Sonia Gallanos.

(9) Comprised of (i) 50,000 shares purchasable pursuant to options immediately exercisable at a price of $3.00 per share and (ii) 50,000 shares purchasable pursuant to options immediately exercisable at a price of $3.10 per share.

(10) The address of such persons is 157 Narrow North, Staten Island, New York 10305.

(11) Includes 762,084 shares purchasable pursuant to the options referred to in footnotes 3, 4, 5, 6, 7 and 8.

                               CONCURRENT OFFERING


      The Registration Statement covering this Prospectus also includes the Prospectus Supplement covering an offering by the Selling Securityholders. The 478,284 Registered Shares and 250,000 Registered Warrants are being registered, at the Company's expense (except for legal fees and expenses for counsels to the Selling Securityholders), under the Securities Act and are freely tradeable. The Company will not receive any proceeds from the sale of the Registered Securities.

      There are no material relationships between any holders of the Registered Securities and the Company, nor have any such material relationships existed within the past three years. See "Principal Stockholders" and "Certain Transactions."


      The Selling Securityholders may from time to time sell all or a portion of their Registered Securities in the over-the-counter market or on any national securities exchange or automated interdealer quotation system on which the Registered Securities may hereafter be listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The Registered Securities may be sold directly or through brokers or dealers or in a distribution by one or more underwriters on a firm commitment or best efforts basis. The methods by which the Registered Securities may be sold include (i) a block trade (which may involve crosses) in which the broker or dealer engaged will attempt to sell the Registered Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, (ii) purchases by a broker or dealer as principal and resales by such broker dealer for its account pursuant to this Prospectus and the accompanying Prospectus Supplement, (iii) ordinary brokerage transactions and transactions in which the broker solicits purchasers or to or through marketmakers, (iv) transactions in put or call options or other rights (whether exchange-listed or otherwise) established after the effectiveness of the Registration Statement of which this Prospectus is a part and (v) privately negotiated transactions. In addition, any of the Registered Securities that qualify for sale pursuant to Rule 144 under the Securities Act may be sold in transactions complying with such Rule, rather than pursuant to this Prospectus and the accompanying Prospectus Supplement.

      In the case of the sales of the Registered Securities effected to or through broker-dealers, such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders or the purchasers of the Registered Securities, sold by or through such broker-dealers, or both. The Company has advised the Selling Securityholders that the anti-manipulative provisions of Regulation M under the Exchange Act may apply to their sales in the market and has informed them of the need for delivery of copies of this Prospectus and the accompanying Prospectus Supplement. The Company is not aware as of the date of this Prospectus of any agreements between any of the Selling Securityholders and any broker-dealers with respect to the sale of the Registered Securities. The Selling Securityholders and any broker-dealers or agents participating in the distribution of the Securities may be deemed to be "underwriters" within the meaning of the Securities Act and any commissions received by any such broker-dealers or agents and profit on any resale of the Registered Securities may be deemed to be underwriting commissions under the Securities Act. The commissions received by a broker-dealer or agent may be in excess of customary compensation. The Company will receive no part of the proceeds from the sale of any of the shares of the Registered Securities by the Selling Securityholders.

      The Company will pay all costs and expenses incurred in connection with the registration under the Securities Act of the Registered Securities offered by the Selling Securityholders, including without limitation all registration and filing fees, listing fees, printing expenses, fees and disbursements of counsel and accountants for the Company. Each Selling Stockholder will pay all brokerage fees and commissions, if any, incurred in connection with the sale of the Registered Securities owned by the Selling Stockholder. In addition, the Company has agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act.

      There is no assurance that any of the Selling Securityholders will sell any or all of the Registered Securities offered by them.

                            DESCRIPTION OF SECURITIES


      As of the date hereof, the authorized capital stock of the Company consists of (i) 20,000,000 shares of Common Stock, par value $.01 per share, 7,497,096 shares of which are issued and outstanding, and (ii) 1,000,000 shares of Preferred Stock, of which none are outstanding. The following summary description of the capital stock of the Company is qualified in its entirety by reference to the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company, copies of which are filed as exhibits to the Registration Statement of which this Prospectus is a part. See "Additional Information."


Common Stock

      Subject to the rights of the holders of any Preferred Stock which may be outstanding, each holder of Common Stock on the applicable record date is entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor, and, in the event of liquidation, to share pro rata in any distribution of the Company's assets after payment or providing for the payment of liabilities and the liquidation preference of any outstanding Preferred Stock. Each holder of Common Stock is entitled to one vote for each share held of record on the applicable record date on all matters presented to a vote of stockholders, including the election of directors. Holders of Common Stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities. Except as disclosed herein, there are no conversion rights or redemption or sinking fund provisions with respect to the Common Stock. All outstanding shares of Common Stock are, and the shares of Common Stock offered under this Prospectus will be when issued, fully paid and nonassessable.

Preferred Stock

      The Board of Directors is authorized, without any action of the stockholders, to provide for the issuance of one or more series of Preferred Stock and to fix the designation, preferences, powers and relative, participating, optional and other rights, qualifications, limitations and restrictions thereof including, without limitation, the dividend rate, voting rights, conversion rights, redemption price and liquidation preference per series of Preferred Stock. Any series of Preferred Stock so issued may rank senior to the Common Stock with respect to the payment of dividends or amounts to be distributed upon liquidation, dissolution or winding up. There are no agreements or understandings for the issuance of Preferred Stock, and the Board of Directors has no present intent to issue any Preferred Stock. The existence of authorized but unissued Preferred Stock may enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the Board of Directors were to determine that a takeover proposal is not in the Company's best interests, the Board of Directors could cause shares of Preferred Stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquiror or insurgent stockholder or stockholder group. The issuance of shares of Preferred Stock pursuant to the Board of Directors' authority described above could decrease the amount of earnings and assets available for distribution to holders of Common Stock and adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deferring or preventing a change in control of the Company.

Warrants


      The Warrants were issued in registered form pursuant to an agreement dated January 13, 1998 (the "Warrant Agreement"), between the Company and Continental Stock Transfer Corporation, as Warrant Agent (the "Warrant Agent"). The following discussion of certain terms and provisions of the Warrants is qualified in its entirety by reference to the Warrant Agreement. A form of the certificate representing the Warrants which form a part of the Warrant Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

      Each of the Warrants entitles the registered holder to purchase one share of Common Stock. The Warrants are exercisable at a price equal to $6.25 (which exercise price has been arbitrarily determined by the Company and the Representatives), subject to certain adjustments. The Warrants are entitled to the benefit of adjustments in their exercise prices and in the number of shares of Common Stock or other securities deliverable upon the exercise thereof in the event of a stock dividend, stock split, reclassification, reorganization, consolidation or merger. The Warrant exercise period and the Warrant exercise price may not be changed or revised by the Company without the prior written consent of First London.

      The Warrants may be exercised at any time and continuing thereafter until 5:00 pm on January 13, 2003, unless such period is extended by the Company. After the expiration date, Warrant holders shall have no further rights. Warrants may be exercised by surrendering the certificate evidencing such Warrant, with the form of election to purchase on the reverse side of such certificate properly completed and executed, together with payment of the exercise price and any transfer tax, to the Warrant Agent. If less than all of the Warrants evidenced by a warrant certificate are exercised, a new certificate will be issued for the remaining number of Warrants. Payment of the exercise price may be made by cash, bank draft or official bank or certified check equal to the exercise price.

      Warrant holders do not have any voting or any other rights as shareholders of the Company. The Company has the right at any time to redeem the Warrants, at a price of $.05 per Warrant, by written notice to the registered holders thereof, mailed not less than 30 nor more than 60 days prior to the Redemption Date. The Company may exercise this right only if the closing bid price for the Common Stock for seven trading days during a 10 consecutive trading day period ending no more than 15 days prior to the date that the notice of redemption is given, equals or exceeds $10.00 per share, subject to adjustment. If the Company exercises its right to call Warrants for redemption, such Warrants may still be exercised until the close of business on the day immediately preceding the Redemption Date. If any Warrant called for redemption is not exercised by such time, it will cease to be exercisable, and the holder thereof will be entitled only to the repurchase price. Notice of redemption will be mailed to all holders of Warrants of record at least 30 days, but not more than 60 days, before the Redemption Date. The foregoing notwithstanding, the Company may not call the Warrants at any time that a current registration statement under the Securities Act is not then in effect. Any redemption of the Warrants during the one-year period commencing January 13, 1998 requires the written consent of First London.


      The Warrant Agreement permits the Company and the Warrant Agent, without the consent of Warrant holders, to supplement or amend the Warrant Agreement in order to cure any ambiguity, manifest error or other mistake, or to address other matters or questions arising thereafter that the Company and the Warrant Agent deem necessary or desirable that are not inconsistent with the provisions of the Warrants and that do not materially adversely affect the interest of any Warrant holder.

      In order for the holder to exercise a Warrant, there must be an effective registration statement, with a current prospectus on file with the Commission covering the shares of Common Stock underlying the Warrants, and the issuance of such shares to the holder must be registered, qualified or exempt under the laws of the state in which the holder resides. If required, the Company will file a new registration statement with the Commission with respect to the securities underlying the Warrants prior to the exercise of such Warrants and will deliver a prospectus with respect to such securities to all holders thereof as required by Section 10(a)(3) of the Securities Act. See "Risk Factors -- Necessity to Maintain Current Prospectus" and "State Blue Sky Registration Required to Exercise Warrants."


      In connection with the Stevens Merger, at the Closing, the Company issued warrants exercisable for 250,000 shares to Joseph Stevens Group, Inc., exercisable at the same price and entitled and subject to the same terms and conditions as the Warrants described above.

      In connection with his employment agreement, at the Closing the Company issued warrants exercisable for 25,000 shares to Mark D. Mastrini, exercisable at the same price and entitled and subject to the same terms and conditions as the Warrants described above, all of which he has subsequently sold.

Determination of IPO Price and Terms of Warrants

      Prior to the IPO, there was no public market for the Common Stock or Warrants. The IPO price of the Common Stock and the Warrants and the exercise price of the Warrants, as well as the exercise price of the warrants underlying the Representatives' Warrants, were determined solely by negotiations between the Company and the Representatives. Among the factors considered in determining these prices were the Company's current financial condition and prospects and the general condition of the securities market. However, the public offering price of the Common Stock and the Warrants and the exercise price of the Warrants and the warrants underlying Representatives' Warrants do not necessarily bear any relationship to the Company's assets, book value, earnings or any other established criterion of value. See "Risk Factors."


Section 203 of the Delaware General Corporation Law

      Section 203 of the Delaware General Corporation Law prevents an "interested stockholder" (defined generally as a person owning 15% or more of a corporation's outstanding voting stock) from engaging in a "business combination" (as defined in Section 203) with a publicly-held Delaware corporation for three years following the date such person became an interested stockholder unless (i) before such person became an interested stockholder, the board of directors of the corporation approved either the transaction in which the interested stockholder became an interested stockholder or the business combination; (ii) upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation or by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of the stockholders by the affirmative vote of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder.

Anti-Takeover Effects of Certain Provisions of the Company's Bylaws

      Certain provisions of the Certificate and Bylaws of the Company summarized in the following paragraphs may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

Classified Board of Directors

      The Certificate provides for the Board of Directors to be divided into three classes of directors serving staggered three-year terms. As a result, approximately one-third of the Board of Directors will be elected each year. This provision, when coupled with the provisions of the Certificate and Bylaws authorizing only the Board of Directors to fill vacant directorships, will make it more difficult for a stockholder to remove incumbent directors and simultaneously gain control of the Board of Directors by filling the vacancies created by such removal with its own nominees.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

      The Company's Bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual or special meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder, to be timely, must be received no later than the close of business on the day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. The Bylaws also specify certain requirements for a stockholder's notice to be in proper written form. These provisions may preclude some stockholders from bringing matters before the stockholders at an annual or special meeting or from making nominations for directors at an annual or special meeting and may be deemed to have an anti-takeover effect in that they may delay, defer or prevent the Company from taking actions, including the election of new directors, that a stockholder might consider in the Company's best interests.

Limitation of Liability of Directors and Officers and Indemnification.

      The Company's Certificate of Incorporation eliminates, to the fullest extent now or hereafter permitted by Delaware law, liability of a director to the Company or its stockholders for monetary damages for a breach of such Director's fiduciary duty as a Director. The Delaware General Corporation Law presently permits such limitation of a Director's liability except where a Director (i) breaches his or her duty of loyalty to the Company or its stockholders, (ii) fails to act in good faith or engages in intentional misconduct or a knowing violation of law, (iii) authorizes payment of an unlawful dividend or stock repurchase, or (iv) obtains an improper personal benefit.

      This provision is intended to afford Directors additional protection, and limit their potential liability, from suits alleging a breach of the duty of care by a Director. The Company believes this provision will assist it in maintaining and securing the services of Directors who are not employees of the company. As a result of the inclusion of such a provision, stockholders may be unable to recover monetary damages against Directors for actions taken by them that constitute negligence or gross negligence or that are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. If equitable remedies are found not to be available to stockholders for any particular case, stockholders may not have any effective remedy against the challenged conduct. The Company's Bylaws also provide that Directors and officers shall be indemnified against liabilities arising from their service as Directors or officers to the fullest extent permitted by law, which generally requires that the individual act in good faith and in a manner he or she reasonably believes to be in or not opposed to the Company's best interests.

Transfer Agent, Registrar and Warrant Agent

      The transfer agent and registrar for the Common Stock, and the Warrant Agent for the Warrants is Continental Stock Transfer & Trust Company.


Solicitation Fee

      The Company agreed to pay the Representatives upon exercise or redemption of the warrants a fee equal to 5% of the gross proceeds received by the Company. The Representatives are not eligible to receive such fee until after December 31, 1998. Additionally, to receive such fee the Representatives or their designees must be designated in writing by the Warrantholders as having solicited the Warrant exercise and such fee shall not be paid with respect to Warrants held in a discretionary account without prior written approval of such exercise by the discretionary account holder.

      Unless granted an exemption by the Securities and Exchange Commission from Regulation M, the Representatives and any soliciting broker-dealers will be prohibited from engaging in any market making activities with respect to the Company's securities for the time periods prescribed by Regulation M prior to any solicitation of the exercise of the Warrants until the later of the termination of such solicitation activity or the termination by, waiver or otherwise of any right the Representatives and soliciting broker-dealers may have to receive a fee for the exercise of the Warrants. As a result, the Representatives and soliciting broker-dealers may be unable to continue to provide a market for the Company's securities during certain periods while the Warrants are exercisable.

                         SHARES ELIGIBLE FOR FUTURE SALE

General


      The Company has 7,497,096 shares of Common Stock outstanding. Of the 5,959,709 shares of Common Stock issued and outstanding as of prior to the IPO, the holders of approximately 3,000,000 shares have agreed not to offer, sell or otherwise dispose of ("Sell") such shares until January 21, 1999; the holders of 350,000 shares have agreed not to Sell such shares until July 21, 1999; and the holders of approximately 2,400,000 shares (including the officers and directors of the Company and Vito Balsamo, a former director of the Company) have agreed not to Sell such shares until January 21, 2000.

      To the extent that the "lock-up" agreements were extended in favor of the Representatives, the Representatives have no current plans or understandings to waive, shorten or modify the foregoing lock-up arrangements. The Company will
(i) amend this Prospectus Supplement if these arrangements are waived for 10% or more of the shares of the Selling Securityholders, and (ii) sticker this Prospectus Supplement if these arrangements are waived for between 5% and 10% of the shares of the Selling Securityholders.

      The Company has also agreed that, without the prior written consent of the Underwriters, it will not offer, sell, contract to sell or otherwise dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, for a period of 1 year after the Closing, subject to certain limited exceptions.

      In general, under Rule 144 under the Securities Act as currently in effect ("Rule 144"), if one year has elapsed since the later of the date of acquisition of restricted shares from the Company or any "affiliate" of the Company, as that term is defined under the Securities Act, the acquiror or subsequent holder is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of the Company's Common Stock (approximately 76,000 shares immediately after the IPO) or the average weekly trading volume of the Company's Common Stock on all exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the date on which notice of the sale is filed with the Commission. Sales under Rule 144 are also subject to certain manner of sales provisions, notice requirements and the availability of current public information about the Company. If two years have elapsed since the later of the date of acquisition of restricted shares from the Company or from any affiliate of the Company, and the acquiror or subsequent holder thereof is deemed not to have been an affiliate of the Company at any time during the 90 days preceding a sale, such person would be entitled to sell such shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.


      Since there has been no public market for shares of Common Stock of the Company, the Company is unable to predict the effect that sales made under Rule 144, pursuant to future registration statements, or otherwise, may have on any then prevailing market price for shares of the Common Stock. Nevertheless, sales of a substantial amount of the Common Stock in the public market, or the perception that such sales could occur, could adversely affect market prices.

      The foregoing is a summary of the principal terms of the agreements described above and does not purport to be complete. Reference is made to copies of each such agreement which are filed as exhibits to the Registration Statement. See "Available Information."





                                  LEGAL MATTERS

      The validity of the Securities offered under this Prospectus was passed upon for the Company by Phillips Nizer Benjamin Krim & Ballon LLP, New York, New York.


                                     EXPERTS


      The audited Financial Statements and schedules of the Company included in this Prospectus and elsewhere in the Registration Statement were audited by Killman, Murrell & Company, P.C., independent certified public accountants ("Killman").

      Effective on or about June 22, 1998 the Company dismissed Killman as the Company's principal independent accountants. The decision to change independent accountants was recommended by the Company's Board of Directors after considering the significant additional expenses (including, without limitation, travel, lodging and long-distance communications costs, all of which would have been recurring costs) involved in continuing to retain the Dallas, Texas based Killman, compared to the cost of retaining a Tampa, Florida based firm. See Item 4(b) below. The reports of Killman on the Company's financial statements for the years ended December 31, 1996 and 1997 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In connection with audits of the financial statements of the Company for the years ended December 31, 1996 and 1997 and during the interim period through the date of Killman's dismissal, there were no disagreements between the Company and Killman on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to Killman's satisfaction, would have caused Killman to make reference to the matter in their reports. Further, during such periods, there were no events of the type required to be reported pursuant to
Item 304(a)(1)(iv)(B) of Regulation S-B.

      On or about the date of the dismissal of Killman, the Company appointed the Tampa, Florida office of Grant Thornton LLP ("Grant Thornton") as the Company's new independent accountants, and Grant Thornton accepted such engagement. Grant Thornton had never previously been consulted by the Company on any matter, nor has it issued any reports on financial statements included or not included herein.

                            800 TRAVEL SYSTEMS, INC.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Report of Independent Certified Public Accountants                          F-2

Balance Sheets as of December 31, 1997 and 1996
  and September 30, 1998 (Unaudited)                                        F-3

Statements of Operations for the years ended December 31, 1997 and 1996
  and nine months ended September 30, 1998 and 1997 (Unaudited)             F-5

Statements of Stockholders' Equity for the years ended December 31, 1997
  and 1996 and nine months ended September 30, 1998 (Unaudited)             F-6

Statements of Cash Flows for the years ended December 31, 1997 and 1996
  and nine months ended September 30, 1998 and 1997 (Unaudited)             F-7

Notes to Financial Statements                                               F-9

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


800 Travel Systems, Inc.
Tampa, Florida



We have audited the accompanying balance sheets of 800 Travel Systems, Inc. as of December 31, 1997 and 1996, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 800 Travel Systems, Inc. at December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



/s/ Killman, Murrell & Company, P.C.

KILLMAN, MURRELL & COMPANY, P.C.

Certified Public Accountants



Dallas, Texas
February 28, 1998

                            800 TRAVEL SYSTEMS, INC.

                                 BALANCE SHEETS

                           DECEMBER 31, 1997 AND 1996

                       AND SEPTEMBER 30, 1998 (UNAUDITED)

                                     ASSETS

                                                                                             September 30,
                                                                   1997           1996           1998
                                                               -----------    -----------    -------------
                                                                                             (unaudited)
CURRENT ASSETS
     Cash                                                      $    18,710    $   588,960    $ 2,429,881
     Commissions Receivable                                        553,358        118,390        882,185
     Receivable from AT&T                                               --         50,228             --
     Prepaids                                                       16,617         28,804        154,500
                                                               -----------    -----------    -----------
           TOTAL CURRENT ASSETS                                    588,685        786,382      3,466,566
                                                               -----------    -----------    -----------
LEASEHOLD IMPROVEMENTS AND EQUIPMENT - Note 2                      450,667        403,964         888,704
     Less Accumulated Depreciation                                (110,104)       (39,734)       (219,424)
                                                               -----------    -----------     -----------
     Net Leasehold Improvements and Equipment                      340,563        364,230         669,280
                                                               -----------    -----------     -----------
EXCESS OF COST OVER FAIR VALUE OF NET
     ASSETS ACQUIRED
     Less accumulated amortization of $93,126, $48,425
           and $242,687, respectively                            1,024,385      1,069,086       4,812,718
                                                               -----------    -----------     -----------
DEFERRED OFFERING COSTS - Note 8                                 1,408,573         50,000              --
                                                               -----------    -----------     -----------
OTHER ASSETS
     Trademarks, net of accumulated amortization of $29,616,
           $15,276 and $54,864, respectively                       185,384        199,724         360,136
     Capitalized Software                                               --             --          90,000
     Related Party Receivables                                     308,425        109,000           2,400
     Bonds and Security Deposits                                    37,824         31,007          39,724
     Merger Deposits and Deferred Acquisition Costs - Note 9       416,671         99,341              --
     Prepaid Expenses - Note 7                                      68,000         80,000         193,121
                                                               -----------    -----------     -----------
           TOTAL OTHER ASSETS                                    1,016,304        519,072         685,381
                                                               -----------    -----------     -----------
           TOTAL ASSETS                                        $ 4,378,510    $ 2,788,770     $ 9,633,945
                                                               ===========    ===========     ===========


                     The accompanying notes are an integral
                       part of these financial statements.

                                   (Continued)

                            800 TRAVEL SYSTEMS, INC.

                                 BALANCE SHEETS
                                   (Continued)

                           DECEMBER 31, 1997 AND 1996

                       AND SEPTEMBER 30, 1998 (UNAUDITED)

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                                             September 30,
                                                                   1997           1996           1998
                                                               -----------    -----------    -------------
                                                                                             (unaudited)
CURRENT LIABILITIES
     Note Payable - Note 3                                     $    50,000    $        --    $         --
     Current Maturities of Long-Term Debt -
           Related Parties - Note 3                                260,000        280,750         118,687
     Accounts Payable                                            1,830,652        641,592         602,388
     Accrued Liabilities                                           479,670        227,241         568,644
                                                               -----------    -----------    ------------
                 TOTAL CURRENT LIABILITIES                       2,620,322      1,149,583       1,289,719
DEFERRED RENT                                                      138,228        108,721          72,641
LONG-TERM DEBT - Excluding Current Maturities - Note 3              50,000         30,000          29,174
                                                               -----------    -----------    ------------
                 TOTAL LIABILITIES                               2,808,550      1,288,304       1,391,534
                                                               -----------    -----------    ------------
COMMITMENTS AND CONTINGENCIES - Notes 6, 7, 8 and 9                     --             --              --
STOCKHOLDERS' EQUITY - Note 4, 8, 9 and 12
     Preferred Stock, $.01 par value, 1,000,000 shares authorized;
           none issued                                                  --             --              --
     Common stock, $.01 par value, 10,000,000 shares authorized;
           5,959,709, 5,951,209 and 7,497,096 shares issued and
           outstanding, respectively                                59,597         59,512          74,971
     Additional Paid-in-Capital                                  5,297,424      4,976,259      11,823,592
     Stock Subscriptions Receivable                                (21,547)       (32,296)        (21,547)
     Retained Deficit                                           (3,765,514)    (3,503,009)     (3,634,605)
                                                               -----------    -----------    ------------
                 TOTAL STOCKHOLDERS' EQUITY                      1,569,960      1,500,466       8,242,411
                                                               -----------    -----------    ------------
                 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY    $ 4,378,510    $ 2,788,770    $  9,633,945
                                                               ===========    ===========    ============


                     The accompanying notes are an integral
                       part of these financial statements.

                            800 TRAVEL SYSTEMS, INC.

                            STATEMENTS OF OPERATIONS

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

          AND NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)

                                                                                        For the Nine Months
                                                                                        Ended September 30,
                                                                                    --------------------------
                                                      1997              1996           1998            1997
                                                  -----------       -----------     -----------    -----------
                                                                                            (unaudited)
REVENUES
     Commissions                                  $ 6,537,146       $ 2,814,237     $ 5,921,691    $ 4,820,022
     Ticket delivery income                         1,784,770           421,540       2,657,720      1,196,394
                                                  -----------       -----------     -----------    -----------
           Total Revenues                           8,321,916         3,235,777       8,579,411      6,016,416
                                                  -----------       -----------     -----------    -----------
 OPERATING EXPENSES
     Payroll, commissions and
           employee benefits                        4,307,529         2,490,770       4,012,845      2,905,981
     Telephone                                      1,250,888           702,870       1,442,029        787,488
     Ticket delivery expense                          771,249           407,579         808,808        523,789
     Advertising                                      293,036           137,223         236,852        178,180
     General and administrative                     1,913,654         1,768,058       2,006,041      1,605,833
     Interest expense                                  54,526         1,114,298          18,061         83,994
                                                  -----------       -----------     -----------    -----------
           TOTAL OPERATING EXPENSES                 8,590,882         6,620,798       8,524,636      6,085,265
                                                  -----------       -----------     -----------    -----------
EARNINGS (LOSS) BEFORE OTHER INCOME                  (268,966)       (3,385,021)         54,775        (68,849)

OTHER INCOME
     Other income                                       6,461            12,610              --             --
     Interest income                                       --                --          76,134          4,726

NET EARNINGS (LOSS)                               $  (262,505)      $(3,372,411)    $   130,909    $   (64,123)
                                                  ===========       ===========     ===========    ===========
NET EARNINGS (LOSS) PER COMMON SHARE - BASIC      $      (.04)        $    (.68)    $       .02    $      (.01)
                                     - DILUTED             --                --     $       .02    $        --
                                                  -----------       -----------     -----------    -----------
WEIGHTED AVERAGE NUMBER OF
     COMMON SHARES OUTSTANDING       - BASIC        5,957,584         4,947,823       7,451,035      5,956,859
                                     - DILUTED             --                --       7,834,070             --
                                                  ===========       ===========     ===========    ===========


                     The accompanying notes are an integral
                       part of these financial statements.

                            800 TRAVEL SYSTEMS, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

              AND NINE MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED)

                                                                            Additional      Stock
                                                      Common Stock            Paid-in    Subscriptions     Retained
                                                   Shares       Amount        Capital     Receivable        Deficit          Total
                                                -----------   -----------   -----------   -----------    -----------    -----------
BALANCE, DECEMBER 31, 1995                        3,550,000   $    35,500   $   741,276   $   (32,296)   $  (130,598)   $   613,882
     Sale of common stock -
           net of expenses of $469,098 -
           Note 4                                 1,387,500        13,875     2,442,027            --             --      2,455,902
     Issuance of common stock in
           connection with debt issuance
           and services rendered - Note 4         1,013,709        10,137     1,458,581            --             --      1,468,718
     Issuance of stock options and
           warrants for services and interest            --            --       334,375            --             --        334,375
     Net loss, year ended
           December 31, 1996                             --            --            --            --     (3,372,411)    (3,372,411)
                                                -----------   -----------   -----------   -----------    -----------    -----------
BALANCE, DECEMBER 31, 1996                        5,951,209        59,512     4,976,259       (32,296)    (3,503,009)     1,500,466
     Issuance of common stock in
           connection with debt issuance
           and services - Note 4                      8,500            85        21,165            --             --         21,250
     Issuance of stock options to
           Directors - Note 4                            --            --       300,000            --             --        300,000
     Payment of stock subscription                       --            --            --        10,749             --         10,749
     Net loss, year ended
           December 31, 1997                             --            --            --            --       (262,505)      (262,505)
                                                -----------   -----------   -----------   -----------    -----------    -----------
BALANCE, DECEMBER 31, 1997                        5,959,709        59,597     5,297,424       (21,547)    (3,765,514)     1,569,960
    Sales of common stock and
     warrants net of issuance
     expenses of $2,252,602                       1,350,000        13,500     4,872,024            --             --      4,885,524
    Joseph Stevens Group, Inc.
     Purchase                                       383,333         3,833     1,944,082            --             --      1,947,915
    Purchase and retirement of
     204,615 shares                                (204,615)       (2,046)     (405,954)           --             --       (408,000)
    Exercise of warrants                             58,200           582       363,168            --             --        363,750
    Shares exchanged in payment
     of receivables                                 (49,531)         (495)     (247,152)           --             --       (247,647)
    Net earnings                                         --            --            --            --        130,909        130,909
                                                -----------   -----------   -----------   -----------    -----------    -----------
BALANCE, SEPTEMBER 30, 1998 (UNAUDITED)           7,497,096   $    74,971   $11,823,592   $   (21,547)   $(3,634,605)   $ 8,242,411
                                                ===========   ===========   ===========   ===========    ===========    ===========


                     The accompanying notes are an integral
                       part of these financial statements.

                            800 TRAVEL SYSTEMS, INC.

                            STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

          AND NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)

                                                                                                   Nine Months Ended
                                                                                                     September 30,
                                                                                                   -----------------
                                                                    1997           1996           1998            1997
                                                                -----------    -----------    -----------    -----------
                                                                                                      (unaudited)
CASH FLOW FROM OPERATING ACTIVITIES
     Net earnings (loss)                                        $  (262,505)   $(3,372,411)   $   130,909    $   (64,123)
     Adjustments to reconcile net earnings (loss) to net cash
           provided by (used in) operating activities:
                 Depreciation and Amortization                      129,411         97,866        284,130        114,714
                 Stock, options and warrants issued for
                       expenses and debt redemption                 321,250      1,803,093             --         21,250
                 Prepaid Rent Amortization                           12,000          8,000             --          9,000
                 Changes in operating assets and liabilities,
                       net of effects of acquisition:
                       (Increase) in receivables                   (384,740)      (149,005)      (328,827)      (320,306)
                       (Increase) decrease in prepaids                5,370        (21,581)      (137,883)            --
                       (Increase) decrease in other assets               --             --          2,713          5,347
                       Increase in related party receivables       (199,425)      (100,000)            --        (43,636)
                       Increase in deferred rent liability           29,507        108,721        (65,587)       108,369
                       Increase in accounts payable and
                          accrued expenses                        1,441,489        530,167     (1,139,290)       335,811
                                                                -----------    -----------    -----------    -----------
                          NET CASH (USED IN) PROVIDED BY
                              OPERATING ACTIVITIES                1,092,357     (1,095,150)    (1,253,835)       166,426
                                                                -----------    -----------    -----------    -----------
CASH FLOW FROM INVESTING ACTIVITIES
     Purchase of leasehold improvements and equipment               (46,703)      (371,546)      (188,037)       (46,703)
     Purchase of Trademark                                               --        (15,000)            --             --
     Merger deposits and deferred acquisition costs                (317,330)       (99,341)            --       (120,999)
     Cash paid for acquisition                                           --             --     (2,114,665)            --
                                                                -----------    -----------    -----------    -----------
                          NET CASH FLOW USED BY
                              INVESTING ACTIVITIES                 (364,033)      (485,887)    (2,302,702)      (167,702)
                                                                -----------    -----------    -----------    -----------


                     The accompanying notes are an integral
                       part of these financial statements.
                                   (Continued)

                            800 TRAVEL SYSTEMS, INC.

                            STATEMENTS OF CASH FLOWS
                                   (Continued)

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

             AND NINE MONTHS ENDED SEPTEMBER 30, 1998 ((UNAUDITED)

                                                                                                   Nine Months Ended
                                                                                                     September 30,
                                                                                                   -----------------
                                                                    1997           1996           1998            1997
                                                                -----------    -----------    -----------    -----------
                                                                                                      (unaudited)
CASH FLOW FROM FINANCING ACTIVITIES
     Deferred offering cost                                     $(1,358,573)   $   (50,000)            --       (558,658)
     Proceeds from borrowings, net                                   50,000             --             --             --
     Principal payments on debt                                        (750)      (281,000)      (282,139)            --
     Issuance of common stock                                            --      2,481,404      6,657,847             --
     Purchase of common stock                                            --             --       (408,000)            --
     Stock Subscription Collection                                   10,749             --             --          8,749
                                                                -----------    -----------    -----------    -----------
                 NET CASH FLOW (USED IN) PROVIDED BY
                     FINANCING ACTIVITIES                        (1,298,574)     2,150,404      5,967,708       (549,909)
                                                                -----------    -----------    -----------    -----------
NET INCREASE (DECREASE) IN CASH                                    (570,250)       569,367      2,411,171       (551,185)
CASH AT THE BEGINNING OF PERIOD                                     588,960         19,593         18,710        588,960
                                                                -----------    -----------    -----------    -----------
CASH AT THE END OF PERIOD                                       $    18,710    $   588,960    $ 2,429,881    $    37,775
                                                                ===========    ===========    ===========    ===========
SUPPLEMENTAL DISCLOSURE OF
     CASH FLOW INFORMATION
           Cash paid during the period for:
                 Interest Expense                               $    39,953    $    67,205    $    18,061    $    83,994
                                                                ===========    ===========    ===========    ===========
NON-CASH FINANCING ACTIVITIES
  Common stock received for payment of related party
    receivables                                                 $  [      ]    $  [      ]    $   247,647    $        --
                                                                ===========    ===========    ===========    ===========

Non-case activities

During 1998, the Company acquired approximately $4.5 million in assets and assumed approximately $100,000 in liabilities in exchange for $2.1 million in cash, $400,000 of acquisition expenses and $1.9 million of common stock.


                     The accompanying notes are an integral
                       part of these financial statements.

                            800 TRAVEL SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                         (Including notes applicable to
                               unaudited periods)



NOTE 1: BUSINESS AND BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

800 Travel Systems, Inc. (the "Company") is a telemarketing travel company which provides air transportation reservation services. The Company was formed in November 1995 to acquire certain of the assets and assume certain liabilities of 1-800-Low Airfare, Inc. (the Predecessor Business), which occurred December 1, 1995.


The Company strives to furnish the lowest air fare available at the time of reservation within the parameters provided by a customer.


The Company incorporated LAF Financial Services, Inc. ("LAF") on January 16, 1996, in the State of Delaware. At December 31, 1997, LAF had not issued any stock and had conducted no business activities.

Leasehold Improvements and Equipment

Leasehold improvements and equipment is stated at cost, less accumulated depreciation. Depreciation is computed on the straight-line method over the estimated useful lives of the respective assets, five to ten years.

Excess of Cost Over Fair Value of Net Assets

The excess of cost over fair value of net assets acquired is amortized over a period of twenty-five (25) years. The Company periodically reviews the carrying amount of this asset and evaluates its recoverability based upon future estimated operating cash flows.

Trademarks

The cost of the trademarks is being amortized using the straight-line method over their useful estimated lives of fifteen (15) years.

Revenue Recognition

Commission revenues are recognized when travel services are ticketed.


Fair Values of Financial Instruments

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

      Accounts Receivable, Accounts payable and Notes Payable: The carrying amount reported in the balance sheet for accounts receivable, accounts payable and notes payable approximates their fair values due to their relatively short maturity.

      Long-Term Debt: The fair values of the Company's fixed-rate long-term debt is estimated using discounted cash flow analyses, based on the Company's current incremental borrowing rates for similar types of borrowing arrangements. At December 31, 1997, the fair value of the Company's long-term debt approximated its carrying value.


                                   (Continued)

                            800 TRAVEL SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                         (Including notes applicable to
                               unaudited periods)
                                   (Continued)


NOTE 1: BUSINESS AND BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

The Company records income tax expense using the liability method of accounting for deferred income taxes. Under the liability method, deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial statement and income tax bases of the Company's assets and liabilities. An allowance is recorded when it is more likely than not that any or all of a deferred tax assets will not be realized. The provision for income taxes includes taxes currently payable plus the net change during the accounting period in deferred tax assets and liabilities recorded by the Company.

Concentration of Credit Risk

The Company places its cash and temporary cash investments with high credit quality financial institutions. At times such investments may be in excess of FDIC insurance limits. At December 31, 1997, the Company's deposits did not exceed FDIC insurance limits.

Advertising

Advertising costs are charged to expense as incurred and for the period ended December 31, 1997 and 1996, amounted to $293,036 and $137,223, respectively.

Stock Based Compensation

In October 1995, the Financial Accounting Standard Board issued Statement No.123, "Accounting for Stock Based Compensation." Statement No 123 established a fair value method for accounting for stock-based compensation plans either through recognition or disclosure. The Company has recognized in the accompanying statements of operations the fair value amounts applicable to stock-based compensation.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from estimated amounts.


                                   (Continued)

                            800 TRAVEL SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                         (Including notes applicable to
                               unaudited periods)
                                   (Continued)


NOTE 1: BUSINESS AND BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Net Loss Per Common Share

Net income (loss) per common share is based on the weighted average number of common shares outstanding during each respective year.

At December 31, 1997, the Company had issued stock options for 687,500 shares of stock and stock warrants for 375,000 shares of stock, the earnings per share computation did not include the exercise of the stock options and warrants due to the antidilutive effect.

New Accounting Standards

In February 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 128, "Earnings per Share" (Statement No. 128), which is required to be adopted for financial statements issued for annual or interim periods after December 15, 1997. The adoption of Statement No. 128 required a change in the presentation of earnings per share
(EPS) to replace primary and fully diluted EPS with a presentation of basic and diluted EPS and to restate EPS for all periods presented. The adoption of Statement No. 128 did not have a material impact on the Company's financial statements.

In February 1997, the FASB also issued Statement of Financial Accounting Standards No. 129, "Disclosure of Information about Capital Structure" (Statement No. 129). Statement No. 129 establishes standards for disclosing information about entity's capital structure and applies to all entities. Statement No. 129 continues the previous requirements to disclose certain information about an entity's capital structure found in APB Opinions No. 10, "Omnibus Opinion -- 1996", and 15, "Earnings per Share", and FASB Statements of Financial Accounting Standards No. 47, "Disclosure of Long-Term Obligation", for entities that were subject to the requirements of APB Opinions 10 and 15 and Statement No. 47 and consolidates them for ease of retrieval and for greater visibility to non-public entities. Statement No. 129 is effective for financial statements for periods ending after December 15, 1997. The Company experienced no material revision in its disclosures when Statement No. 129 was adopted.

In June 1997, the FASB issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (Statement No. 130). Statement No. 130 establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general purpose financial statements. Statement No. 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. It does not require a specific format for that financial statement but requires that an entity display an amount representing total comprehensive income for the period in that financial statement. Statement No. 130 is effective for fiscal years beginning after December 15, 1997. Reclassification of financial statements for earlier periods provided for comparative purposes is required. Statement No. 130 will have no impact on the financial condition or results of operations of the Company, but will require changes in the Company's disclosure and presentation requirements.


                                   (Continued)

                            800 TRAVEL SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                         (Including notes applicable to
                               unaudited periods)
                                   (Continued)


NOTE 1: BUSINESS AND BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Reclassifications

Certain prior year balances have been reclassified to conform with the current presentation.

NOTE 2: LEASEHOLD IMPROVEMENTS AND EQUIPMENT

Leasehold improvements and equipment by major classification are as follows:

                                                 December 31,
                                            ---------------------  September 30,
                                               1997        1996         1998
                                            ---------   ---------  -------------
                                                                    (unaudited)

Leasehold Improvements                      $ 155,885   $ 155,885   $  164,041
Telephone Equipment                           155,100     147,133      298,114
Furniture and Fixtures                         78,106      78,106       88,O67
Computer Equipment                             14,858      14,858       63,161
Office Equipment                               46,718       7,982      275,321
                                            ---------   ---------   ----------
                                              450,667     403,964      888,704

    Less Accumulated Depreciation            (110,104)    (39,734))   (219,424)
                                            ---------   ---------   ----------
       TOTAL LEASEHOLD IMPROVEMENTS
       AND EQUIPMENT                        $ 340,563   $ 364,230   $  669,280
                                            =========   =========   ==========

NOTE 3: NOTES PAYABLE AND LONG-TERM DEBT - RELATED PARTIES

On December 18, 1997, the Company borrowed $50,000 from an individual and executed a note agreement with the following terms:

     o    12% interest rate
     o    3% loan origination fee paid to noteholder
     o Due date is the earlier of (1) the closing of the Company's initial public offering or (2) June 1, 1998
     o    Unsecured


                                   (Continued)

                            800 TRAVEL SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                         (Including notes applicable to
                               unaudited periods)
                                   (Continued)


NOTE 3: NOTES PAYABLE AND LONG-TERM DEBT - RELATED PARTIES (CONTINUED)

At December 31, 1997 and 1996, long-term debt was as follows:

                                                                                         September 30,
                                                                     1997       1996         1998
                                                                   --------   --------   -------------
                                                                                          (unaudited)
   10% purchase money notes, payable in three
   annual installments of $30,000 plus interest,
   due November 1998, unsecured                                    $ 60,000   $ 60,000     $ 64,528

   12% note payable, payable in monthly principal
   installments of $16,667 plus interest, due February 29, 1999,
   secured by a telephone system                                    250,000    250,000       83,333

   Other                                                                 --        750           --
                                                                   --------   --------     --------
                                                                   $310,000   $310,750     $147,861
                                                                   ========   ========     ========


Approximate maturities of long-term debt at December 31, 1997 are as follows:

   1998                                                                $260,000
   1999                                                                  50,000
                                                                       --------
                                                                       $310,000
                                                                       ========

NOTE 4: STOCKHOLDERS' EQUITY

In connection with the initial capitalization of the Company 3,229,600 shares of common stock were issued in exchange for subscriptions receivable of $32,296 (par value). The $21,547 had not been paid as of December 31, 1997.


During February 1996, the Company initiated a private placement of shares of common stock. As of December 31, 1996, a total of 1,387,500 shares of common stock had been sold and issued. These shares carry certain resale restrictions. The total sales price of these shares was $2,845,000. Sales commissions amounting to $360,000 were paid to related parties.


In February 1996, the Company issued 20,000 shares valued at $50,000 as a rollover of a past due note payable.


During 1996, the Company issued 100,000 shares of stock to an officer of the Company as a bonus. An expense of $120,000 has been recognized in connection this transaction.


A total of 180,000 shares have been issued in 1996, for consulting services for which an expense of $336,000 has been recognized.


                                   (Continued)

                            800 TRAVEL SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                         (Including notes applicable to
                               unaudited periods)
                                   (Continued)


NOTE 4: STOCKHOLDERS' EQUITY (CONTINUED)


A total of 12,500 shares have been issued in connection with loans obtained. The value of $15,000 was amortized as additional interest expense over the term of the loans.

During 1996, the Company issued 40,000 shares of common stock, valued at $100,000, to its landlord in connection with a lease. This amount will be amortized as additional rent expense at the rate of $1,000 per month. The $92,000 unamortized balance is included in prepaid expenses and other assets in the accompanying December 31, 1996 balance sheet.

In connection with late penalties for past due loans, two related party creditors received during 1996, 361,209 shares of common stock valued at $847,718.

In 1996, the Company issued 275,000 warrants to purchase 275,000 shares of the Company's common stock at a price of 110% of the public offering price. The warrants can be exercised beginning on the first anniversary date of the public offering. The fair value of the warrants was twelve and one half cents ($.125) per warrant (aggregate fair value $34,375). The warrants were issued as incentive to extend a certain note payable; therefore, the fair value was recognized as interest expense in 1996.

In 1996, the Company issued options to purchase 300,000 shares of its common stock at a price of $1.00 per share. These options can be exercised beginning one year from date of grant. The fair value of the common stock at the date of issuance of the options was $2.00 per share; therefore, the accompanying statement of operations for the year ended December 31, 1996, recognized a consulting expense of $300,000 applicable to the difference between the option exercise price and the fair value of the shares at the date of the grant of the option.

In 1997, the Company issued 8,500 shares of its common stock valued at $21,250 for services.


In October and November 1997, three individuals were elected to the Board of Directors of the Company and each of these new directors were issued options to purchase 50,000 shares of the Company's common stock at a price of $3.00 per share. The difference between the option price and the initial public offering price of $5.00 was recognized as a charge against operations at the time the options were issued. In addition, each new director was given an option to purchase 50,000 shares of the Company's common stock at $3.10 per share exercisable six months after the closing of the Company's initial public offering. The difference between the initial public offering price and the option price of these options will be amortized as a charge to operations ratably over the six month period.

                            800 TRAVEL SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                         (Including notes applicable to
                               unaudited periods)
                                   (Continued)


NOTE 5: INCOME TAXES


The tax effects of temporary differences that give rise to deferred tax assets and liabilities are as follows:


                                                         December 31,
                                                    ----------------------
                                                      1997         1996
                                                    ---------    ---------
           Deferred Tax Assets:
                 Net operating loss carryforwards   $ 811,000    $ 779,000
                 Less valuation allowance            (811,000)    (779,000)
                                                    ---------    ---------
                       NET DEFERRED TAX ASSET       $      --    $      --
                                                    =========    =========

At December 31, 1997 and 1996, the Company has a tax net operating loss carryforward of approximately $2,386,000 and $2,423,000 respectively, to offset future taxable income. The tax net operating loss carryforwards begin to expire in 2010. Realization of any portion of the deferred tax asset resulting from the Company's net operating loss carryforward is not considered more likely than not. Accordingly, a valuation allowance has been established for the full amount of the deferred tax asset.

NOTE 6: COMMITMENTS AND CONTINGENCIES


The minimum future office rental commitment for leases approximates the following:


           Year ending December 31,
                    1998                                  $  189,921
                    1999                                     196,877
                    2000                                     206,615
                    2001                                     213,571
                    2002                                     223,309
                 Thereafter                                1,084,053
                                                          ----------
                                                          $2,114,346
                                                          ==========

Rent expense totaled approximately $229,000 and $170,000 for the years ended December 31, 1997 and 1996, respectively.


                                   (Continued)

                            800 TRAVEL SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                         (Including notes applicable to
                               unaudited periods)
                                   (Continued)


NOTE 6: COMMITMENTS AND CONTINGENCIES (Continued)

The Company entered into a services agreement with a stockholder. The agreement expired on December 31, 1996, and required $3,000 payments per week plus expenses. This stockholder was paid services fees amounting to $152,700, a common stock bonus of 150,000 shares of common stock (fair market value of $300,000), commissions for sale of stock of $221,000, plus expenses of $199,853 for the year ended December 31, 1996. For the year ended December 31, 1997, the same stockholder was paid $114,800 as services fees, plus expenses of $296,109.


In September 1996, the Company entered into a new agreement with its telephone service provider. Pursuant to the new four-year agreement, the telephone service provider granted the Company a credit of $15,000 towards installation charges and an additional $180,000 for general charges in the fifth month following the initiation of service (subject to forfeiture in the event the Company discontinues services in the second year of the agreement) and will grant the Company a credit of $180,000 for general charges in the seventeenth month following initiation of services. These credits are being recognized as reduction in telephone expense ratably over the four year term of the agreement. The agreement requires a minimum annual commitment to the telephone service provider of $1,680,000.




The Company is dependent on two (2) airlines for approximately fifty percent (50%) of its revenues, and the Company's ability to quote air travel ticket prices, make reservations and sell tickets is dependent upon the performance of Sabre electronic travel reservation system.

The Company entered into employment agreements with three (3) executive employees, which include the following contract provisions:

     o    Aggregate initial base compensation of $252,000

     o Annual pay raises of five percent (5%) of base compensation plus the annual increase in the consume price index on each October 1, 1998 and 1999

     o    Agreements terminate September 30, 2000

     o Each employee agrees not to compete with the business of the Company for a period of ninety (90) days following the termination of their employment with the Company

     o Options to purchase 87,500 shares of the Company's common stock at a price of $5.00 per share

     o    Registered warrants to purchase 25,000 shares of Company stock

As a further inducement to sign the above mentioned employment agreement, the President of the Company will be issued 50,000 shares of the Company's common stock on the second anniversary of the execution of his employment agreement. The per share fair value of the shares to be issued was $5.00, and the aggregated value of $250,000 will be amortized as a charge against operations ratably over the two (2) years.

                            800 TRAVEL SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                         (Including notes applicable to
                               unaudited periods)
                                   (Continued)


NOTE 7: SUPPLEMENTAL CASH FLOW INFORMATION

For the year ended December 31, 1996:

     1) The Company issued 20,000 shares of common stock valued at $50,000 for a note payable.

     2) The Company issued 12,500 shares of common stock for past due interest totaling $15,000 on two notes payable.

     3) There were 40,000 shares of common stock issued to JFJ Realty as prepaid rent of $100,000.

     4) Various creditors of the Predecessor Business and the Predecessor Business were issued 300,000 shares of common stock.

     5) The Company issued 361,209 shares of common stock valued at $847,718 for two past due notes payable.

     6) The Company issued 100,000 shares of common stock with a value of $120,000 as a bonus to the Company's President.

     7) Two shareholders were issued 180,000 shares of common stock valued at $336,000 for consulting services.

     8) The Company issued 300,000 stock options with a fair value of $1.00 for services.

     9) The Company issued 275,000 warrants with a fair value of $.125 in recognition of a loan extension.

For the year ended December 31, 1997:

     1) The Company issued 8,500 shares of common stock valued at $21,250 for services.

     2) The Company issued stock options for the purchase of 150,000 shares of the common stock at a price of $3.00 which was $2.00 per share less than its fair value. The aggregate $300,000 was charged against operations in 1997.

                            800 TRAVEL SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                         (Including notes applicable to
                               unaudited periods)
                                   (Continued)


NOTE 8:  INITIAL PUBLIC OFFERING

On January 15, 1998, the Company completed an initial public offering and sold 1,350,000 shares of its common stock (par share $.01) at a price of $5.00 per share and 2,700,000 redeemable common stock purchase warrants at a price of $.125 per warrant. The following summarizes this financial transaction:

Proceeds from Offering:
      Common Stock                                                  $ 6,750,000
      Redeemable Purchase Warrants                                      337,500
                                                                    -----------
                                                                      7,087,500
      Less Underwriters' Commission and Expense (13%)                  (921,375)
                                                                    -----------
Net Proceeds to Company                                               6,166,125
      Less Company's Offering Expenses                               (1,410,929)
                                                                    -----------
Net Proceeds                                                        $ 4,755,196
                                                                    ===========

The $6,166,125 was deposited in the Company's bank account on January 21, 1998.

Each warrant entitles its holder to purchase one (1) share of the Company's common stock at a price of $6.25 per share during the five year period commencing on January 15, 1998. The warrants are redeemable by the Company for $0.05 per warrant on not less than thirty (30) nor more than sixty (60) days written notice if the closing price for the common stock for seven (7) trading days during a ten (10) consecutive trading period ending not more than fifteen
(15) days prior to the date that the note of redemption is mailed equals or exceeds $10.00 per share.

Upon completion of the initial public offering, the Company's stockholders' equity is as follows:

                                                             December 31,     January 15,
                                                                1997            1998
                                                            ------------    ------------
                                                            (As Reported)
    Common Stock, $.01 par value, 10,000,000 shares
          authorized; 5,959,709 and 7,309,709 in 1997
          and 1998, respectively                            $     59,597    $     73,097
    Additional Paid-in-Capital                                 5,297,424      10,247,120
    Stock Subscription Receivable                                (21,547)        (21,547)
    Retained Deficit                                          (3,765,514)     (3,765,514)
                                                            ------------    ------------
                                                            $  1,569,960    $  6,533,156
                                                            ============     ===========

The additional paid-in-capital balance at January 15, 1998 is stated net of an estimated $208,000 income tax effect.

                            800 TRAVEL SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                         (Including notes applicable to
                               unaudited periods)
                                   (Continued)


NOTE 9:  MERGER AGREEMENT

In November, 1996, Company entered into a merger agreement with the Joseph Stevens Group, Inc. ("Stevens"). The agreement calls for all of the capital stock of Stevens to be exchanged for shares of the Company's common stock and a note payable of $1,578,000 (subject to adjustment for assumed liabilities). The merger became effective on the effective date of the Company's initial public offering (January 15, 1998). The Company had made an escrow payment of $46,665 to the seller in connection with the anticipated merger. In addition the Company has incurred costs and expenses associated with the merger of $295,006 which were deferred at December 31, 1997, and made an advance payment on the note payable of $75,000.

Upon the effective date, the Company issued to the Selling Shareholder 383,333 shares of the Company's stock. If, on the second anniversary date of the public offering, the value of the Company's shares then held by the Selling Shareholder, together with the aggregate amount of cash and the fair market value of any assets or properties received by the Selling Shareholder in connection with the sale prior to the second anniversary of the closing date of all or any of the shares received in the merger, is less than $2,571,000, then the Company shall issue to the Selling Shareholder, on the second anniversary of the public offering closing, additional shares of the Company, using the price of the Company's common stock on the second anniversary of the public offering closing and an appropriate number of additional common shares of the Company shall be issued to the Selling Shareholder based upon such price in order to make up any such deficiency.

As part of the merger agreement, the Company entered into an operating agreement with Stevens, whereby, the Company assumed all operations of Stevens as of January 1, 1997, and assumed any economic gains or losses from these operating activities. The financial statement for the year ended December 31, 1997, includes the operations of Stevens from January 1, 1997 to December 31, 1997. For the year ended December 31, 1997, approximately thirty-seven per cent (37%) of commission revenues were applicable to the Stevens operations.

NOTE 10: GROSS RESERVATIONS

The gross dollar amounts for reservations of airline tickets were as follows:

                                                                 Nine Months
                                  Year Ended December 31,    Ended September 30,
                                ---------------------------         1998
          Quarter                  1997             1996         (Unaudited)
                                -----------     -----------     -----------
          January - March       $10,441,784     $ 3,779,151     $15,150,399
          April - June           13,134,864       6,791,925      20,818,983
          July - September       15,576,003       6,387,082      23,265,047
          October - December     14,693,237       6,632,624              --
                                -----------     -----------     -----------
                                $53,845,888     $23,590,782     $59,234,429
                                ===========     ===========     ===========

                            800 TRAVEL SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                         (Including notes applicable to
                               unaudited periods)
                                   (Continued)


NOTE 11: QUARTERLY FINANCIAL DATA (UNAUDITED)

The following summarizes the results of operations for each of the quarters in the year ended December 31, 1997 and 1996 ('000 omitted, except for (loss) per share):

                                               1996                                                 1997
                       ---------------------------------------------------    -------------------------------------------------
                       Mar 31,    Jun 30,    Sep. 30,    Dec 31      Total    Mar 31,    Jun 30,   Sep. 30,   Dec 31      Total
                       -------    -------    --------    ------      -----    -------    -------   --------   ------      -----
Revenues               $   364    $   959    $   867    $ 1,046    $ 3,236    $ 1,639    $ 2,083   $ 2,294   $ 2,306    $ 8,322

Operating Expenses       1,539      1,519      1,499      2,064      6,621      1,979      1,955     2,151     2,506      8,591

(Loss) Income Before
     Other Income       (1,175)      (560)      (632)    (1,018)    (3,385)      (340)       128       143      (200)      (269)

Other Income                --          6         64        (57)        13          3          2        --         1          6

Net (Loss) Income       (1,175)      (554)      (568)    (1,075)    (3,372)      (337)       130       143      (199)      (263)

(Loss) Per Share          (.29)      (.12)      (.11)      (.19)      (.68)      (.06)       .02       .02      (.03)      (.04)

In the last quarter of 1997, the Company recognized a $300,000 charge against operations applicable to the stock options issued to members of the Board of Directors.

NOTE 12:  STOCK OPTIONS AND WARRANTS

In 1997, the Company adopted its 1997 Stock Option Plan (the "Stock Option Plan"), and under the Stock Option Plan, 250,000 shares of common stock have been reserved for issuance upon exercise of stock options. The Stock Option Plan is designed as a means to attract, retain and motivate qualified and competent persons who are key to the Company, including employees, officers and directors, and upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons.

                                   (Continued)

                            800 TRAVEL SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                         (Including notes applicable to
                               unaudited periods)
                                   (Continued)


NOTE 12:  STOCK OPTIONS AND WARRANTS (CONTINUED)

The Compensation Committee of the Board of Directors (the "Compensation Committee") administers and interprets the Stock Option Plan and is authorized to grant options thereunder to all eligible employees, officers and directors of the Company. The Stock Option Plan provides for the granting of both incentive stock options and nonqualified stock options. Options are granted under the Stock Option Plan on such terms and at such prices as determined by the Compensation Committee, except that the per share exercise price of incentive stock options cannot be less than the fair market value of the common stock on the date of grant. Each option is exercisable after the period or periods specified in the option agreement, but no option may be exercisable after the expiration of ten years from the date of grant. Incentive stock options granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of stock of the Company must have an exercise price of at least 110% of the fair market value of the common stock on the date of grant and a term of no more than five years.

No incentive stock option, and unless the Compensation Committee's prior written consent is obtained (which consent may be obtained at the time an Option is granted) and the transaction does not violate the requirements of Rule 16b-3 promulgated under the Exchange Act no nonqualified stock option, may be transferred other than by will or the laws of descent and distribution. Each option may be exercisable during the optionee's lifetime only by the optionee, or in the case of a nonqualified stock option that has been transferred with the Compensation Committee's prior written consent, only by the transferee consented to by the Compensation Committee. Unless the Compensation Committee's prior written consent is obtained (which consent may be obtained at the time an Option is granted) and the transaction does not violate the requirements of Rule 16b-3 promulgated under the Exchange Act, no shares of common stock acquired by an officer, as that term is defined under Rule 16b-3, of the Company or director pursuant to the exercise of an option may be transferred prior to the expiration of the six-month period following the date on which the option was granted.

The Stock Option Plan also authorizes the Company to make or guarantee loans to optionees to enable them to exercise their options. Such loans must (i) provide for recourse to the optionee, (ii) bear interest at a rate no less than the prime rate of interest, and (iii) be secured by the shares of common stock purchased. The Board of Directors has the authority to amend or terminate the Stock Option Plan, provided that no such action may substantially impair any outstanding option without the written consent of the holder, and provided further that certain amendments of the Stock Option Plan are subject to shareholder approval. Unless terminated sooner, the Stock Option Plan will continue in effect until all options granted thereunder have expired or been exercised, provided that no options may be granted after 10 years from the date the Board of Directors adopted the Stock Option Plan.

As of December 31, 1997, the Company had outstanding options to purchase an aggregate of 87,500 shares of common stock under the Plan at a weighted average exercise price of $5.00 per share.

                                   (Continued)

                            800 TRAVEL SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                         (Including notes applicable to
                               unaudited periods)
                                   (Continued)


NOTE 12:  STOCK OPTIONS AND WARRANTS (CONTINUED)

The following is a summary of all the stock option activity:

                                                               Weighted Average
                                                   Stock       Exercise Price
                                                  Options         Per Share
                                                  -------      ----------------
Outstanding as of December 31, 1995                    --         $     --
      Granted                                     300,000         $   1.00
      Expired or cancelled                             --         $     --
                                                  -------
Outstanding as of December 31, 1996               300,000         $   1.00
      Granted                                     387,500         $   3.46
      Expired or cancelled                             --         $     --
                                                  -------
Outstanding as of December 31, 1997               687,500         $   2.39
                                                  =======
Exercisable at:
      December 31, 1996                           300,000         $   1.00
                                                  =======         ========
      December 31, 1997                           450,000         $   1.67
                                                  =======         ========
Available for grant:
      December 31, 1997                           162,500
                                                  =======

At December 31, 1997, the Company had 375,000 warrants outstanding with a weighted average exercise price of $7.25.

NOTE 13 - BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Rule 10-01 of Regulation S-X. They do not include all information and notes required by generally accepted accounting principles for complete financial statements. However, except as disclosed, there has been no material change in the information disclosed in the notes to consolidated financial statements included in the Annual Report on Form 10-KSB of 800 Travel Systems, Inc. for the year ended December 31, 1997. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine month period ended September 30, 1998, are not necessarily indicative of the results that may be expected for the year ending December 31, 1998.

                            800 TRAVEL SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                         (Including notes applicable to
                               unaudited periods)

NOTE 14 - ACQUISITION

In January 1998, the Company acquired selected assets and selected liabilities of Joseph Stevens Group, Inc. in exchange for the issuance of 383,333 shares of its common stock, issuance of 250,000 warrants to purchase common stock and the payment of $1,578,000 purchase acquisition note. The following summarizes the transaction:

Purchase Price:
           Cash payment on note                                       $1,578,000
           Common stock                                                1,916,665
           Warrants                                                       31,250
           Cash payments                                                 536,665
           Acquisition expenses                                          345,315
           Capital lease assumed                                          70,000
                                                                      ----------
                                                                      $4,477,895
                                                                      ==========
Assets Acquired:
           Equipment                                                  $  340,000
           Trademarks                                                    200,000
           Goodwill, amortized over 25 years                           3,937,895
                                                                      ----------
                                                                      $4,477,895
                                                                      ==========

In March 1998, the Company entered into an agreement with the previous stockholders of Joseph Stevens Group, Inc. to purchase a telephone switch and certain other fixed assets and to release the Company from its guaranty of the future value of the Company's common stock issued to the principal stockholder of Joseph Stevens Group, Inc. for payments totalling $490,000. These have been included in the calculation of the purchase shown above.

Prior to the January 1998 acquisition of selected assets and selected liabilities of Joseph Stevens Group, Inc., the Company entered into an Interim Operating Agreement pursuant to which the Company operated Joseph Stevens business for the account of the Company effective January 1, 1997. As a result, the statements of operations for the nine months ended September 30, 1997 and cash flows for the nine month period ended September 30,1997, include the operations of the Joseph Stevens Group, Inc. for the period January 1, 1997 to September 30, 1997. In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting of only normal recurring adjustments, necessary to state fairly the information set forth therein. Operating results for the nine months ended September 30, 1997 are not necessarily indicative of the results that would have occurred had they been a single entity during the period.

                            800 TRAVEL SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                         (Including notes applicable to
                               unaudited periods)


NOTE 15 - NET INCOME (LOSS) PER COMMON SHARE

The following table reconciles the numerators and denominators of the basic and diluted income per share computations, as computed in accordance with FAS 128:

                                                     Nine months ended
                                                       September 30,
                                                    --------------------
                                                    1998            1997
       Net earnings (loss) -
         (numerator)                             $   130,909   $   (64,123)
                                                 ===========   ===========
       Basic:
         Weighted average shares
           outstanding
           (denominator)                           7,451,035     5,956,859
                                                 ===========   ===========
         Net earnings (loss) per
           common share - basic                  $       .02   $       .01
                                                 ===========   ===========
       Diluted:
         Weighted average shares
           outstanding                             7,451,035     5,956,859

         Effect of dilutive options                  383,035            --
                                                 -----------   -----------

         Adjusted weighted
           average shares
           (denominator)                           7,834,070     5,956,859
                                                 ===========   ===========
         Net earnings (loss) per
           common share - diluted                $       .02   $       .01
                                                 ===========   ===========

All warrants outstanding are excluded from the calculation of adjusted weighted average shares, as they are anti-dilutive. Options for 460,000 shares of common stock are excluded from the adjusted weighted average shares for the nine months ended September 30, 1997, as they are anti-dilutive.

NOTE 16 - INCOME TAXES

Income taxes have not been provided on the earnings for the nine months ended September 30, 1998 due to the utilization of net operating loss carryovers that have not been previously recognized.

NOTE 17 - COMMITMENTS AND CONTINGENCIES

The Company has entered into an agreement with an outside consultant to supervise the development of the Company's new interactive website. The total cost of such development is expected to be approximately $350,000. As of September 30, 1998, the Company has capitalized approximately $90,000 in software costs related to this project.

In September 1998 the Company entered into a further new agreement with its telephone service provider. Pursuant to this three-year agreement the Company waived its right to receive the $180,000 credit due in the seventeenth month of its prior agreement; and the service provider waived any claim it might have had against the Company for its failure to meet the minimum usage levels provided in the prior agreement and reduced the Company's minimum usage commitment to $1,560,000.

================================================================================

      No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or the Selling Securityholders. This Prospectus does not constitute an offer to sell or solicitation of an offer to buy any of the securities offered under this Prospectus in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company since such date.

                                 ---------------

                                TABLE OF CONTENTS


                                                          Page
                                                          ----
                    Prospectus Summary..................  2

                    Risk Factors........................  7

                    The Stevens Merger..................  15

                    Use of Proceeds.....................  17

                    Dividend Policy.....................  17

                    Capitalization......................  19

                    Dilution............................  21

                    Management's Discussion and Analysis
                      of Financial Condition and Results
                      of Operations.....................  22

                    Business............................  27

                    Management..........................  40

                    Certain Transactions................  45

                    Concurrent Offering.................  49

                    Description of Securities...........  50

                    Shares Eligible for Future Sale.....  53

                    Legal Matters.......................  57

                    Experts.............................  57

                                 ---------------

      Until February __, 1999 (25 days after the date of this Prospectus) all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================


                                   800 TRAVEL
                                  SYSTEMS, INC.

                              3,321,800 Redeemable

                         Common Stock Purchase Warrants

                                       and

                        3,310,800 shares of Common Stock

                               Issuable Thereunder

                                 ---------------
                                   PROSPECTUS
                                 ---------------

                                January __, 1999


================================================================================

                                   SUBJECT TO COMPLETION, DATED JANUARY __, 1999

          PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED JANUARY __, 1999)

                            800 TRAVEL SYSTEMS, INC.

                         478,284 Shares of Common Stock
                250,000 Redeemable Common Stock Purchase Warrants
        (and 250,000 Shares of Common Stock Issuable under the Warrants)

            This Prospectus supplement relates to the offer and sale by certain selling securityholders (the "Selling Securityholders") named herein under "Selling Securityholders" of up to 478,284 shares (the "Registered Shares") of common stock, $.01 par value per share ("Common Stock"), of 800 Travel Systems, Inc. (the "Company"), 250,000 Redeemable Common Stock Purchase Warrants (the "Registered Warrants") and 250,000 shares of Common Stock issuable under the Warrants (collectively, the "Registered Securities").

            The Company will not receive any of the proceeds from the sale of securities by the Selling Securityholders. All expenses of registration incurred in connection with this Offering are being borne by the Company, but all selling and other expenses incurred by Selling Securityholders will be borne by the Selling Securityholders. The outstanding Registered Securities were originally issued by the Company in private transactions. See "Selling Securityholders."


            The Selling Securityholders may from time to time sell all or a portion of their Registered Securities in the over-the-counter market or on any national securities exchange or automated interdealer quotation system on which the Registered Securities may hereafter be listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The Registered Securities may be sold directly or through brokers or dealers or in a distribution by one or more underwriters on a firm commitment or best efforts basis. Each Selling Stockholder and any agent or broker-dealer participating in the distribution of the Securities may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Any commissions received by and any profit on the resale of the Registered Securities may be deemed to be underwriting commissions or discounts under the Securities Act.


            The Registration Statement, of which this Prospectus forms a part, also covers the offering by the Company of 3,321,800 shares of Common Stock issuable upon exercise of 3,321,800 Warrants, including 3,105,000 Warrants sold by the Company in its initial public offering which closed on January 21, 1998 (the "IPO") and the closing of the Representatives' exercise of their over-allotment option which occurred on January 23, 1998.

            Brokers or dealers effecting transactions in the Registered Securities on behalf of the Selling Securityholders should confirm the registration thereof under the securities laws of the state in which such transactions occur or the existence of an exemption from registration.

            The Registered Securities are listed on the Nasdaq SmallCap Market System ("Nasdaq"); however no assurance can be given that a trading market for the Registered Securities will be sustained.

            SEE "RISK FACTORS" ON PAGE 5 OF THE ACCOMPANYING PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           The date of this Prospectus Supplement is January __, 1999.

                                 USE OF PROCEEDS

            The Company will not receive any of the proceeds from sales of any of the Registered Securities by the Selling Securityholders.

                              SELLING STOCKHOLDERS


            The Prospectus Supplement relates to the offer and sale from time to time by certain stockholders of the Company of up to 478,283 outstanding shares of Common Stock and 250,000 Warrants (and 250,000 shares of Common Stock issuable thereunder).


                              TRANSFER RESTRICTIONS


            The holders of the Registered Securities (other than The Joseph Stevens Group, LLC) have agreed not to offer, sell or otherwise dispose of ("Sell") such Registered Securities until January 21, 1999.

                IDENTITY AND OWNERSHIP OF SELLING SECURITYHOLDERS

            The following table provides certain information with respect to the Selling Securityholders and the number of shares of Common Stock owned, offered and to be owned after the offering by each Selling Securityholder, subject to certain transfer restrictions. See "-- Transfer Restrictions."


                                                                   Maximum
                                               Shares of       Number of Shares        Shares of
                                             Common Stock      of Common Stock      Common Stock to
                                             Owned Before     to be Sold in the      be Owned After
Selling Securityholders                        Offering            Offering         the Offering(1)
-----------------------                      ------------     -----------------     ---------------
The Joseph Stevens Group, LLC(2)........        198,718             198,718                0

Neil Prior..............................        150,000             150,000                0

Jerry Dowell............................        129,566             129,566                0

The Joseph Stevens Group, LLC...........        250,000(3)          250,000                0

(1) Assumes all shares registered herewith are sold by each Selling Stockholder. The referenced offering is not the public offering covered by the accompanying Prospectus.

(2) The sole stockholder of The Joseph Stevens Group, Inc. is The Joseph Stevens Group, LLC ("JSG"). The equity members of JSG are Joseph Elizondo, Steve Rohrlick and Western Horizons, Ltd., who are owners, respectively, of 44.3%, 44.3% and 11.4%, respectively, of the equity interest in JSG. See "The Stevens Merger."


(3)   Represents the warrants being registered hereunder.

Outstanding Common Stock.


            As of the date of this Prospectus Supplement, the Company has issued and outstanding 7,497,096 shares of Common Stock. See "Capitalization."


                              PLAN OF DISTRIBUTION

            The Selling Securityholders may from time to time sell all or a portion of their Registered Securities in the over-the-counter market or on any national securities exchange or automated interdealer quotation system on which the Registered Securities may hereafter be listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The Registered Securities may be sold directly or through brokers or dealers or in a distribution by one or more underwriters on a firm commitment or best efforts basis. The methods by which the Registered Securities may be sold include (i) a block trade (which may involve crosses) in which the broker or dealer engaged will attempt to sell the Registered Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, (ii) purchases by a broker or dealer as principal and resales by such broker dealer for its account pursuant to this Prospectus Supplement, (iii) ordinary brokerage transactions and transactions in which the broker solicits purchasers or to or through marketmakers, (iv) transactions in put or call options or other rights (whether exchange-listed or otherwise) established after the effectiveness of the Registration Statement of which this Prospectus Supplement is a part and (v) privately negotiated transactions. In addition, any of the Registered Securities that qualify for sale pursuant to Rule 144 under the Securities Act may be sold in transactions complying with such Rule, rather than pursuant to this Prospectus Supplement.


            In the case of the sales of the Registered Securities effected to or through broker-dealers, such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders or the purchasers of the Registered Securities, sold by or through such broker-dealers, or both. The Company has advised the Selling Securityholders that the anti-manipulative provisions of Regulation M under the Exchange Act may apply to their sales in the market and has informed them of the need for delivery of copies of this Prospectus Supplement. The Company is not aware as of the date of this Prospectus Supplement of any agreements between any of the Selling Securityholders and any broker-dealers with respect to the sale of the Registered Securities. The Selling Securityholders and any broker-dealers or agents participating in the distribution of the Securities may be deemed to be "underwriters" within the meaning of the Securities Act and any commissions received by any such broker-dealers or agents and profit on any resale of the Registered Securities may be deemed to be underwriting commissions under the Securities Act. The commissions received by a broker-dealer or agent may be in excess of customary compensation. The Company will receive no part of the proceeds from the sale of any of the Registered Securities by the Selling Securityholders.

            The Company will pay all costs and expenses incurred in connection with the registration under the Securities Act of the Registered Securities offered by the Selling Securityholders, including without limitation all registration and filing fees, listing fees, printing expenses, fees and disbursements of counsel and accountants for the Company. Each Selling Securityholder will pay all brokerage fees and commissions, if any, incurred in connection with the sale of the Registered Securities owned by the Selling Securityholder. In addition, the Company has agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act.


            There is no assurance that any of the Selling Securityholders will sell any or all of the Registered Securities offered by them.

                                 LEGAL OPINIONS

            The validity of the shares of Common Stock offered hereby was passed upon for the Company by Phillips Nizer Benjamin Krim & Ballon LLP, New York, New York.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. Indemnification of Directors and Officers.

            The Registrant has authority under Section 145 of the Delaware General Corporations Law to indemnify its directors and officers to the extent provided in such statute. The Registrant's Amended and Restated Certificate of Incorporation provides that the Registrant shall indemnify its executive officers and directors to the fullest extent permitted by law either now or hereafter. The Registrant has also entered into an agreement with each of its directors and certain of its officers wherein it has agreed to indemnify each of them to the fullest extent permitted by law.

            At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.



ITEM 25. Other Expenses of Issuance and Distribution.


            The Registrant estimates that expenses payable by the Registrant in connection with the offering described in this registration statement (excluding the Solicitation Fee) will be as follows:

            Printing and engraving expenses.............................. 20,000
            Accounting fees and expenses................................. 30,000
            Legal fees and expenses...................................... 60,000
            Miscellaneous................................................ 13,187
                                                                          ------
                              Total.................................... $123,187
                                                                        ========

            All amounts are estimated.


ITEM 26. Recent Sales of Unregistered Securities.

            In connection with the initial capitalization of the Company, the Company issued 3,229,600 shares of Common Stock to the officers and directors of the Company in exchange for subscriptions receivable of $32,296 (par value). The offering was made in reliance on Section 4(2) of the Securities Act as a transaction not involving any public offering. Each of the investors was an officer or director of the Company, or a sophisticated investor familiar with the Company.

            In December 1995, in connection with the purchase of assets of 1-800 Low-Airfare, Inc. and its wholly-owned subsidiary S. Travel, Inc. (collectively, the "Predecessor Business") and the assumption by the Company of certain of its liabilities, the Company agreed to issue an aggregate of 300,000 shares of Common Stock to creditors of the Predecessor Business who chose to convert debt held by them at the rate of $10.00 of such debt in the Predecessor Business per share of the Company's Common Stock. Approximately 50 creditors of the Predecessor Business elected to convert $1,664,340 of such indebtedness for 166,434 shares of Common Stock. The remaining 133,566 shares were issued to S. Travel, Inc. The offering was made in reliance on Section 4(2) of the Securities Act as a transaction not involving any public offering. No public solicitation was made in connection with that offering which was limited to creditors of the Predecessor Business. Further, the Company believes that each of the persons or entities who elected to convert their debt for shares in the Company was a sophisticated investor.

            During 1996 the Company issued an aggregate of 713,709 shares of Common Stock to the following employees, consultants, third party service providers, its landlord and lenders in satisfaction of amounts due for services rendered, rent and as penalties for failure to timely repay amounts loaned to the Company:


                                                      # of Shares      Value ($)
                                                                       of Shares

Steve Clarke...................................            20,000         50,000

Michael Cantor.................................            10,000         12,000

Jose Colon.....................................             2,500          3,000

JFJ Real Estate LP.............................            40,000        100,000

Michael Cantor.................................           220,600        551,500

Jose Colon.....................................            30,000         75,000

Mark Mastrini..................................           100,000        120,000

Thomas Stalzer.................................            25,000         30,000

Pasquale Guadagno..............................             5,000          6,000

Scot Spencer...................................           150,000        300,000

Michael Cantor.................................            50,609        101,218

Perry Trebatch.................................            60,000        120,000
                                                           ------        -------

                                                          713,709     $1,468,718
                                                          =======     ==========


The offerings were made in reliance on Section 4(2) of the Securities Act as transactions involving a limited number of offerees and not involving any public offering. Further, with the exception of JFJ Real Estate LP, the Company's landlord, each of the investors had a pre-existing relationship with the Company, as officer, director, shareholder, creditor or counsel, and the Company believes that all of the investors were sophisticated investors capable of evaluating the works of an investment in the Company.

            In December 1995 the Company issued 20,000 shares of Common Stock to a lender in satisfaction of debt outstanding. The offering was made in reliance on Section 4(2) of the Securities Act as a transaction not involving any public offering. The Company believes that such lender was a sophisticated investor.

            In 1996 the Company sold and issued 1,387,500 shares of Common Stock to investors in a private placement conducted through various individuals who were paid finder's fees. The Common Stock was sold at an average price per share of $2.11 to the persons set forth below:

Buyer Name                                               # Shares       $ Amount
----------

Herbert Wolas, Tte.............................            40,000         80,000

Casino Partners................................            40,000         80,000

Warren Smith...................................            20,000         50,000

Stan Erickson..................................            40,000         80,000

Michael Smith..................................            40,000         80,000

Joseph Smith...................................            40,000         80,000

Alfred Angrisani...............................            40,000         80,000

Jack Threadgill................................            80,000        160,000

Barry Saunders.................................            40,000        100,000

Rex Beal.......................................            20,000         41,000

Perry Trebatch.................................           100,000        200,000

Don Clancy.....................................            20,000         42,000

Andrew Shevins.................................            20,000         42,000

Mees Pierson (Bahamas) Ltd.....................           425,000        850,000

George Fina....................................            20,000         50,000

Arthur Pava....................................            40,000        100,000

Albert Wardi...................................            12,500         25,000

Charles Roeske.................................            20,000         40,000

B.A. Bobanic...................................            10,000         25,000

Edward Marini..................................            20,000         40,000

Michael Smith..................................            10,000         20,000

Robert Horowitz................................            40,000        100,000

Ernest Gottdiener..............................            40,000        100,000

Eric Hamilton..................................            40,000        100,000

Jack Busselle..................................            20,000         50,000

Andrew Shevins.................................            20,000         50,000

Harry Baron....................................            40,000         80,000

Alfred Angrisani...............................            40,000         80,000

Romajo Partners LP.............................            50,000        100,000
                                                           ------        -------

                                                        1,387,500     $2,925,000
                                                        =========     ==========

            The individuals set forth below were paid the following fees in connection with their placement of the Company's securities in the private placement: (i) Pasquale Guadagno (Director) -- $45,000; (ii) Mark D. Mastrini (President, Chief Operating Officer and Director) -- $2,000; (iii) Jerrold B. Sendrow (Vice-President-Finance, Chief Financial Officer, Treasurer and Secretary) -- $2,000; (iv) Scot Spencer (service provider to the Company) -- $231,000; (v) Scott M. Goodman, an unaffiliated third party, $40,000; and (vi) Mario Giovanelli an unaffiliated third party $20,000. Messrs. Mastrini and Sendrow subsequently returned such commissions to the Company. The offering was made in reliance on Section 4(2) of the Securities Act and Regulation D promulgated thereunder, as an offering only to accredited investors. The Company also paid Mr. Guadagno $10,000 in connection with the issuance of shares to one of the Company's lenders.

      During 1997 the Company issued 8,500 shares to the following third party vendors for services rendered:

                                              Reason For
Stockholder Name                               Issuance    # of Shares    Value
----------------

Albert Wardi...............................    Services        3,500     $ 8,750

Barry Saunders.............................    Services        5,000      12,500
                                                               -----      ------

                                                               8,500     $21,250
                                                               =====     =======

The offerings were made in reliance on Section 4(2) of the Securities Act as transactions involving a limited number of offerees and not involving any public offerings. Mr. Saunders has represented to the Company in writing that he is an accredited investor.


            Simultaneously with the Company's initial public offering which closed on January 21, 1998, the Company issued 383,333 shares of its Common Stock to The Joseph Stevens Group, Inc. in connection with the Stevens Merger. Such issuance was made in reliance on Section 4(2) of the Securities Act as a transaction involving a limited number of offerees and not involving any public offering.


ITEM 27. Exhibits and Financial Statement Schedules.

            (a)   Exhibits:

            Exhibit                  Description
            -------                  -----------

            1.1      --   Proposed form of Underwriting Agreement(3)
            1.2      --   Agreement Among Underwriters(3)
            1.3      --   Selected Dealer Agreement(3)
            1.4      --   Representatives' Warrant Agreement(5)
            2.1      --   Asset Purchase Agreement dated as of November 13, 1995
                          among 1-800 Low-Air Fare, Inc., S. Travel, Inc. and
                          the Company(2)
            2.2      --   Amended and Restated Agreement and Plan of Merger
                          dated November 11, 1996 among the Company, Joseph
                          Stevens Group, Inc. and Joseph Stevens Group, LLC(3)
            2.3      --   Amended and Restated Interim Operating Agreement
                          between the Company and Joseph Stevens Group, Inc.(3)
            2.4      --   Form of Indemnity and Release Agreement among the
                          Company, Joseph Stevens Group, Inc., Joseph Stevens
                          Group, LLC, Steve Rohrlick, Joe Elizondo, MOHS, Inc.
                          and WH/JSG LLC (Exhibit C to the Merger Agreement
                          listed as Exhibit 2.2 herein)(5)
            2.5      --   Form of Mutual Release Agreement (Exhibit D to the
                          Merger Agreement listed as Exhibit 2.2 herein)(5)
            2.6      --   Form of Promissory Note from Joseph Stevens Group,
                          Inc. to Joseph Stevens Group, LLC (Exhibit E to the
                          Merger Agreement listed as Exhibit 2.2 herein)(5)
            2.7      --   Form of Escrow Agreement by and among the Company,
                          Joseph Stevens Group, Inc. and Vincent, Berg, Stalzer,
                          Menendez, P.C. (Exhibit F to the Merger Agreement
                          listed as Exhibit 2.2 herein)(5)
            2.8      --   First Amendment dated September 9, 1997 to Amended and
                          Restated Agreement and Plan of Merger(5)
            2.9      --   Second Amendment dated October 17, 1997 to Amended and
                          Restated Agreement and Plan of Merger(6)

            2.10     --   Third Amendment dated October 29, 1997 to Amended and
                          Restated Agreement and Plan of Merger (8)
            2.11     --   Fourth Amendment dated December 16, 1997 to Amended
                          and Restated Agreement and Plan of Merger (8)
            3.1      --   Proposed form of Registrant's Amended and Restated
                          Certificate of Incorporation(3)(5)
            3.2      --   Proposed form of Registrant's Amended and Restated
                          Bylaws(3)(5)
            4.1      --   Specimen Common Stock certificate(5)
            4.2      --   Specimen Warrant Certificate and Form of Warrant
                          Agreement(3)
            5.1      --   Opinion of Phillips Nizer Benjamin Krim & Ballon LLP
                          as to the validity of the Common Stock being
                          registered(5)
            10.1     --   Form of Registrant's 1997 Stock Option Plan(2)
            10.2     --   Promissory Note of the Company dated November 7,95 in
                          the amount of $30,000 to the order of S. Travel, Inc.
                          due and payable November 7, 1997(2)
            10.3     --   Promissory Note of the Company dated November 7, 1995
                          in the amount of $30,000 to the order of S. Travel,
                          Inc. due and payable November 7, 1998(2)
            10.4     --   Redemption Agreement between the Company and Michael
                          Cantor(2)
            10.5     --   Form of Redemption Agreement between the Company and
                          Jose Colon(3)
            10.6     --   Agreement between the Company and Perry Trebatch(2)
            10.7     --   Lease dated February 10, 1996 by and between JFJ Real
                          Estate Limited Partnership and the Company(2)
            10.8     --   Airlines Reporting Corporation ("ARC") Agent Reporting
                          Agreement(2)
            10.9     --   Letter dated March 6, 1996 from ARC approving change
                          of ownership(2)
            10.10    --   Subscriber Service Agreement dated November 27, 1995
                          between the Company and Payroll Transfers Interstate,
                          Inc.(2)
            10.11    --   Form of Employment Agreement between the Company and
                          Mark D. Mastrini(2)(5)
            10.12    --   Form of Employment Agreement between the Company and
                          Jerrold B. Sendrow(2)(5)
            10.13    --   Form of Employment Agreement between the Company and
                          Biagio Bellizzi(2)(5)
            10.14    --   Form of Consulting Agreement between the Company and
                          Lucien Bittar(3)
            10.15    --   Agreement dated as of March 1, 1997 by and between the
                          Company and Global Discount Travel Services(3)
            10.16*   --   SABRE Subscriber Agreement dated as of January 28,
                          1994 by and between S. Travel, Inc., (the Company's
                          predecessor entity), and American Airlines, Inc.(3)(4)
            10.17*   --   Amendment No. 1 to SABRE Subscriber Agreement dated
                          February 14, 1994 by and between 1-800 Low-Air Fare
                          Travel (predecessor entity of the Company), and
                          American Airlines, Inc.(3)(4)
            10.18*   --   Suspension of Service Agreement dated April 3, 1996 by
                          and between the Company and American Airlines,
                          Inc.(3)(4)
            10.19*   --   Amendment to SABRE Subscriber Agreement dated July 19,
                          1996 by and between the Company, and American
                          Airlines, Inc.(3)(4)
            10.20*   --   SABRE Subscriber Agreement dated November 20, 1996 by
                          and between the Company and The SABRE Group,
                          Inc.(3)(4)
            10.21*   --   Cluster Amendment to SABRE Subscriber Agreement dated
                          November 20, 1996 by and between the Company and The
                          SABRE Group, Inc.(3)(4)
            10.22    --   Lease Agreement effective November 27, 1995 between
                          the Company and Roque De La Fuente Alexander Revocable
                          Trust No. 1, and addendum thereto dated June 27,
                          1995(3)
            10.23    --   Form of Promissory Note in the amount of $50,000
                          issued by Michael Gaggi to the Company(5)
            10.24    --   Form of Promissory Note in the amount of $9,000 issued
                          by Lucien Bittar to the Company(5)
            10.25    --   Form of Promissory Note in the amount of $50,000
                          issued by Vito Balsamo to the Company(5)
            10.26    --   Form of Registration Rights Agreement by and among the
                          Company and Michael Gaggi and Pasquale Guadagno(5)

            10.27    --   Amended Release and Redemption Agreement, dated
                          September 4, 1997, between the Company and Michael
                          Cantor (amending the agreement listed as Exhibit 10.4
                          above)(5)
            10.28    --   Amended Release and Redemption Agreement, dated
                          September 4, 1997, between the Company and Jose Colon
                          (amending the agreement listed as Exhibit 10.5
                          above)(5)
            10.29    --   Form of Amendment to Agreement, dated September ,
                          1997, between the Company and Perry Trebatch (amending
                          the agreement listed as Exhibit 10.6 above)(5)
            10.30    --   Form of Amendment to Agreement, dated November , 1997,
                          between the Company and Perry Trebatch (amending the
                          agreement listed as Exhibit 10.6 above, as amended by
                          the agreement listed as Exhibit 10.29 above)(6)
            10.31    --   Amended and Restated Release and Redemption Agreement,
                          dated November , 1997, between the Company and Michael
                          Cantor (amending the agreement listed as Exhibit 10.4
                          above, as amended by amended agreement listed as
                          Exhibit 10.27 above)(6)
            10.32    --   Amended and Restated Release and Redemption Agreement,
                          dated November , 1997, between the Company and Jose
                          Colon (amending the agreement listed as Exhibit 10.5
                          above, as amended by amended agreement listed as
                          Exhibit 10.28 above)(6)
            10.33    --   Form of Registrant's 1998 Stock Option Plan(1)
            11.1     --   Statement regarding computation of per share
                          earnings(8)
            12.1     --   Statement regarding computation of ratios(8)
            21.1     --   Subsidiaries of the Registrant(2)
            23.1     --   Consent of Phillips Nizer Benjamin Krim & Ballon LLP
                          (included in its opinion filed as Exhibit 5.1)
            23.2     --   Consent of Killman, Murrell & Company(5)(6)(7)(8)(1)
            23.3     --   Consent of Accetta and Olmstead, Accountancy
                          Corporation(2)(6)(7)(8)
            23.4     --   Consent of Feldman Radin & Co., P.C.(2)(5)(6)(7)(8)
            23.5     --   Consent of Feldman Radin & Co., P.C. regarding
                          termination of engagement(3)(5)(6)(7)(8)
            24.1     --   Reference is made to the Signatures section of the
                          Registration Statement filed on June 2, 1997 for the
                          Power of Attorney contained therein

(1) Filed herewith.


(2) Filed on June 2, 1997.

(3) Filed on July 24, 1997

(4) Refiled on August 22, 1997

(5) Filed on September 12, 1997

(6) Filed on November 6, 1997

(7) Filed on December 2, 1997


(8) Filed on December 17, 1997


* Portions of this exhibit are the subject of a confidential treatment request.

(b) Financial Statement Schedules:

            The following supplemental schedules can be found on the indicated pages of this Registration Statement.

            Item                                                  Page
            ----                                                  ----

            All other schedules for which provision is made in the applicable accounting regulations of the Commission are not required under the related instructions or are not applicable, and therefore have been omitted.

ITEM 28. Undertakings.

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement; and

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

      (b) The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      (d) The undersigned registrant hereby undertakes that:

            (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon

      Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

            (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (e) The undersigned registrant hereby undertakes to provide appropriate disclosure in the event that any of the underwriters in the offering contemplated hereby enter into transactions with any of the selling security holders or waive the lock-ups applicable to such selling security holders' securities. Such disclosure will be accomplished by means of a "Sticker" supplement to the prospectus if such transactions involve from 5% up to 10% of the registered security holders' securities as provided in Rule 424(e) and if such transactions involve more than 10% of the registered security holders securities' by means of a post effective amendment to this registration statement.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida on January 5, 1999.


                                    800 TRAVEL SYSTEMS, INC.



                                    By: /s/ MARK D. MASTRINI
                                        ----------------------------------------
                                        Mark D. Mastrini, President,
                                        Chief Executive Officer,
                                        Chief Operating Officer and Director


            Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the date indicated.


         Signature                   Title                       Date
         ---------                   -----                       ----

/s/ MARK D. MASTRINI          President, Chief Executive         January 5, 1999
---------------------------     Officer, Chief Operating
    Mark D. Mastrini            Officer and Director


/s/ JERROLD B. SENDROW        Vice President -- Finance,         January 5, 1999
---------------------------     Treasurer and Secretary
    Jerrold B. Sendrow          (principal accounting officer)


/s/ PASQUALE GUADAGNO         Director                           January 5, 1999
---------------------------
    Pasquale Guadagno


/s/ MICHAEL GAGGI             Director                           January 5, 1999
---------------------------
    Michael Gaggi


                              Chairman of the Board              January _, 1999
---------------------------
    George A. Warde


/s/ CARL A. BELLINI           Director                           January 5, 1999
---------------------------
    Carl A. Bellini


                              Director                           January _, 1999
---------------------------
    L. Douglas Bailey

                                  EXHIBIT INDEX

            Exhibit                  Description
            -------                  -----------

            1.1      --   Proposed form of Underwriting Agreement(3)
            1.2      --   Agreement Among Underwriters(3)
            1.3      --   Selected Dealer Agreement(3)
            1.4      --   Representatives' Warrant Agreement(5)
            2.1      --   Asset Purchase Agreement dated as of November 13, 1995
                          among 1-800 Low-Air Fare, Inc., S. Travel, Inc. and
                          the Company(2)
            2.2      --   Amended and Restated Agreement and Plan of Merger
                          dated November 11, 1996 among the Company, Joseph
                          Stevens Group, Inc. and Joseph Stevens Group, LLC(3)
            2.3      --   Amended and Restated Interim Operating Agreement
                          between the Company and Joseph Stevens Group, Inc.(3)
            2.4      --   Form of Indemnity and Release Agreement among the
                          Company, Joseph Stevens Group, Inc., Joseph Stevens
                          Group, LLC, Steve Rohrlick, Joe Elizondo, MOHS, Inc.
                          and WH/JSG LLC (Exhibit C to the Merger Agreement
                          listed as Exhibit 2.2 herein)(5)
            2.5      --   Form of Mutual Release Agreement (Exhibit D to the
                          Merger Agreement listed as Exhibit 2.2 herein)(5)
            2.6      --   Form of Promissory Note from Joseph Stevens Group,
                          Inc. to Joseph Stevens Group, LLC (Exhibit E to the
                          Merger Agreement listed as Exhibit 2.2 herein)(5)
            2.7      --   Form of Escrow Agreement by and among the Company,
                          Joseph Stevens Group, Inc. and Vincent, Berg, Stalzer,
                          Menendez, P.C. (Exhibit F to the Merger Agreement
                          listed as Exhibit 2.2 herein)(5)
            2.8      --   First Amendment dated September 9, 1997 to Amended and
                          Restated Agreement and Plan of Merger(5)
            2.9      --   Second Amendment dated October 17, 1997 to Amended and
                          Restated Agreement and Plan of Merger(6)
            2.10     --   Third Amendment dated October 29, 1997 to Amended and
                          Restated Agreement and Plan of Merger (8)
            2.11     --   Fourth Amendment dated December 16, 1997 to Amended
                          and Restated Agreement and Plan of Merger (8)
            3.1      --   Proposed form of Registrant's Amended and Restated
                          Certificate of Incorporation(3)(5)
            3.2      --   Proposed form of Registrant's Amended and Restated
                          Bylaws(3)(5)
            4.1      --   Specimen Common Stock certificate(5)
            4.2      --   Specimen Warrant Certificate and Form of Warrant
                          Agreement(3)
            5.1      --   Opinion of Phillips Nizer Benjamin Krim & Ballon LLP
                          as to the validity of the Common Stock being
                          registered(5)
            10.1     --   Form of Registrant's 1997 Stock Option Plan(2)
            10.2     --   Promissory Note of the Company dated November 7,95 in
                          the amount of $30,000 to the order of S. Travel, Inc.
                          due and payable November 7, 1997(2)
            10.3     --   Promissory Note of the Company dated November 7, 1995
                          in the amount of $30,000 to the order of S. Travel,
                          Inc. due and payable November 7, 1998(2)
            10.4     --   Redemption Agreement between the Company and Michael
                          Cantor(2)
            10.5     --   Form of Redemption Agreement between the Company and
                          Jose Colon(3)
            10.6     --   Agreement between the Company and Perry Trebatch(2)
            10.7     --   Lease dated February 10, 1996 by and between JFJ Real
                          Estate Limited Partnership and the Company(2)
            10.8     --   Airlines Reporting Corporation ("ARC") Agent Reporting
                          Agreement(2)
            10.9     --   Letter dated March 6, 1996 from ARC approving change
                          of ownership(2)

            10.10    --   Subscriber Service Agreement dated November 27, 1995
                          between the Company and Payroll Transfers Interstate,
                          Inc.(2)
            10.11    --   Form of Employment Agreement between the Company and
                          Mark D. Mastrini(2)(5)
            10.12    --   Form of Employment Agreement between the Company and
                          Jerrold B. Sendrow(2)(5)
            10.13    --   Form of Employment Agreement between the Company and
                          Biagio Bellizzi(2)(5)
            10.14    --   Form of Consulting Agreement between the Company and
                          Lucien Bittar(3)
            10.15    --   Agreement dated as of March 1, 1997 by and between the
                          Company and Global Discount Travel Services(3)
            10.16*   --   SABRE Subscriber Agreement dated as of January 28,
                          1994 by and between S. Travel, Inc., (the Company's
                          predecessor entity), and American Airlines, Inc.(3)(4)
            10.17*   --   Amendment No. 1 to SABRE Subscriber Agreement dated
                          February 14, 1994 by and between 1-800 Low-Air Fare
                          Travel (predecessor entity of the Company), and
                          American Airlines, Inc.(3)(4)
            10.18*   --   Suspension of Service Agreement dated April 3, 1996 by
                          and between the Company and American Airlines,
                          Inc.(3)(4)
            10.19*   --   Amendment to SABRE Subscriber Agreement dated July 19,
                          1996 by and between the Company, and American
                          Airlines, Inc.(3)(4)
            10.20*   --   SABRE Subscriber Agreement dated November 20, 1996 by
                          and between the Company and The SABRE Group,
                          Inc.(3)(4)
            10.21*   --   Cluster Amendment to SABRE Subscriber Agreement dated
                          November 20, 1996 by and between the Company and The
                          SABRE Group, Inc.(3)(4)
            10.22    --   Lease Agreement effective November 27, 1995 between
                          the Company and Roque De La Fuente Alexander Revocable
                          Trust No. 1, and addendum thereto dated June 27,
                          1995(3)
            10.23    --   Form of Promissory Note in the amount of $50,000
                          issued by Michael Gaggi to the Company(5)
            10.24    --   Form of Promissory Note in the amount of $9,000 issued
                          by Lucien Bittar to the Company(5)
            10.25    --   Form of Promissory Note in the amount of $50,000
                          issued by Vito Balsamo to the Company(5)
            10.26    --   Form of Registration Rights Agreement by and among the
                          Company and Michael Gaggi and Pasquale Guadagno(5)
            10.27    --   Amended Release and Redemption Agreement, dated
                          September 4, 1997, between the Company and Michael
                          Cantor (amending the agreement listed as Exhibit 10.4
                          above)(5)
            10.28    --   Amended Release and Redemption Agreement, dated
                          September 4, 1997, between the Company and Jose Colon
                          (amending the agreement listed as Exhibit 10.5
                          above)(5)
            10.29    --   Form of Amendment to Agreement, dated September ,
                          1997, between the Company and Perry Trebatch (amending
                          the agreement listed as Exhibit 10.6 above)(5)
            10.30    --   Form of Amendment to Agreement, dated November , 1997,
                          between the Company and Perry Trebatch (amending the
                          agreement listed as Exhibit 10.6 above, as amended by
                          the agreement listed as Exhibit 10.29 above)(6)
            10.31    --   Amended and Restated Release and Redemption Agreement,
                          dated November , 1997, between the Company and Michael
                          Cantor (amending the agreement listed as Exhibit 10.4
                          above, as amended by amended agreement listed as
                          Exhibit 10.27 above)(6)
            10.32    --   Amended and Restated Release and Redemption Agreement,
                          dated November , 1997, between the Company and Jose
                          Colon (amending the agreement listed as Exhibit 10.5
                          above, as amended by amended agreement listed as
                          Exhibit 10.28 above)(6)
            10.33    --   Form of Registrant's 1998 Stock Option Plan(8)
            11.1     --   Statement regarding computation of per share
                          earnings(8)
            12.1     --   Statement regarding computation of ratios(8)
            21.1     --   Subsidiaries of the Registrant(2)
            23.1     --   Consent of Phillips Nizer Benjamin Krim & Ballon LLP
                          (included in its opinion filed as Exhibit 5.1)
            23.2     --   Consent of Killman, Murrell & Company(5)(6)(7)(8)(1)

            23.3     --   Consent of Accetta and Olmstead, Accountancy
                          Corporation(2)(6)(7)(8)
            23.4     --   Consent of Feldman Radin & Co., P.C.(2)(5)(6)(7)(8)
            23.5     --   Consent of Feldman Radin & Co., P.C. regarding
                          termination of engagement(3)(5)(6)(7)(8)
            24.1     --   Reference is made to the Signatures section of the
                          Registration Statement filed on June 2, 1997 for the
                          Power of Attorney contained therein


(1) Filed herewith.


(2) Filed on June 2, 1997.

(3) Filed on July 24, 1997

(4) Refiled on August 22, 1997

(5) Filed on September 12, 1997

(6) Filed on November 6, 1997

(7) Filed on December 2, 1997


(8) Filed on December 17, 1997


* Portions of this exhibit are the subject of a confidential treatment request.